Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-1

Registration Statement Under The Securities Act Of 1933
___________________

EARLYDETECT INC.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	2835 (Primary Standard Industrial Classification Code Number)	88-0368729 (IRS Employer Identification No.)

2082 Michelson Dr., Suite 212 Irvine, CA 92612 (949) 553-1127 (Address and telephone number of principal executive offices and principal place of business)

Charles A. Strongo
Chief Executive Officer
2082 Michelson Dr., Suite 212
Irvine, CA 92612
(949) 553-1127
(Name, address and telephone number for agent for service)

Copies of all communications to:

Raymond A. Lee, Esq. Chris Y. Chen, Esq. Greenberg Traurig, LLP 650 Town Center Drive, Suite 1700 Costa Mesa, CA 92626 (714) 708-6500	David S. Cooper, Esq. Daniel H. Kolber, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. 3414 Peachtree Road, Suite 1600 Atlanta, GA 30326 (404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	3,050,000(1)	$10.00(2)	$30,500,000(2)	$936.35

Common stock, par value $0.001 per share	3,555,206(3)	$10.00(4)	$35,552,060(4)	$1,091.45

(1)	Includes 50,000 shares issued to the underwriters as part of compensation in connection with the offering.

(2)
The registration fee for securities to be offered by the Registrant is based on the offering price and such estimate is solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 3,555,206 shares of common stock previously issued to such selling stockholders as named in the Resale Prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus to be used in connection with the initial public offering of up to 3,000,000 shares of the Registrant's common stock through the underwriters named on the cover page of that prospectus (the "IPO Prospectus"). In addition, the Registrant registering on this Registration Statement for the resale of up to 3,555,206 shares of its common stock held by selling stockholders. Consequently, this Registration Statement contains a second prospectus to cover these possible resales (the "Resale Prospectus") by certain of the Registrant's stockholders named on the Resale Prospectus (the "Selling Stockholders"). The IPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section beginning on page 6;

•	they contain different Use of Proceeds sections on page 16;

•	the Capitalization section is deleted from the Resale Prospectus on page 17;

•	the Dilution section is deleted from the Resale Prospectus on page 17;

•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 41A;

•	references in the IPO Prospectus to the Resale Prospectus is deleted from the Resale Prospectus;

•	the Shares Eligible for Future Sale section is deleted from the Resale Prospectus on page 42;

•	the Certain Material U.S. Federal Income Tax Consequences to Non-US Holders section is deleted from the Resale Prospectus on page 43;

•	the Underwriting section from the IPO Prospectus on page 46 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•	the Legal Matters section in the Resale Prospectus on page 49 deletes the reference to counsel for the underwriters that is contained in the IPO Prospectus; and

•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THIS OFFERING. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2007

PROSPECTUS
3,000,000 Shares
Maximum offering of 3,000,000 shares
Minimum offering of 1,000,000 shares
Common Stock
$10.00 per Share

EARLYDETECT INC.

[LOGO]
______________

This is a public offering of 3,000,000 shares of common stock by EarlyDETECT Inc. We are offering through our underwriters on a best efforts basis a minimum of 1,000,000 shares and up to a maximum of 3,000,000 shares of our common stock. The offering period shall commence on the effective date of this prospectus until the earlier of: December 31, 2007 or the date we have sold all of the shares we are offering or such other date as may be agreed upon by our underwriters and us.

Until the closing of the offering, all proceeds received from this offering will be placed into a non interest-bearing escrow account at [_____________] and will not be released until at least the minimum offering of 1,000,000 shares of common stock are subscribed for and paid for. If the minimum offering is not reached within ___ days from the date of this Prospectus (unless we extend it with the consent of the underwriters for up to ___ additional days), all funds placed in the escrow account will be promptly returned without interest. Purchasers of our common stock will have no right to the return of their funds during the term of the escrow. The termination date for the maximum offering is ___ days from the date of this Prospectus. See “Underwriting.”

We anticipate that the initial public offering price of our common stock will be $10.00 per share. Assuming an initial public offering price of $10.00 per share, the aggregate purchase price of the common stock offered hereby would be $10,000,000 for the minimum offering and $30,000,000 for the maximum offering.

EarlyDETECT Inc. is a Nevada corporation that was formed on September 19, 1996 under the name “Advance Medical Systems Inc.” and on June 25, 2002 changed its name to “EarlyDETECT Inc.” This is an initial public offering of our common stock and prior to this offering there has been no public market for our securities. EarlyDETECT Inc. (“EDI”) is an early stage company that has not generated any net revenues. Our products are currently available for purchase at certain retail chain outlets and elsewhere as more fully explained herein. We need money from this offering in order to increase our manufacturing, marketing, and sales effort among other uses.

We are applying to have our common stock quoted for trading on the Nasdaq Capital Market under the symbol “ERLY”. There can be no guarantee that we will be successful in having our stock listed thereon although we believe we will meet the Nasdaq Capital Market minimum listing requirements.

See the Risk Factors listed under “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Public Offering Price	Proceeds to Us(1)
Per share	$	$
Minimum offering	$	$
Maximum offering	$	$

(1) The expenses of this offering will include an aggregate of 11% of the gross proceeds from the offering payable to the underwriters, including commission and non-accountable marketing expense allowance. Such fees and expenses range from $1,100,000 for the minimum offering to $3,300,000 for the maximum offering. In addition, we have issued to the underwriters 50,000 shares of common stock and a warrant to purchase that number of common stock equal to 10% of the number of shares sold in the offering.

MidSouth Capital, Inc.

The date of this Prospectus is ________________, 2007

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other then the date on the front of this prospectus.

Prospectus Summary	1
Selected Financial Data	7
Risk Factors	8
Cautionary Statement Concerning Forward-Looking Information	15
Use of Proceeds	16
Dividend Policy	16
Capitalization	17
Dilution	17
Description of Business	18
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Legal Proceedings	33
Management	34
Related Party Transactions	40
Security Ownership of Certain Beneficial Owners and Management	40
Description of Capital Stock	42
Shares Eligible for Future Sale	42
Certain Material United States Federal Income Tax Consequences to Non-U.S. Holders	43
Underwriting	46
Legal Matters	47
Experts	47
Where You Can Find More Information	47
Index To Financial Information	48

Until [_____________], 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus before making an investment decision. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Rick Factors” and other sections of the prospectus.

In this prospectus, the words “EarlyDETECT,” “EDI,” “company,” “we,” “our,” “ours” and “us” refer only to EarlyDETECT Inc. and our wholly owned subsidiaries, unless the context indicates otherwise. The following summary contains basic information about this offering. You should read carefully this entire prospectus, including the “Risk Factors,” financial information and related notes, as well as the documents we have incorporated by reference into this prospectus before making an investment decision.

Company Background and Products

Our company was incorporated in the State of Nevada on September 19, 1996 under the name “Advance Medical Systems Inc.” and, on June 25, 2002, we changed our name to “EarlyDETECT Inc.” Our company was founded to develop, manufacture and market in vitro diagnostic (IVD) tests for over-the-counter (OTC or consumer), and point-of-care (POC or professional) use markets. At our inception we tried to market our products outside the United States, primarily Canada. In 2004, we stopped all our marketing and sales efforts in Canada, and we decided to sell in the United States the 20 products we now offer. Our company currently manufactures and markets a range of diagnostic test kits for consumer use through over-the-counter (OTC) sales, and for use by health care professionals, generally located at medical clinics, physician offices and hospitals known as Points-of-Care (POC), in the United States. These test kits are known as in vitro diagnostic test kits or “IVD” products.

We believe that based on publicly available information that worldwide sales of at-home healthcare-related diagnostic kits have increased from $2.9 billion in 1999 to more than $6 billion in 2006 and is continuing to grow annually.

Currently we market 20 products consisting of ten OTC products and ten POC products in the U.S. Two of the 20 products are assembled and packaged differently and are sold in both the OTC and POC markets. Of the ten POC products, we manufacture three of them and the remaining 18 products we repackage and add certain components depending on the products. With respect to the products we do not manufacture directly, we buy components from various FDA inspected and registered facilities located throughout the U.S. that have met certain requirements in order to be designated as GMP facilities. GMP means good manufacturing practices. These components are delivered to our facility located in San Diego, California (the “San Diego Facility”) where they are repackaged, assembled, labeled and inserted in their final containers. Some of the components used in our products do not need to be manufactured at FDA inspected and registered facilities. Examples of such components are lance sets to puncture skin, bandages and alcohol. At the San Diego Facility, we also insert in each package pre-printed instructions. We use different labels depending on whether a product is destined for the OTC or POC markets. We obtain the cardboard packaging that our final products are placed in from a single supplier. We manufacture our own labels. We discuss our products in greater detail below.

Our OTC distribution channels consist of large chains and smaller retail outlets. We sell directly to the large chains by shipping our products to their respective distribution centers. We sell our products to smaller retail outlets either directly or through a middleman distributor, ANDA Distributors, who distributes to approximately 16,000 stores of which approximately 200 stores currently carry at least one of our OTC products. In addition, approximately 200 small retailers purchase our products directly from us. We also sell our products on the Internet through two websites: Drugstore.com and Amazon.com. Currently we do not sell our products directly to the public because we do not want to compete with our retail outlets.

We sell at least one of the products from our line of OTC products to the following large chain stores, which include drug stores, mass merchandisers, and food stores (some stores do not carry our entire line of OTC products) as set forth in the table below. With the exception of Wal-Mart, we do not sell in all of the stores of each of the retail chains.

EarlyDETECT Distributor Channels

Name of Distribution Outlet	Products Carried by Each Distribution Outlet	Number of Stores in Each Distribution Outlet Carrying Product	Location

Albertson (including Save-On)	Glucose	490	CA, NV, OR, NM, AZ, and UT
Hyvee	Entire Line	495	Midwest
Meijer	Entire Line	365	Midwest
Circle K	Pregnancy	195	CA and NV
Big Lots	Pregnancy	200	CA
PathMark	Entire Line	125	Northeast
General Nutrition	Colorectal, Glucose, Cholesterol	120	Nationwide
Wal-Mart	Colorectal	1,985	Nationwide

In addition to our activities relating to the sales of our 20 products, we are engaged in certain research and development activities in two broad areas: to increase our IVD products line and to continue our attempts to develop two bio-pharmaceutical products. These two products are our H5N1 Avian Flu vaccine for birds and our SB15 compound to treat certain anxiety-related diseases and disorders. Neither of these two products are currently generating any revenue. However, we intend to devote approximately eight percent of the proceeds from this offering to our research and development activities devoted to these two bio-pharmaceutical products and approximately two percent of the proceeds from this offering to enhance our existing IVD product line. There can be no assurance that our research and development efforts will be successful in producing commercially viable products or in improving our existing IVD product line.

We have never been profitable. Since our inception, we have generated aggregate revenues of $1,202,315, of which $763,809 was generated prior to 2004. Since the end of our most recent fiscal year ending August 31, 2006 through the nine months ending May 31, 2007 we have lost $30,325,571 on sales of $287,291. We have suffered significant losses since our inception and these losses have increased yearly with the most significant increase occurring from fiscal year 2005 (a net loss of $5,652,135) to fiscal year 2006 (a net loss of $20,062,078). Our loss of $30,325,571 since August 31, 2006 is primarily attributed to acquisition costs and offsets associated with our acquisitions of Sherman Biotech and Pan Probe Biotech.

We currently manufacture (including repackaging and assembling) and market 20 products for consumer and professional markets in the United States. Except for our DNA Paternity Test, all of our products are sold pursuant to U.S. Food and Drug Administration regulations that apply to screening tests known as Class I and Class II FDA 510(K) tests. See the EarlyDETECT Product List Information Table on page 4. All of our products are designed to provide instant or rapid test results using simple and sanitary testing devices. The results of our IVD tests are designed to be easily read by consumers. Our products do not require refrigeration. Our IVD test kits are packaged individually for the retail market and in bulk for professional channels.

Of our 20 products, ten are sold in the OTC market primarily through large retail chains or smaller retail outlets and ten are sold in the POC market primarily to health clinics, physician offices, correctional institutions, and hospitals. Our products are available through the Internet. We consider our glucose tests as two separate products because we sell it in both the OTC and POC markets with some slight variation. The same holds true for our urinary tract infection tests. When we say we manufacture products we mean that we either combine and repackage components from FDA regulated third party vendors or, we manufacture at least one of the components in the test kit ourselves. Currently, we directly manufacture three POC test kits as follows: pregnancy, menopause, and drugs-of-abuse. The vast majority of our products are sold in packages that carry our EarlyDETECT name and logo, with respect to which we own the trademark. We also sell certain of our products under a different trademark that we own - LiveSURE. Currently, we are selling LiveSURE branded products only to the Big Lots retail chain. The retail prices to the consumer of our OTC products generally range from approximately $9.95 to approximately $19.95 per kit. We sells our POC products by the case of 25 or 50 kits to a case. We charge our POC purchasers per case a range of approximately $5.00 to $265.00 and we charge our wholesale purchasers per kit a range of approximately $3.25 to approximately $180.

The following describes our product line.

EarlyDETECT Pregnancy Wand Test (OTC) and EarlyDETECT Cassette Test (POC): This test series uses simplified technology. It is used by consumers in their home (OTC) and by the professional market (POC) to determine pregnancy. We believe that of all consumer IVD tests on the market sold by us or our competitors, the pregnancy test is the most popular. We know of at least five other companies who compete with us regarding this product.

EarlyDETECT Ovulation Wand Test (OTC) and EarlyDETECT Ovulation Cassette Test (POC): This test series predicts the onset of ovulation. Ovulation tests are widely used by women trying to conceive. We know of at least four other companies who compete with us regarding this product.

EarlyDETECT Menopause Wand Test (OTC) and EarlyDETECT Menopause Cassette Test (POC): This test series is a simple urine-based test to determine if menopause has occurred. This test shows if there is a “high constant” level of follicle-stimulating hormone, indicating that menopause has taken place.

EarlyDETECT Drugs-of-Abuse Cup Test (OTC) and EarlyDETECT Drugs-of-Abuse Dipstick Multipanel Test (POC): This test series detects the presence of metabolites of cocaine, marijuana, methamphetamines, amphetamines, benzodiazepines, PCP, and opiates in urine. The tests are sold to a variety of markets such as parents, governmental agencies, schools, and employers. Our tests are completed onsite within ten minutes.

EarlyDETECT Glucose Test (same product for OTC and POC markets with different packages): This test indicates the apparent presence of diabetes or hypoglycemia. EarlyDETECT Cholesterol Test (OTC) and EarlyDETECT Cholesterol Colormetric Test (POC): This test series determines the levels of cholesterol in whole blood which assists in combating the treat of heart disease.

Early DETECT Cholesterol Test (OTC) and EarlyDETECT Cholesterol Test Colormetric Test (POC): This test series determines the levels of cholesterol in whole blood which assists in combating the threat of heart disease.

EarlyDETECT Urinary Tract Infection Test (same product for OTC and POC markets with different packages): This test determines nitrates in urine, a symptom of urinary tract infection in men and women.

EarlyDETECT Breast Self-Examination Pad (OTC only): This highly sensitive pad is used by women to self-examine their breasts on a routine basis, for the early detection of breast lumps. It reduces the friction of skin against skin, making lumps easier to feel. The test includes a six-minute video demonstrating the correct method of breast self-examination and stressing the need for early detection and treatment of breast cancer.

EarlyDETECT DNA Paternity Test (OTC only): This test is a swab test. A sample is swabbed from the mouth of the mother, father, and child and the sample is sent to an independent unaffiliated lab for testing and analysis of DNA match.

EarlyDETECT Colorectal Test (OTC only): In their early stages, colorectal diseases such as cancer, ulcers, hemorrhoids, polyps, colitis, diverticulitis, and fissures often do not show visible symptoms. This test detects unseen blood and thereby serves as an early warning signal for disease. A tissue is thrown in the toilet and the patient then sees if the tissue changes color thus indicating the presence of blood. We know of only one other competitor offering this type of product.

EarlyDETECT Mononucleosis Test (POC only): This test is an antibody rapid diagnostic test, which indicates mononucleosis using whole blood samples.

EarlyDETECT Strep A Test (POC only): This test is a rapid diagnostic test using reagents added to a swab containing a throat mucus sample.

EarlyDETECT Influenza Test (POC only): This test is a diagnostic test, which indicates antibodies of influenza using whole blood samples.

EarlyDETECT H-Pylori Test (POC only): This ten-minute test determines the presence of the Helicobacter-Pylori bacteria in the digestive system.

EarlyDETECT Fecal Occult Blood (POC only): This test adds reagents to a stool sample to determine the existence of blood in the stool.

EarlyDETECT Product List Information

Name of Product	FDA Class Designation (I, II, III)	510 (K) Number	Over the Counter “OTC”	Point of Care “POC”(1)	Dates

Pregnancy Wand Test	II	K050546	x		5-20-05
Cassette Test	II	K020968		x	7-15-02
Ovulation Wand Test	I	K983113	x		11-18-98
Ovulation Cassette Test	I	K951538		x	7-11-95
Menopause Wand Test	I	K030058	x		7-30-03
Menopause Cassette Test	I	K030058		x	7-30-03
Drugs-of-Abuse Cup Test	II	K992748	x		9-2-99
Drugs-of-Abuse Dipstick Multipanel Test	II	K990325		x	7-14-99
Glucose Test	II	K943503	x	x	7-23-96
Cholesterol Test	II	K943279	x		5/01/95
Cholesterol Colorimetric Test	I	K864159/0		x	6-10-88
Urinary Tract Infection Test	II	K990873	x	x	9-1-99
Breast Self-Examination Pad	II	K991469	x	x	7-20-99
DNA Paternity Test			x
Colorectal Test	II	K850431/A	x		6-17-85
Mononucleosis Test	II	K042272		x	2-23-05
Strep A Test	I	K924007		x	4-6-93
Influenza Test	I	K991633		x	9-24-99
H-Pylori Test	I	K024350		x	4-3-03
Fecal Occult Blood	II	K063673		x	3-5-07
________
(1) Our Glucose Test, Urinary Tract Infection Test, and Breast Self-Examination Pad are the same products for OTC and POC markets, and we include them as part of our ten OTC products but do not double-count them in our ten POC products.

In addition to the products described above, we are engaged in certain research and development activities with the objective of developing and marketing two bio-pharmaceutical drugs - an H5N1 Avian Flu vaccine for birds and a compound we call SB15 that might be used to treat anxiety related diseases and disorders. Neither of these products are ready to be marketed although we believe that the prospects for their development justifies spending approximately 8% of the proceeds from this offering to continue our research and development efforts. As of May 31, 2007 we spent approximately $75,000 and approximately $60,000 for research and development on the H5N1 Avian Bird Flu vaccine and the SB15 compound, respectively. We intend to devote approximately 2% of the proceeds from this offering to continue our research and development activities to improve our existing OTC and POC products lines by enhancing existing products and by adding new products. Currently of the 20 products that we now market we repackage or assemble components from third party vendors with respect to 17 of the products and manufacture three of the products ourselves. To the extent that we have the capacity to manufacture products directly as opposed or repackaging them or assembling them from others our operating margins should improve. Therefore, we intend to devote approximately 5% of the proceeds from this offering for the purpose of enabling us to manufacture products directly. There can be no assurances that we will be successful in manufacturing any or all of our products that we currently repackage or assemble.

On July 26, 2005, we purchased all the issued and outstanding shares of Pan Probe Biotech, Inc., a California corporation (“Pan Probe”), for an aggregate purchase price of $16,000,000 consisting of 2,500,000 shares of EDI common stock (approximately 15% of EDI’s then issued and outstanding shares) valued at $12,500,000 ($5.00 per share) and an EDI note in the amount of $3,500,000 of which $3,500,000 is outstanding and which we intend to retire from the proceeds of this offering. We now operate Pan Probe as a wholly owned subsidiary. We purchased Pan Probe primarily because it employed Dr. Shujie Cui as its lead scientist and because of its leasehold interest in an FDA inspected and registered Class II (which includes Class I products such as our products) approximately 8,800 square foot diagnostic laboratory and plant to manufacture our products. This facility is located at 7936 Trade St., San Diego, CA. We maintain Pan Probe’s Class II status by ensuring it meets FDA Good Manufacturing Practices (GMP’s). The FDA is expected to inspect Pan Probe at least every two years. Dr. Shujie Cui is now our Chief Science Officer. The three POC test products we manufacture directly (pregnancy - cassette, menopause - cassette and drugs-of-abuse) requires us to produce certain reagents and anti-bodies which we do at our Pan Probe facility.

On August 31, 2006, we acquired all the issued and outstanding shares of Sherman Biotech, Inc., a Delaware corporation (“Sherman Biotech”), for an aggregate purchase price of $15,000,000 in shares of our common stock. We now operate Sherman Biotech as a wholly owned subsidiary. We purchased Sherman Biotech primarily because of its knowledge and trade secrets related to its development of a compound known as SB15 which we intend to continue developing with the objective of marketing a commercially viable product that could be used for the treatment of anxiety-related diseases and disorders such as autism and Fragile X Syndrome also known as FXS. There can be no assurances we will be successful in developing SB15.

Our principal executive offices are located at 2082 Michelson Dr., Suite 212, Irvine, California 92612. Our telephone number is (949) 553-1127 and our fax number is (949) 752-6195. Our website address is www.earlydetect.com. The information on, or accessible through, our website is not part of this prospectus.

EarlyDETECT™ and LiveSURE™ are our trademarks. This prospectus also contains trademarks and tradenames of other companies not affiliated with us.

This Offering

Securities offered	A minimum of 1,000,000 shares of common stock and a maximum of 3,000,000 shares of common stock.

Common stock outstanding after this offering if the maximum amount is fully subscribed based on 22,437,099 shares outstanding as of August 1, 2007	25,437,099

Use of proceeds
The principal purposes of this offering are to increase our marketing and sales efforts with respect to our existing line of 20 products, fund our development activities so we can directly manufacture more than our current number of three products instead of repackaging them from components obtained from others, fund the use and operations of a laboratory and manufacturing facility for the purpose of developing two biopharmaceutical products - H5N1 Bird Flu vaccine and SB15 compound, repay certain outstanding loans and increase our working capital and funding for general corporate purposes, including marketing and increasing inventory. See “Use of Proceeds” beginning on page 16.

Risk Factors
The securities offered by this prospectus involve a high degree of risk and should be considered speculative. Investors who cannot afford to lose their entire investment should not purchase the securities. See “Risk Factors” beginning on page 8.

Dividend policy
 We do not anticipate declaring or paying any regular cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our Board of Directors.

Proposed Nasdaq Capital Market symbol	ERLY

We have 22,437,099 shares of common stock outstanding as of August 1, 2007. Unless the context indicates otherwise, all share and per-share common stock information in this prospectus assumes a public offering price of $10.00 per share.

SELECTED FINANCIAL DATA

The following table summarizes historical financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The summary information as of August 31, 2006, 2005, 2004, 2003, and 2002 has been derived from our financial statements.

Statement of Operations Data

	8/31/06	8/31/05	8/31/04	8/31/03	8/31/02

Total Revenues	$118,404	$32,813	$--	$--	$(16)
Cost of Sales	1,414,416	216,233	324,864	324,864	1,470
Operating Expenses
Compensation, professional and consulting fees	9,350,013	5,200,036	3,127,723	--	69,465
Rent	94,755	28,104	40,848	40,848	4,800
Other General and Administrative	393,474	143,175	178,441	3,296,681	807,553
Deprec., Amort., Impairment	8,690,543	66,069	7,325	7,294	989
Other Expense (Interest, net)	237,281	31,331	--	--	--
Income (Loss) from Operations	(20,062,078)	(5,652,135)	(3,679,201)	(3,669,687)	(884,293)
Net Income (Loss)	(20,062,078)	(5,652,135)	(3,679,201)	(3,669,687)	(884,293)

Balance Sheet Data

	8/31/06	8/31/05	8/31/04	8/31/03	8/31/02

Cash and Cash Equivalents	$53,869	$70,276	$-	$-	$10,308
Accounts Receivable	5,256	-	-	4,043	-
Inventory	3,330,209	4,598,540	-	203,728	16,062
Fixed Assets	4,686,012	5,172,955	20,502	27,211	19,958
Other Assets (Patents, Goodwill)	13,432,020	6,559,581	370	400	930,201
Total Assets	21,507,366	16,401,352	20,872	235,382	975,529
Total Liabilities	6,205,636	5,926,898	2,113,064	1,676,941	854,931
Total Stockholders’ Equity	15,301,730	10,474,454	(2,092,192)	(1,441,559)	120,598

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our securities. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected and you could lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

We have a history of significant net operating losses and may never achieve profitability.

We have a history of significant net operating losses. For the year ended August 31, 2006, we had a net loss of approximately $20,062,078, and for the year ended August 31, 2005, we had a net loss of approximately $5,652,135. For the nine month period ended May 31, 2007, we had total revenues of $287,291 and a net loss of approximately $30,325,571. We cannot assure you that we will ever achieve profitability. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. Revenues and profits, if any, will depend upon various factors, including whether we will be able to successfully implement our sales, marketing, and advertising strategies. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. In addition, an inability to achieve profitability could have a detrimental effect on the long term capital appreciation of our common stock.

Our independent auditors have expressed a reservation as to whether we can continue as a going concern.

Our independent auditors’ report on our financial statements included in this registration statement states that our recurring losses and lack of revenue generation to date raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital or generate revenues to sustain our operations. There is no guarantee that we will be able to raise enough capital or generate revenues to sustain our operations.

There can be no assurance that we will be able to generate or secure sufficient funding to successfully execute our business plan. Currently, we only have approximately $12,000 in cash and we continue to incur significant losses.

The working capital requirements associated with our business plan will continue to be significant. The primary requirements are for sales, marketing, and advertising efforts. We estimate that we will need to spend approximately $8,000,000 per year for the next two years to execute our business plan. We will need to raise additional capital in the next twelve months to fully implement our sales, marketing, and advertising strategy. If we do not have sufficient cash from operations, funds available under credit facilities and/or the ability to raise cash through the sale of debt and/or equity securities, or if we cannot issue our capital stock on terms suitable to us, we will be unable to pursue our business strategy, which could have a material adverse effect on our ability to increase our company’s revenue and net income (or reduce our net loss, as applicable) and on our company’s financial condition and results of operations.

If we are unable to attract and retain qualified personnel with experience in the in vitro diagnostics industry, our business could suffer.

Our current and future success depends in part on our ability to identify, attract, assimilate, hire, train and motivate professional, highly-skilled scientific and technical personnel for our research, development and engineering efforts, as well as managerial, and sales and marketing personnel with experience in the in vitro diagnostics industry. If we fail to attract and retain the necessary technical, managerial, and sales and marketing personnel, we may not develop a sufficient customer base to adequately develop our proposed operations, and, as a result, could have a material adverse effect on our company.

Our success depends on our management team.

Our company’s operations are dependent on the continued efforts of our Board of Directors and our executive officers, including Charles A. Strongo, our President, Chief Executive Officer, and Director, and Richard Johnson, our Chief Financial Officer. If either of these individuals becomes unwilling or unable to continue their employment or association with us, our business could be affected materially and adversely. Furthermore, there can be no assurance that our management team will be successful in managing the operations of the company or be able to effectively implement our business strategy. Failure of our management group to successfully manage the operation of our company or to effectively implement our business strategy could have a material adverse effect on our company’s financial condition and results of operations. We have no key man life insurance on any of our executives.

Our executive officers and certain key personnel are critical to our business and have limited experience in running a public company.

As a public company, we will be highly dependent on the expertise of our senior management, particularly our Chief Executive Officer and Chief Financial Officer. Our senior management team has not acted in their current capacities for a public company. Consequently, their focus and attention may be diverted while they familiarize themselves with the requirements of managing a public company.

We currently have existing material weaknesses in our internal control over financial reporting. If we are unable to improve and maintain the quality of our system of internal control over financial reporting, any deficiencies could materially and adversely affect our ability to report timely and accurate financial information about us.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes−Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission and the NASDAQ Stock Market, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

We are responsible for establishing and maintaining effective disclosure controls and procedures and adequate internal control over financial reporting, in each case as prescribed by applicable SEC rules and regulations. Together, these elements are intended to provide reasonable (but not absolute) assurance regarding the reliability of our financial reporting. Management has determined that our disclosure controls and procedures were not effective and that we have material weaknesses in our internal control over financial reporting. Since the time we determined that our disclosure controls and procedures were not effective and identified the material weaknesses in our internal control over financial reporting, we have devoted significant time to developing remedial measures to address these deficiencies. Although we believe that these measures have strengthened our disclosure controls and procedures and our internal control over financial reporting, we cannot be certain that they will ensure that we maintain effective disclosure controls and procedures or adequate internal control over our financial reporting in future periods. Any failure to maintain such effective disclosure controls and procedures or adequate internal control over financing reporting could adversely impact our ability to report our financial results on a timely and accurate basis. If we are no longer able to report our financial results on a timely and accurate basis, we may erode our investors’ understanding of and confidence in our financial reporting, as well as face severe consequences from regulatory authorities, either of which may have a material adverse affect on our business and a negative effect on the trading price of our stock.

If the markets for our products do not develop and expand as we anticipate, demand for our products may decline, which would negatively impact our results of operations and financial performance.

The markets for our products are characterized by rapidly changing technologies, evolving industry standards and frequent new product introductions. Our success is expected to depend, in substantial part, on the timely and successful introduction of new products, upgrades of current products to comply with emerging industry standards, our ability to acquire technologies needed to remain competitive and our ability to address competing technologies and products. In addition, the following factors related to our products and the markets for them could have an adverse impact on our results of operations and financial performance:

• The inability to maintain a favorable mix of products;

• The anticipated level of demand for our products by our customers does not continue. While this demand has been increasing in recent quarters, there is no assurance that this upward trend can be sustained. A leveling or declining demand or an unanticipated change in market demand for products based on a specific technology would adversely affect our ability to sustain recent operating and financial performance; and

• The inability to continue to develop new product lines to address our customers’ diverse needs and the several market segments in which we participate. This requires a high level of innovation, as well as the accurate anticipation of technological and market trends.

Changes in our manufacturing processes or those of our contractors and suppliers could significantly reduce our manufacturing yields and product reliability.

The manufacture of our products involves highly complex and precise processes, requiring production in highly controlled, arid clean environments. In some cases, existing manufacturing techniques, which involve substantial manual labor, may be insufficient to achieve the volume or cost targets of our customers. We will need to develop new manufacturing processes and techniques to achieve targeted volume and cost levels. While we continue to devote substantial efforts to the improvement of our manufacturing techniques and processes, we may not achieve manufacturing volumes and cost levels in our manufacturing activities that will fully satisfy customer demands.

We may experience difficulties that may delay or prevent our development, introduction or marketing of new or enhanced products.

We intend to continue to invest in product and technology development. The development of new or enhanced products is a complex and uncertain process. We may experience research and development, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products or enhancements. We cannot be certain that:

•   any of the products under development will prove to be effective in clinical trials;

•   we will be able to obtain, in a timely manner or at all, regulatory approval to market any of our products that are in development or contemplated;

•   any of such products can be manufactured at acceptable cost and with appropriate quality; or

•   any such products, if and when approved, can be successfully marketed.

The factors listed above, as well as manufacturing or distribution problems, or other factors beyond our control, could delay new product launches. In addition, we cannot assure you that the market will accept these products. Accordingly, there is no assurance that our overall revenues will increase if and when new products are launched.

We rely on certain suppliers for raw materials and other products and fluctuations in the availability and price of such products and services may interfere with our ability to meet our customers’ needs.

Difficulty in obtaining raw materials and components for our products could affect our ability to achieve anticipated production levels. For some of our products we are dependent on a small number of suppliers of finished products and of critical raw materials and components and our ability to obtain, enter into and maintain contracts with these suppliers. We cannot assure you that we will be able to obtain, enter into or maintain all such contracts in the future. On occasion, we have been forced to redesign portions of products when a supplier of critical raw materials or components terminated its contract or no longer made the materials or components available. If we are unable to achieve anticipated production levels and meet our customers needs, our operating results could be adversely affected. In addition, our results of operations may be significantly impacted by unanticipated increases in the costs of labor, raw materials, freight, utilities and other items needed to develop, manufacture and maintain our products and operate our business.

Increases in demand for our products could require us to expend considerable resources to meet the demand or harm our customer relationships if we are unable to meet demand.

If we experience significant or unexpected increases in the demand for our products, we and our suppliers may not be able to meet that demand without expending additional capital resources. These capital resources could involve the cost of new machinery or even the cost of new manufacturing facilities. This would increase our capital costs, which could adversely affect our earnings. Our suppliers may be unable or unwilling to expend the necessary capital resources or otherwise expand their capacity. In addition, new manufacturing equipment or facilities may be required to meet required FDA standards before they can be used to manufacture our products. To the extent we are unable to obtain or are delayed in meeting such standards, our ability to meet the demand for our products could be adversely affected.

If we or our suppliers are unable to develop necessary manufacturing capabilities in a timely manner, our net sales could be adversely affected. Failure to cost-effectively increase production volumes, if required, or lower than anticipated yields or production problems encountered as a result of changes that we or our suppliers make in our manufacturing processes to meet increased demand, could result in shipment delays or interruptions and increased manufacturing costs, which could also have a material adverse effect on our revenues and profitability.

Our inability to meet customer demand for our products could also harm our customer relationships and impair our reputation within the industry. This, in turn, could have a material adverse effect on our business and prospects.

Recently there has been an increase of bogus home diagnostic tests sold on the Internet that could result in loss of confidence in legitimate home diagnostic tests such as our products.

The FDA and Federal Trade Commission have warned the public to be beware of bogus home diagnostic tests sold on the Internet and elsewhere as a result of an increase of sales of such products on the Internet. If people are fooled by such products and there is widespread media attention to this problem, people may not trust legitimate home diagnostic tests including our products. In addition, there have been media reports of deaths due to inaccurate readings from IVD home test kits either because the tests were defective or the kits were not properly read. Additional problems of this nature could erode public confidence in our products which could have a material adverse effect on our business and prospects. See “Specific Risks Related To Our Products” immediately following this paragraph.

There can be no assurance that our new distributor will be able to satisfy certain minimum purchase requirements.

While our distributor, Winwheel Bullion, LLC, agreed to purchase a minimum of $60 million of sales per year for the first 18 months of the distributor agreement and $90 million per year for every year after in exchange for certain distribution rights, there is no assurance that Winwheel Bullion will be able to satisfy such minimum purchase requirements. Our agreement with Winwheel Bullion is recent, and we do not have any relationship or history with the company prior to entering into the agreement in July 2007. While management believes that Winwheel Bullion is financially sound, we have not been provided with a letter of credit or other guarantees of their financial ability to satisfy such minimum purchase requirements.

SPECIFIC RISKS RELATED TO OUR PRODUCTS

Self-testing diagnostic and monitoring devices present numerous inherent risks, some of which are described below. There may be risks in addition to these. The misuse or misinterpretation of results from our products designed to monitor chronic illnesses or diagnose serious or potentially fatal disease could result in serious problems for the consumer including death. Any of the following risks could result in materially adverse consequences to our income and financial status.

Consumers may not carefully read the test-kit labels and instructions.

If consumers of our products do not correctly follow the instructions they may get false readings. In addition, although the home test kits are designed to be an adjunct to visits to their doctors, not a replacement, the use of our products could have the result of causing people to avoid going to the doctor, with potential consequences to their health. For example, if the consumer does not hold the instrument correctly in our ovulation predictor product, the numbers can be misread.

Users of our products may forego important pre- and post-test counseling.

The convenience and low cost of our products may preclude the user from using the services of a health-care professional who could provide necessary information, interpretation and advice because such a professional is equipped to evaluate the user’s entire health picture rather than just evaluating the patient based on a single test. In addition, a person could engage in self-destructive conduct as a result of receiving potentially bad news of illness, infection, or pregnancy at home.

Our products are not 100% accurate.

No IVD testing products, including ours, is always accurate. Our products could result in false positive test results (incorrectly indicating the presence of a condition) or false negative results (incorrectly failing to identify a condition that is present). For example, it is possible that our Influenza test kit could show a negative result when used on an Influenza-positive sample.

The accuracy of our products may deteriorate over time or when exposed to extreme temperatures.

If a purchaser of our products stores them in a place where they are exposed to extreme temperatures, the products may not result in an accurate reading. In addition, if the consumer fails to check the test-kit expiration dates, the chemicals in an outdated test may not work correctly. In addition, if the specimens are not properly collected, stored or shipped, the results may be inaccurate. For example, urine samples taken too early or too late in the day or after certain foods have been consumed may result in false readings.

RISKS RELATED TO OUR INDUSTRY

Our industry is highly competitive.

We face intense competition in our business. We expect that we will face additional competition from existing competitors, such as Inverness Medical Innovations, Beckman Coulter, Abbott Laboratories, Bayer, Church & Dwight, Johnson & Johnson, and Roche and from a number of companies that may enter our markets. Since some of the markets in which we compete are characterized by rapid growth and rapid technology changes, smaller niche and start-up companies may become our principal competitors in the future. We must invest in research and development, expand our manufacturing and marketing capabilities, and continue to improve customer service and support in order to remain competitive. While we expect to undertake the investment and effort in each of these areas, we cannot assure that we will be able to maintain or improve our competitive position. There can be no assurance that we will be able to compete successfully with such entities in the future.

Many of our competitors and potential competitors have superior resources, which could place us at a cost and price disadvantage. Thus, we may never realize revenues sufficient to sustain our operations, and we may fail in our business and cease operations.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition, superior financial, technological and personnel resources, superior services and marketing capabilities, and superior manufacturing capabilities. Some of these competitors are household names such as Abbott Laboratories, Bayer, Church & Dwight, Johnson & Johnson, and Roche. As a result, some of our competitors and potential competitors could raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisitions and other opportunities more readily, and devote greater resources to the development, marketing, and sale of products than we can. Market consolidation may create additional or stronger competitors and may intensify competition. Also, our competitors’ and potential competitors’ greater brand-name recognition may require us to price our services at lower levels in order to win business. Our competitors’ and potential competitors’ financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose.

Technological advances and regulatory changes may erode revenues that could be derived from our proposed operations, which could increase competition and put downward pressure on prices for our proposed products.

New technologies and regulatory changes, particularly those relating to pharmaceutical and biotech products, if any, could impair our prospects, put downward pressure on prices for our in vitro diagnostics products, and adversely affect our operating results. In addition, the competition in our market from the existing developers and manufacturers of in vitro diagnostics products with technologically advanced processes may place downward pressure on prices for such products, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may later enter into the market with technologically advanced processes. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

If we deliver products with defects, our credibility may be harmed, market acceptance of our products may decrease and we may be exposed to liability in excess of our product liability insurance coverage.

The manufacturing and marketing of consumer and professional diagnostic products involve an inherent risk of product liability claims. In addition, our product development and production are extremely complex and could expose our products to defects. Any defects could harm our credibility and decrease market acceptance of our products. Potential product liability claims may exceed the amount of our insurance coverage or may be excluded from coverage under the terms of the policy. In the event that we are held liable for a claim for which we are not indemnified, or for damages exceeding the limits of our insurance coverage, that claim could materially damage our business and our financial condition.

The need to obtain regulatory approvals and respond to changes in regulatory requirements could adversely affect our business.

Many of our proposed and existing products are subject to regulation by the FDA and other governmental or public health agencies. In particular, we are subject to strict governmental controls on the development, manufacture, labeling, distribution and marketing of our products. In addition, we are often required to obtain approval or registration with foreign governments or regulatory bodies before we can import and sell our products in foreign countries.

The process of obtaining required approvals or clearances from governmental or public health agencies can involve lengthy and detailed laboratory testing, human clinical trials, sampling activities and other costly, time- consuming procedures. These approvals can require the submission of a large amount of clinical data which may require significant time to obtain. It is also possible that a product will not perform at a level needed to generate the clinical data required to obtain an approval or clearance. The submission of an application to the FDA or other regulatory authority does not guarantee that an approval or clearance to market the product will be received. Each authority may impose its own requirements and delay or refuse to grant approval or clearance, even though a product has been approved in another country or by another agency.

Moreover, the approval or clearance process for a new product can be complex and lengthy. This time span increases our costs to develop new products as well as the risk that we will not succeed in introducing or selling them in the United States or other countries.

Failure to comply with FDA or other regulatory requirements may require us to suspend production of our products or institute a recall which could result in higher costs and a loss of revenues.

We can manufacture and sell many of our products, both in the United States and internationally, only if we comply with regulations of government agencies such as the FDA. We have implemented quality assurance and other systems that are intended to comply with applicable regulations.

Although we believe that we have adequate processes in place to ensure compliance with these requirements, the FDA or other regulatory bodies could force us to stop manufacturing or selling our products if it concludes that we are out of compliance with applicable regulations. The FDA and other regulatory bodies could also require us to recall products if we fail to comply with applicable regulations, which could force us to stop manufacturing such products. Such actions by the FDA could adversely affect our revenues.

Our success depends on our ability to protect our proprietary technology.

The diagnostics industry places considerable importance on obtaining patent, trademark and trade secret protection, as well as other intellectual property rights, for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong intellectual property portfolio or obtain licenses to patents for products and technologies both in the United States and in other countries. Currently, we own no patents for any of our products.

As appropriate, we intend to file patent applications and obtain patent protection for our proprietary technology. These patent applications and patents will cover, as applicable, compositions of matter for our products, methods of making those products, methods of using those products and apparatus relating to the use or manufacture of those products. We will also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology.

We do not currently have any confidentiality agreements with our employees, consultants, advisors and collaborators. However, in the future we intend to adopt a policy that would require such persons and entities to enter into such agreements with us. When we do this, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Some of our current employees, including scientific and management personnel, were previously employed by competing companies. Although we encourage and expect all of our employees to abide by any confidentiality agreement with a prior employer, competing companies may allege trade secret violations and similar claims against us.

We may collaborate with universities and governmental research organizations which, as a result, may acquire part of the rights to any inventions or technical information derived from collaboration with them.

To facilitate development and commercialization of a proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. Obtaining and maintaining such licenses may require the payment of substantial amounts. In addition, if we are unable to obtain these types of licenses, our product development and commercialization efforts may be delayed or precluded.

We may incur substantial costs and be required to expend substantial resources in asserting or protecting our intellectual property rights, or in defending suits against us related to intellectual property rights. Disputes regarding intellectual property rights could substantially delay product development or commercialization activities. Disputes regarding intellectual property rights might include state, federal or foreign court litigation, as well as patent interference, patent reexamination, patent reissue, or trademark opposition proceedings in the United States Patent and Trademark Office. Opposition or revocation proceedings could be instituted in a foreign patent office. An adverse decision in any proceeding regarding intellectual property rights could result in the loss or limitation of our rights to a patent, an invention or trademark.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

Failure to sell the minimum number of shares will result in the failure of this offering and your investment will be returned to you without interest.

We may not be able to sell the minimum amount of shares required to close this offering. Until the minimum offering of 1,000,000 shares of common stock are subscribed for and paid for, all proceeds received from this offering will be placed in escrow at [_______________] and will not be released to us until the minimum offering is met. If the minimum offering is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned without interest.

After this offering, our executive officers, directors and principal shareholders will have the ability to control all matters submitted to our shareholders for approval.

When this offering is completed, our executive officers, directors and shareholders who owned more than 5% of our outstanding common stock before this offering will, in the aggregate, beneficially own shares representing [_____]% of our common stock assuming such persons do not purchase any shares of our common stock in this offering. As a result, if these shareholders were to choose to act together, they would be able to control all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, will control the election of directors and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination or reorganization. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire. The interests of this group of shareholders may not always coincide with your interests or the interests of other shareholders and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including obtaining a premium value for their common stock, and might affect the prevailing market price for our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

A significant portion of our total outstanding shares of common stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. After this offering, we will have [_______________] outstanding shares of common stock based on the number of shares outstanding as of [_______________], 2007. Of these shares, [_______________] may be resold in the public market immediately and the remaining [_______________] shares are currently restricted under securities laws or as a result of lock-up agreements described in the “Underwriting” section of this prospectus but will be able to be resold after the offering as described in the “Shares Eligible for Future Sale” section of this prospectus.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price will be substantially higher than the tangible book value per share of shares of our common stock based on the total value of our tangible assets less our total liabilities immediately following this offering. Therefore, if you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution of approximately $9.16 per share in the price you pay for shares of our common stock as compared to its tangible book value, assuming an initial public offering price of $10.00 per share. To the extent outstanding options to purchase shares of common stock are exercised, there will be further dilution. For further information on this calculation, see “Dilution” elsewhere in this prospectus.

We have broad discretion in the use of net proceeds from this offering and may not use them effectively.

Although we currently intend to use the net proceeds from this offering in the manner described in “Use of Proceeds” elsewhere in this prospectus, we will have broad discretion in the application of the net proceeds. Our failure to apply these funds effectively could affect our ability to continue to develop and eventually to manufacture and sell our products.

There currently is no public trading market for our securities, and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and we can provide no assurance that an active market will develop or be sustained. It is intended that the our common stock will initially be quoted for trading on the NASDAQ Capital Market. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in the reduction in our ability to raise capital through the sale of equity securities. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We do not intend to pay dividends; you will not receive funds without selling shares.

We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you may not receive any funds without selling your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this prospectus. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms or the negative of such terms. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements address future events and conditions concerning product development, capital expenditures, earnings, litigation, regulatory matters, markets for products and services, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate, and other circumstances affecting anticipated revenues and costs, as more fully disclosed in our discussion of risk factors beginning on page 8.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that could cause such results to differ materially from those described in the forward-looking statements are set forth in connection with the forward-looking statements.

USE OF PROCEEDS

We estimate that, at a price of $10.00 per share, the gross proceeds from the sale of all of the shares in this offering will be $10,000,000, if the minimum amount of 1,000,000 shares is sold, and $30,000,000, if the maximum amount of 3,000,000 shares is sold. We expect our offering expenses, including commissions and fees payable to the underwriters, filing fees, legal and accounting fees, printing, and other expenses, to range from approximately [______________] for the minimum offering to [______________] for the maximum offering. After deducting the offering expenses, we expect to receive net proceeds ranging from approximately [______________] for the minimum offering to [______________] for the maximum offering.

The following table sets forth the estimated use of proceeds from this offering assuming the $10,000,000 minimum offering and the $30,000,000 maximum offering, in order of priority in which the proceeds will be used for the purposes stated:

	Assuming Minimum Offering	%	Assuming Maximum Offering	%

Gross Proceeds	$10,000,000		$30,000,000

Offering Expenses

Net Proceeds

Marketing		70		80
Product Inventory		5		2
Lab, Manufacturing and Warehousing Facility, Office		5		3
Research & Development / Regulatory Approvals		10		10
Contractual Loan Payment		5		2
Working capital and other general corporate purposes		5		3

We may receive additional proceeds of $__________________ if the underwriters’ warrants are fully exercised, assuming the sale of the maximum amount at the offering price of $10.00 per share. We cannot estimate how many, if any, warrants will be exercised. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category of uses to another, and we will have broad discretion in doing so.

DIVIDEND POLICY

We have not paid any cash dividends since inception to the holders of our common stock. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

CAPITALIZATION

The following table sets forth our actual capitalization as of May 31, 2007, on an actual basis and on a pro forma basis to reflect the sale of 3,000,000 shares at an assumed initial public offering price of $10.00 per share, less the underwriting discount and offering expenses. The number for shares of common stock outstanding is based on 21,604,231 shares outstanding as of May 31, 2007, and excludes the shares of common stock issuable upon the exercise of the underwriters’ warrants.

	STOCKHOLDERS’ EQUITY
	ACTUAL	PRO FORMA AS ADJUSTED
	(dollars in thousands)
Preferred stock
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized; none issued and outstanding	$--	$--
Common stock
Common stock, par value $0.001 per share, 50,000,000 shares authorized; 21,604,231 and 24,604,231 shares issued and outstanding, actual and as adjusted, respectively	21,604	24,604
Additional paid-in capital	98,851,945	128,848,945
Accumulated deficit	(84,189,940)	(87,489,940)
Total stockholders’ equity	$14,683,609	41,383,609

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of May 31, 2007, was approximately 1,300,384 or approximately $0.06 per share of common stock. Net tangible book value per share represents the amount of our total assets, excluding goodwill and intangible assets, less liabilities, divided by the total number of shares of common stock outstanding as of May 31, 2007. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale by us of 3,000,000 shares of common stock at an assumed offering price of $10.00 per share, less estimated offering expenses of approximately $3,300,000 our as adjusted net tangible book value would have been approximately $28,000,384 , or $1.14 per share of common stock. This represents an increase in net tangible book value to our existing stockholders and dilution per share to purchasers of our common stock in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share	$10.00
Net tangible book value per share as of May 31, 2007	1,300,384
Increase per share attributable to the offering	26,700,000
As adjusted net tangible book value per share after giving effect to the offering	28,000,384
Dilution per share to new investors	$8.86

The table above is based on 21,604,231 shares of common stock outstanding as of May 31, 2007, and the dilution calculations do not include shares issuable upon exercise of underwriters’ warrants.

DESCRIPTION OF BUSINESS

The Industry

The IVD testing industry encompasses the following two primary categories: the over-the-counter market (“OTC”), or consumer-use, and the point-of-care market (“POC”), which includes hospitals, physicians’ offices and medical clinics, including those within penal systems throughout the US and abroad. We believe according to publicly available sources that the IVD industry is a multi-billion dollar industry that is increasing each year. This assessment includes all laboratory hospital-based products, over-the-counter devices, and rapid tests performed at the point-of-care. We believe that the following factors can be attributed to the increase in overall need and use of IVD test kits: an aging baby-boomer population; increasing healthcare costs; the ever-growing number of uninsured and under-insured in the U.S. and abroad; and a general increase in consumer awareness, in part due to the wealth of information available on the Internet.

The concepts that distinguish POC technology—operation simple enough for nonlaboratory users; little or no maintenance requirement; and rapid, reliable results—mean that it can be applied equally well in many nonclinical settings, such as the OTC market. As advances in medical technology increasingly make it possible to diagnose diseases and physiological conditions from ever-smaller amounts of body fluids, certain diseases and conditions that once required diagnosis by physicians and/or medical technicians inside hospital emergency rooms, exam rooms/bedside studies, or private clinics, can now also be done by inexpensive, easy-to-use diagnostic devices that consumers can use in the comfort and anonymity of their home. Today, the average pharmacy, whether a privately owned neighborhood store, or chain owned, has become an outlet for selling IVD test kits for in-home use.

We believe we are one of no more than a dozen companies offering a line of products for in-home self-testing, currently with a total of 20 test kits available, ten of which are sold to the OTC market.

Size of Market

The pie chart from below from Loomis Group, a private research group retained by the company, provides a break-down of the at-home diagnostics market as of 2005.

At-Home Diagnostic Market Worldwide Sales At-Home Diagnostics Test Market from Loomis Group
Worldwide sales in billions Segment Breakdown 2005

Year:      1999     2001     2005

Market Analysis and Competition

The following data has been culled from various publicly available sources that we believe to be accurate but cannot guarantee it. We have attempted to provide conservative statistics and believe that it is generally known that the market for IVD products is significant and is continuing to grow.

The pregnancy test is one of the primary home tests used in the world. We believe that approximately, 30,000 retail drug stores in the U.S. are selling over $220 million of pregnancy tests alone and continues to increase annually. Presently we know of five major manufacturers of this product.

The ovulation test market is generally estimated at $31 million annually and is growing annually. Presently, we are aware of four major brand companies that offer this test.

The glucose (diabetes) whole blood test is used to test for abnormal glucose blood levels. A significant number of individuals are affected in the United States with non-insulin dependent diabetes (Type II), many of whom are without knowledge of the disease. This disease, left untreated, can cause cardiovascular disorders and cataracts.

Our most recent OTC product is our colorectal test (colon disorders). We estimate the demand for this test to grow as awareness of the availability is made. We know of only one other company that is currently offering this product.

The market for drugs-of-abuse tests for the over-the-counter market is generally estimated to be one of the fastest growing markets of all IVD test products. At present, we believe that many law enforcement and governmental agencies are using laboratory testing facilities and must wait for results, often taking one week to ten days. Our tests are completed onsite within ten minutes.

Our cholesterol OTC test and our cholesterol colormetric POC test are available to test for abnormal levels of cholesterol in whole blood. There is evidence that a high blood cholesterol level increases the risk of developing arteriosclerosis, and with it the risk of coronary heart disease or stroke. This heart disease is the leading cause of death in the United States, as reported by the American Heart Association.

A significant number of people are infected by the H-Pylori bacteria. Our H-Pylori test for the POC is one of our newest products.

Our Available Products and Possible Future Products

Recent advances in IVD technology have allowed a large variety of test kits to be developed. As a result of their ease-of-use and accuracy, IVD kits have taken a strong position in clinical diagnostic settings and are being used to detect a wide variety of diseases and physiological conditions.

Our research and development of IVD products has led us to provide 20 tests as described below. We intend to use up to approximately 10% of the proceeds of this offering to enhance our existing product line and to develop new IVD tests. Some of the potential IVD tests are as follows (of course, there can be no assurances we will be successful in developing commercially profitable IVD products): Arthritis, Tuberculosis, Cancer Screening; Prostate Health Screening Test (PSA); Malaria; Dengue Fever; Syphilis (whole blood); Hepatitis B; Hepatitis C; Gonorrhea and Chlamydia.

We currently manufacture (including repackaging and assembling) and market 20 products for consumer and professional markets in the United States. All of our products sold pursuant to U.S. Food and Drug Administration regulations that apply to screening tests that are known as Class I FDA 510(K) tests. All of our products are designed to provide instant or rapid test results using simple and sanitary testing devices. The results of our IVD tests are designed to be easily read by consumers. Our products do not require refrigeration. Our IVD test kits are packaged individually for the retail market, and in bulk for professional channels.

Of our 20 products, ten are sold in the OTC market primarily through large retail chains or smaller retail outlets and ten are sold in the POC market primarily to health clinics, physician offices, correctional institutions, and hospitals. Our products are available through the Internet. We consider our glucose tests as two separate products because we sell it in both the OTC and POC markets with some slight variation. The same holds true for our urinary tract infection tests. When we say we manufacture products we mean that we either combine and repackage components from FDA regulated third party vendors or, we manufacture one or more test kit components ourselves. Currently, we directly manufacture three POC test kits as follows: pregnancy, menopause, and drugs-of-abuse. The vast majority of our products are sold in packages that carry our EarlyDETECT name and logo, with respect to which we own the trademark. We also sell certain of our products under a different trademark that we own - LiveSURE. Currently, we are selling LiveSURE branded products only to the Big Lots retail chain. The retail prices to the consumer of our OTC products generally range from approximately $9.95 to approximately $19.95 per kit and we sell such lots wholesale or at cost of approximately $3.25 to approximately $180. We sells our POC products by the case of 25 or 50 kits to a case. We charge our POC purchasers per case a range of approximately $5.00 to $265.00.

The following describes our current product line.

EarlyDETECT Pregnancy Wand Test (OTC) and EarlyDETECT Cassette Test (POC): This test series uses simplified technology. It is used by consumers in their home (OTC) and by the professional market (POC) to determine pregnancy. We believe that of all consumer IVD tests on the market sold by us or our competitors, the pregnancy test is the most popular. We know of at least five other companies who compete with us regarding this product.

EarlyDETECT Ovulation Wand Test (OTC) and EarlyDETECT Ovulation Cassette Test (POC): This test series predicts the onset of ovulation. Ovulation tests are widely used by women trying to conceive. We know of at least four other companies who compete with us regarding this product.

EarlyDETECT Menopause Wand Test (OTC) and EarlyDETECT Menopause Cassette Test (POC): This test series is a urine-based test to determine if menopause has occurred. This test shows if there is a “high constant” level of follicle-stimulating hormone, indicating that menopause has taken place.

EarlyDETECT Drugs-of-Abuse Cup Test (OTC) and EarlyDETECT Drugs-of-Abuse Dipstick Multipanel Test (POC): This test series detect the presence of metabolites of cocaine, marijuana, methamphetamines, amphetamines, benzodiazepines, PCP, and opiates in urine. The tests are sold to a variety of markets such as parents, governmental agencies, schools, and employers. Our tests are completed onsite within ten minutes.

EarlyDETECT Glucose Test (same product for OTC and POC markets with different packages): This test indicates the apparent presence of diabetes or hypoglycemia. We believe that there is a significant number of Americans who have type II diabetes (approximately 2% of all Americans), many of whom are not aware of their condition.

EarlyDETECT Cholesterol Test (OTC) and EarlyDETECT Cholesterol Colormetric Test (POC): This test series determines the levels of cholesterol in whole blood which assists in combating the treat of heart disease.

EarlyDETECT Urinary Tract Infection Test (same product for OTC and POC markets with different packages): This test determines nitrates in urine, a symptom of urinary tract infection in men and women. This painful infection, if left untreated, can cause damage to the kidneys, bladder, and reproductive organs.

EarlyDETECT Breast Self-Examination Pad (OTC only): This highly sensitive pad is used by women to self-examine their breasts on a routine basis, for the early detection of breast lumps. It reduces the friction of skin against skin, making lumps easier to feel. The test includes a six-minute video demonstrating the correct method of breast self-examination and stressing the need for early detection and treatment of breast cancer.

EarlyDETECT DNA Paternity Test (OTC only): This test is a swab test. A sample is swabbed from the mouth of the mother, father, and child and the sample is sent to an independent unaffiliated lab for testing and analysis of DNA match.

EarlyDETECT Colorectal Test (OTC only): In their early stages, colorectal diseases such as cancer, ulcers, hemorrhoids, polyps, colitis, diverticulitis, and fissures often do not show visible symptoms. This test detects unseen blood and thereby serves as an early warning signal for disease. A tissue is thrown in the toilet and the patient then sees if the tissue changes color thus indicating the presence of blood. We known of only one other competitor offering this type of product.

EarlyDETECT Mononucleosis Test (POC only): This test is an antibody rapid diagnostic test, which indicates mononucleosis using whole blood samples.

EarlyDETECT Strep A Test (POC only): This test is a rapid diagnostic test using reagents added to a swab containing a throat mucus sample.

EarlyDETECT Influenza Test (POC only): This test is a diagnostic test, which indicates antibodies of influenza using whole blood samples.

EarlyDETECT H-Pylori Test (POC only): This ten-minute test determines the presence of the Helicobacter-Pylori bacteria in the digestive system. The presence of H-Pylori bacteria is now known to be the primary cause of most ulcers and gastric disorders, affecting over 4,000,000 people annually as reported by the U.S. Department of Health and Human Services.

EarlyDETECT Fecal Occult Blood (POC only): This test adds reagents to a stool sample to determine the existence of blood in the stool.

Research and Development

H5N1 Bird Flu Vaccine

We intend to use a portion of the proceeds from this offering to continue our development of a H5N1 Bird Flu vaccine. Pan Probe, our subsidiary, has spent approximately $75,000 in research and development efforts towards developing a H5N1 Bird Flu vaccine. We intend to use a portion of the proceeds of this offering to continue our research and development in this area. We have established a collaboration relationship with the Chinese Center for Disease Control and Prevention, Institute for Viral Disease Prevention (the “Chinese CDC”) in the development of this vaccine. While the Chinese CDC has begun testing of this vaccine for birds, we cannot assure you that we will be able to develop a commercially viable H5N1 vaccine.

Autism and Fragile X Syndrome

About 1.5 million individuals in the United States have been diagnosed with autism or Autism Spectrum Disorders (ASD) with numbers that may increase due to improved diagnostic techniques and environmental factors. Autism is defined behaviorally using criteria which, like Fragile X Syndrome or FXS, include lack of social reciprocity or responsiveness, abnormal use of language and communication, and a restricted repertoire of activities and interests. Autism is a heterogeneous disorder with several known causes, and FXS is the most common cause so far identified. Twin and family studies support the involvement of genetic factors but, unlike FXS, no simple model seems to fit its familial transmission. The number of reported new cases of autism has increased dramatically over the past decade.

Autism and autistic symptoms in FXS are thought to reflect a common pathway between the two conditions. The association between autism and FXS first reported in the early 1980s has led to an extensive field of research. We believe based on publicly available data that between 2.5% and 6% of autistic individuals have FXS, and approximately 15% to 25% of children with FXS have autism. An additional 50% to 90% of children with FXS have some symptoms and associated features of autism including poor eye contact, hand flapping, hand biting, speech perseveration, language abnormalities, and tactile defensiveness.

Currently there is no cure for autism and drug treatments are, as in the case of FXS, symptomatic, i.e., controlling debilitating social anxiety or improving impulse control with therapy. However, basic research and clinical studies on FXS has contributed to the understanding of the neurobiology of autism, especially in patients with both FXS and autism and helped identify potential new drugs to treat both disorders.

Since we acquired Sherman Biotech, we have spent approximately $60,000 in developing a newly formulated version of the off-patent drug we call SB15, which prior to our acquisition had been somewhat successful in previous studies for the reduction of anxiety in phase II human trials due to its capacity to inhibit glutamates. However, when SB15 was originally developed in the early 1970’s, due to ineffective delivery systems, it could not be developed into a commercially viable product. We believe that by applying modern day delivery systems to SB15, the prior delivery problems could be solved. If so, then we believe that SB15 might be developed as an alternative to drugs like stimulants, antidepressants and anticonvulsants that are currently used to treat individuals with FXS and related autism and other anxiety-related disorders and diseases. Since SB15 is currently off-patent, its development and marketing has not been of much interest to pharmaceutical companies. We believe that an improved longevity in the circulation of a newly-formulated version of SB15 could result in our ability to patent the drug and position it for the treatment of anxiety in autism and FXS patients.

While the off-patent compound SB-15 has previously been through the formal FDA preclinical testing program, we would be required to proceed with FDA testing programs before bringing a commercially viable SB15 product to market, including proceeding through the FDA standard testing program for orphaned drugs and applying for human trials. In addition, we would be required to utilize FDA-approved contract research organizations to perform efficacy and toxicity studies.

We intend to use a portion of the proceeds of this offering to finance the development of the SB15 compound through a two-phase process. The initial phase would be to fund the development of SB15 through preclinical efficacy and toxicity studies for FDA approval to begin human clinical trials and for the appropriate patent filings. The time frame for this process is projected to be 18 to 24 months. We would try to form strategic relationships or partnerships with larger pharmaceutical companies in order to finance the expense of this undertaking. There can be no assurance we would be successful in finding such an alliance or, if we did, that we would be ultimately successful in getting SB15 approved by the FDA to treat anxiety-related disorders or diseases, and if approval was granted, that we would then make money from the sale of SB15.

Our Marketing Strategy

Our healthcare products provide rapid results, of value to private consumers, as well as to POC and government-based users. Our marketing plan includes developing a concept of “Home Health Test Centers.” This concept and design will allow for all test kits to be placed in one prominent display, easily located within retail stores. We are also marketing to POC and governmental-based centers through respected pharmaceutical distributors.

To enable us to execute our marketing strategy especially within the over-the-counter market, we have developed specialized packaging, display and other promotional techniques. All of these efforts are aimed at positioning us within the retail marketplace and, to some degree, within POC centers.

We have established the following key components that form the basis of our marketing strategy:

• The setting up of "Home Health Test Centers" which, we believe for the first time in the United States, would put all of our various test kits in one easily located area of the store. This arrangement will facilitate consumers in locating and purchasing several of our products at one time. It will also bring greater attention to the many products available. Displays will offer brochures covering all of the products for consumer education. Website information will be provided as well as consumer assistance via toll free telephone lines.

• Establishing a thorough marketing and advertising campaign with our complete brand name of "EarlyDETECT" or “LiveSURE” products to interest the retailer in listing our line of products and to create pull-through of these products to the retail customer. Brand recognition or brand equity is the value an audience places on a product based on its preference for that product.

• Marketing to the professional, clinical and governmental markets is conducted by our distributor, who by virtue of its ability to penetrate the pharmaceutical industry, is able to offer these products to its existing drug customers, thus giving us access to this market.

Retail and Distribution

In the United States, we currently have sales agreements with the following companies: Anda Distribution, which is a distribution company based in Weston, Florida, that distributes to over 16,000 small stores throughout the US; Circle K Stores through Allied Merchandising Industry; Rite Aid’s Internet store through Drug Store.com; HyVee Stores which is a Midwest chain with over 300 stores. Meijer’s Stores which is a Midwest chain with approximately 300 stores; Super Valu, Inc.; Big Lots through West Coast Liquidators; Pathmark Stores, Inc.; Albertson’s Grocery; General Nutritian Distribution, LP; and Wal-Mart. See the Table at page 2.

On July 31, 2007, we entered into a Distributor Agreement with Winwheel Bullion, LLC, a Nevada limited liability company. The agreement provides Winwheel with exclusive rights to distribute our products throughout China, South Korea, Japan, Taiwan, Philippines, Indonesia, Vietnam, Thailand, Malaysia, Hong Kong, India, Russia, Ukraine, Kazakhstan, Turkey, Israel, South Africa, Ghana, Togo, Beni, Liberia, Nigeria, and Democratic Republic of the Congo. Winwheel agreed to purchase a minimum of $60 million of sales per year for the first 18 months of the agreement and $90 million per year for every year after. The initial term of the agreement six (6) years and six (6) months, commencing on September 1, 2007. While Winwheel agreed to the minimum purchase requirements as described, there can be no assurance that it will be able to satisfy them. Our agreement with Winwheel is recent, and we do not have any relationship or history with the company prior to entering into the agreement. While management believes that the company is financially sound, we have not been provided with a letter of credit or other guarantees of financial ability. See Risk Factors - Specific Risks Related to Our Products.

Government Sponsored Programs - 340B Prime Vendor Program and the Department of Defense Program

In 1992, the 340B Discount Drug Program was initiated under the U.S. Public Health Service Act. The Office of Pharmacy Affair, located in Washington, D.C., directs the 340B Program, and HealthCare Purchasing Partners International® (HPPI) manages the 340B Prime Vendor Program. In 2006 the Program provided over $4 billion in deeply discounted medicines to public hospitals, community health centers and other POC centers serving millions of low income, un- and under-insured Americans. We believe that we are currently one of two companies offering an IVD test kit through the 340B Prime Vendor Program and the only company to provide a line of various IVD test kits through the 340B Prime Vendor Program. Our participation in this program allows public health services to diagnose patients in a single visit with rapid analysis, creating opportunities for early treatment of various diseases and conditions, from primary-stage pregnancy identification and follow-up to early cancer detection and attention. On March 8, 2007, HPPI announced that it had added 11 of our IVD test kits to its list of approved pharmaceuticals under the 340B Prime Vendor Program. Since March 8, 2007 we have sold an estimated $2,500 of our products through this program.

On February 8, 2007, we entered into a Distribution and Pricing Agreement with the Defense Supply Center Philadelphia (DSPC), a field activity of the Defense Logistics Agency, United States Department of Defense. Under this distribution and pricing agreement, we can provide our entire line of IVD test kits and related products to military hospitals and clinics around the world, and to other federally funded organizations, at Prime Vendor Pricing. This agreement allows us to provide our existing full line of In-home Health Test Kits and Professional Market Diagnostic Test Kits to the DSPC’s Medical/Surgical Prime Vendor Program. Our agreement with the Department of Defense is for 12 years, subject to our meeting the terms of the agreement. Since we entered into this Agreement we have sold $1,400 of our products as a result of the agreement.

Government Regulation

General

Most of our products are regulated by the FDA, certain state and local agencies and comparable regulatory bodies in other countries. This regulated environment governs almost all aspects of development, production, and marketing, including product testing, authorizations to market, labeling, promotion, manufacturing and recordkeeping.

All of our FDA-regulated products require some form of action by the FDA before they can be marketed in the United States. After approval or clearance by the FDA, we must continue to comply with other FDA requirements applicable to marketed products. Both before and after approval or clearance, failure to comply with the FDA’s requirements can lead to significant penalties or could disrupt our ability to sell these products. In addition, if we choose to export our products in the future, the FDA could refuse us permission to obtain certificates needed to export our products if the agency determines that we are not in compliance.

Domestic Regulation

Most of our diagnostics products are classified as “medical devices” under the United States Food, Drug and Cosmetic Act. The Food, Drug and Cosmetic Act requires these products, when sold in the United States, to be safe and effective for their intended use and to comply with regulations administered by the United States Food & Drug Administration (“FDA”). These regulatory requirements include the following:

• Establishment Registration - We must register with the FDA each facility where regulated products are developed or manufactured. These facilities are periodically inspected by the FDA. Currently, we have one facility that is registered and inspected by the FDA, our Pan Probe facility in San Diego, California.

• Marketing Authorization - We must obtain FDA authorization to begin marketing a regulated product in the United States. There are two mechanisms by which regulated medical devices can be placed on the market in the United States. Some products may qualify for clearance under Section 510(K) of the Federal Food, Drug and Cosmetic Act. To obtain this clearance from the FDA, the manufacturer must provide a premarket notification that it intends to begin marketing the product, and show that the product is substantially equivalent to another legally marketed product (i.e., that it has the same intended use and is as safe and effective as a legally marketed device and does not raise different questions of safety and effectiveness). In some cases, the submission must include data from human clinical studies. Marketing may commence when the FDA issues a clearance letter finding substantial equivalence. An applicant must submit a 510(K) application at least 90 days before marketing of the affected product commences. Although FDA clearance may be granted within that 90-day period, in some cases as much as a year or more may be required before clearance is obtained, if at all. If the medical device does not qualify for the 510(K) procedure (either because it is not substantially equivalent to a legally marketed device or because it is required by statute and the FDA’s regulations to have an approved premarket application), the FDA must approve a premarket application, or PMA, before marketing can begin. PMAs must demonstrate, among other matters, that the medical device provides a reasonable assurance of safety and effectiveness. A PMA is typically a complex submission, including the results of preclinical and clinical studies. Preparing a PMA is a detailed and time-consuming process. Once a PMA has been submitted, the FDA is required to review the submission within 180 days. However, the FDA’s review may, and often is, much longer, often requiring one year or more, and may include requests for additional data and facility inspections before approval is granted, if at all.

• Quality Systems - We are required to establish a quality system which includes procedures for ensuring that regulated products are developed, manufactured, and distributed in accordance with specified standards. We also must establish procedures for investigating and responding to customer complaints regarding the performance of regulated products.

• Labeling - The labeling for the products must contain specified information and, in some cases, the FDA must review and approve the labeling and any quality assurance protocols specified in the labeling.

• Imports and Exports - The Food, Drug and Cosmetic Act establishes requirements for importing products into the United States and exporting them from the United States. In general, any limitations on importing and exporting products apply only to products that have not received marketing authorization.

• Post-market Reporting - After regulated products have been distributed to customers, we must investigate and report to the FDA certain events involving the products and also must notify the FDA when it conducts recalls or certain types of field corrective actions involving the products. If there are any modifications made to our marketed devices, a premarket notification or PMA may be required to be submitted to, and cleared or approved by, the FDA, before the modified device may be marketed.

Every company that manufactures medical devices distributed in the United States must comply with the FDA’s Quality System Regulations (“QSRs”). These regulations govern the manufacturing process, including design, manufacture, testing, release, packaging, distribution, documentation and purchasing. In complying with QSRs, manufacturers must continue to expend time, money and effort in the area of production and quality assurance to ensure full technical compliance The FDA regularly inspects companies to determine compliance with QSRs and other post-market requirements. Failure to comply with statutory requirements and the FDA’s regulations can result in warning letters, monetary penalties, suspension or withdrawal of regulatory approvals, operating restrictions, total or partial suspension of production, injunctions, product recalls, seizure of products and criminal prosecution.

The Food, Drug and Cosmetic Act gives the FDA the authority to bring legal action to enforce the act and address violations. Legal remedies available to the FDA for violations of the act include criminal prosecution, seizure of violative products, injunctions against the distribution of the products, and the assessment of civil penalties. The FDA normally provides companies with an opportunity to correct alleged violations before taking legal action. We believe that our products and operations comply in all material respects with these laws and regulations. Although we continue to make expenditures to comply with these requirements, we do not anticipate any expenditures that would have a material impact on our operations or financial position; however, it is possible that the modification of existing laws or regulations or the adoption of new laws or regulations in the future may have a material impact.

Certain of our products may also be affected by state regulations in the United States. For example, there are several states that restrict or do not currently permit oral fluid drug testing in the workplace or other markets.

International

We are also subject to regulations in foreign countries governing products, human clinical trials and marketing, and may need to obtain approval from international public health agencies, such as the World Health Organization, in order to sell products in certain countries. Approval processes vary from country to country, and the length of time required for approval or to obtain other clearances may in some cases be longer than that required for U.S. governmental approvals.

The European Union (the “EU”) has adopted requirements that would affect our products if we chose to enter the EU. These requirements include the establishment of standards that address the creation of a certified quality system as well as a number of directives which address specific product areas. The most significant of these directives is the In Vitro Diagnostic Directive (“IVDD”). That directive includes the following elements:

• Essential Requirements - The Directive specifies “essential requirements” which all medical devices are required to meet. The requirements are similar to those adopted by the FDA relating to quality systems and product labeling.

• Conformity Assessment - Unlike the U.S. regulations, which require virtually all devices to undergo some level of premarket review by the FDA, the IVDD allows manufacturers to bring many devices to market using a process in which the manufacturer certifies that the device conforms to the essential requirements for that device. A small number of products must go through a more formal pre-market review process.

• Vigilance - The Directive also specifies requirements for post market reporting similar to those adopted by the FDA.

A number of other countries, including Australia, Canada, China, and Japan, also have adopted or are in the process of adopting standards for medical devices sold in those countries. Many of these standards are loosely patterned after those adopted by the European Union, but with elements unique to each country. We routinely monitor these developments and address compliance with the various country requirements as new standards are adopted.

Anti-Kickback Laws

The Federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation, or receipt of any form of remuneration in return for, or to induce:

• The referral of a person;

• The furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs; or

• The purchase, lease, or order of, or the arrangement or recommendation of the purchasing, leasing, or ordering of any item or service reimbursable under Medicare, Medicaid, or other governmental programs.

Our products are, or may be, purchased by customers that will seek or receive reimbursement under Medicare, Medicaid or other governmental programs. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare, Medicaid, or other governmental programs, restrictions on our ability to operate in certain jurisdictions, as well as civil and criminal penalties, any of which could have an adverse effect on our business and results of operations.

The Federal Civil Monetary Penalties Law prohibits the offering or transferring of remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of Medicare or Medicaid payable items or services. Noncompliance can result in civil money penalties of up to $10,000 for each wrongful act, assessment of three times the amount claimed for each item or service and exclusion from the Federal healthcare programs.

Many states have also adopted some form of anti-kickback laws. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions. We believe that we are operating in compliance with these laws.

Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. Our future business could to be subject to the FCPA and various other laws, rules and/or regulations applicable to us as a result of our international sales.

Environmental Regulation

Because of the nature of our current and proposed research, development, and manufacturing processes, we may be subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge and handling and disposal of materials and wastes. We believe that we have complied with these laws and regulations in all material respects.

Employees

We have two full-time employees, who perform administrative and accounting services. In addition, our products are manufactured or repackaged by two to 16 people depending on our order flow. These workers are provided to us through various local staffing agencies or we retain them directly as independent contractors. None of our employees are represented by a labor union. We also rely on the services of outside consultants for services.

Our current research and development activities are conducted by our Chief Science Officer, Dr. Shuije Cui, who utilizes the services of part-time assistants or interns as needed. Dr. Cui is a shareholder of EDI and is currently devoting his full time to EDI without any compensation. We do not have a contract with Dr. Cui.

We outsource our sales and marketing efforts to independent contractors, primarily two individuals who work on a part-time basis and are paid per hour worked on per project for a fixed cost.

In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate an employment base of 25 full and part time employees during the next 12 months.

As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

Description of Properties

We are currently leasing our administrative offices located at 2082 Michelson Drive., Suite 212 “A”, in Irvine, CA 92612 on a month-to-month basis. We pay a monthly rent of approximately $3,500. This property provides EDI with five offices, totaling 1,300 square feet. The property has been serviceable for our uses as a corporate/administrative base.

Sherman Biotech uses offices with a 1,600 square-foot space at 430 West Erie Street, Suite 430, Chicago, Illinois 60610. This space is expected to continue to be suitable for Sherman Biotech’s administrative needs. The rent at that location is about $3,300 per month, payable in monthly installments. The term of the lease is for a period of three (3) years, commencing on November 1, 2006 and ending October 31, 2009, subject to adjustment as provided in the lease. The property has been serviceable for Sherman Biotech’s administrative needs.

Pan Probe Biotech leases us approximately 8,800 square-foot space at 7396 Trade St., San Diego, California for use as manufacturing facility, laboratory, and office space, at a monthly rent of approximately $8,000. The property has been serviceable for our uses as manufacturing facility, laboratory, and office space.

We intend to extend our leases in these offices and facilities as we deem appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with our financial statements and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Our company was founded and incorporated on September 19, 1996, to develop, manufacture and market a range of in vitro diagnostic (IVD) tests for over-the-counter (consumer) and professional-use markets. Our initial efforts were to market these products in Canada. Prior to the 2004 operating period, we had sales in excess of $750,000 but found that the contracts for those sales were unfavorable to the company. In July 2005, we acquired Pan Probe Biotech, Inc., as a wholly owned subsidiary, enabling us to lower our product costs. Pan Probe is a manufacturer and supplier of high-quality rapid diagnostic tests. EDI is now able to compete in the marketplace as the only company with an extensive range of products.

We expanded our product line to include our FDA-approved line of products for over-the-counter and POC use to include: Pregnancy Wand Tests; Ovulation Wand Tests; Ulcer Bacteria Tests; Drug Detection Tests; Cholesterol Tests; Glucose Tests (Diabetes); Colorectal Tests (Colon Disorders); Urinary Tract Infection Tests; Menopause Tests and a Breast Self-Examination Pad. Other tests are CLIA-approved for professional use only, and include: Strep A; H Pylori; Mononucleosis; HCG Pregnancy; LH Ovulation; FSH Menopause and Drugs of Abuse.

In August 2006, we acquired Sherman Biotech, Inc., an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as Fragile X and in related conditions such as autism. The drug is considered off-patent and thus of little interest to pharmaceutical companies. We believe that an improved longevity in the circulation of a newly-formulated version of the drug could result in the ability to patent the drug and position it for the treatment of anxiety in autism and Fragile X patients.

Since our inception, we have incurred significant net losses. A major portion of these losses were the result of our acquisition of Pan Probe and Sherman Biotech. Other losses were incurred in the development of the marketing plan and expansion of our product line, in part through the issuance of stock for compensation, professional and consulting fees.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported expenses during the reporting periods. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing elsewhere in this prospectus, we believe the following accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

Revenue Recognition

As described below, significant management judgments must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of revenue recognized or deferred for any period if management made different judgments.

In general, we recognize revenue in accordance with Staff Accounting Bulletin 100 and 101. Specifically, the following criteria must be established prior to recognition:

1.	Persuasive evidence of an arrangement exists;
2.	Delivery has occurred or services have been rendered;
3.	The seller’s price to the buyer is fixed or determinable; and
4.	The ability to collect on accounts is reasonably assured.

We recognized revenue from the sale of products and services, including shipping and handling fees, upon sales orders being placed and the criteria noted above being achieved. Due to the fact that we sell our products and services directly to customers and through distributors, the Company’s right to collection is not dependent upon installation or a subsequent sale to end-users. EDI’s distribution agreements include fixed pricing arrangements for products, and there is no written or implied right to return or exchange the products after customer acceptance.

Stock-based Compensation Expense

We have not issued any options or warrants to employees, officers or others.

For the fiscal year ending August 31, 2005, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” SFAS No. 123R sets forth the accounting requirements for “share- based” compensation payments to employees and non-employee directors and requires all share based-payments to be recognized as expense in the statement of operations. In March 2005, the SEC published Staff Accounting Bulletin No. 107, which requires stock-based compensation to be classified in the same expense line item as cash compensation (i.e. marketing, general and administrative, additional paid-in capital and research and development expenses). The compensation cost for all stock-based awards are measured at the grant date, based on the fair value of any specific award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). Determining the fair value of stock-based awards at the grant date requires significant estimates and judgments, including estimating the market price volatility of common stock and employee stock option exercise behavior.

SFAS No. 123R also requires stock-based compensation expense to be recorded only for those awards expected to vest using an estimated pre-vesting forfeiture rate. As such, SFAS No. 123R requires us to estimate pre-vesting option forfeitures at the time of any given grant and to reflect the impact of estimated pre-vesting option forfeitures on compensation expense recognized. Estimates of pre-vesting forfeitures must be periodically revised in subsequent periods if actual forfeitures differ from those estimates. We consider several factors in connection with its estimate of pre-vesting forfeitures including types of awards, employee class, and historical pre-vesting data. The estimation of stock awards that will ultimately vest requires judgment, and to the extent that actual results differ from our estimates, such amounts will be recorded as cumulative adjustments in the period the estimates are revised. If actual results differ significantly from these estimates, stock-based compensation expense and the results of operations could be materially impacted.

Accounting for Income Taxes

As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves the estimating of actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, amortization of intangibles and asset depreciation for tax and accounting purposes.

These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent it is believed that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increases this allowance in a period, we must include an expense within the tax provision in the consolidated statement of operations.

Our judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and valuation allowance. No provision is reflected for the years ended August 31, 2006 and 2005, respectively. In assessing the need for a valuation allowance, we consider our estimates of future taxable income, the period over which deferred tax assets may be recoverable, history of losses and assessment of the probability of continuing losses in the foreseeable future. In our estimate, any positive indicators, including forecasts of potential future profitability of businesses, are outweighed by the uncertainties surrounding company-related estimates and judgments of potential future taxable income. If actual results differ from these estimates or if we adjust these estimates because we believe we will be able to realize these deferred tax assets in the future, then an adjustment to the valuation allowance would increase income in the period such determination was made. Any changes in the valuation allowance could materially impact our financial position and results of operations.

Valuation of Long-lived and Intangible Assets and Goodwill

Under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead, are reviewed for impairment annually, and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Other intangible assets consist of trademarks, with an estimated useful life of 15 years, and patents, with an estimated useful life of 10 years.

Our review of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors we consider important, which could trigger an impairment review, include the following:

Significant underperformance relative to historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the company’s overall business;
•	Significant negative industry or economic trends;
•	Significant adverse changes in legal factors or in the business climate, including adverse regulatory actions or assessments; and
•	Significant decline in our stock price for a sustained period.

We calculate estimated future undiscounted cash flows, before interest and taxes, resulting from the use of the asset, and our estimated value of the asset at disposal and compare it to the company’s carrying value of the asset in determining whether impairment potentially exists. If a potential impairment exists, a calculation is performed to determine the fair value of the long-lived asset. This calculation is based on a valuation model and discount rate commensurate with the risks involved. Third-party appraised values may also be used in determining whether impairment potentially exists.

As described above, in assessing the recoverability of goodwill and other intangible assets, estimates of market values and projections regarding estimated future cash flows, and other factors are used to determine the fair value of the respective assets. If these estimates or related projections change in future periods, future goodwill impairment tests may result in a charge to earnings.

Results of Operations - Years ended August 31, 2004, 2005 and 2006

REVENUES AND COST OF REVENUES
(In thousands of $’s)

For the Years Ended August 31,
	2004	2005	2006

Sales	$-	$32	$118

Cost of Sales	324	216	1,414

Revenues and Cost of Sales. Revenues and cost of sales relate to domestic and international sales of our products.

OPERATING EXPENSES
(In thousands of $’s)

For the Years Ended August 31,
	2004	2005	2006

Compensation, professional and consulting fees	$3,128	$5,200	9,350
Rent expense	41	28	95
Other general and administrative expenses	178	143	393
Depreciation, amortization and impairment	7	66	8,691
Interest expense	-	31	237

Compensation, professional and consulting fees. The overall increases from 2004, through 2006, were due primarily to the development and expansion of our product line, the acquisition of subsidiary companies and redevelopment of the marketing plan. A majority of these expenses were paid in stock-based compensation.

Rent expense. To decrease expense, we reduced the rent expense from 2004 to 2005. The subsequent 2006 increase in rent is primarily due to the acquisition of Pan Probe and the consolidation of its rent expense into EDI’s financials.

Other general and administrative expenses. As with the rent expense, we reduced general and administrative expenses from 2004 to 2005. As we implemented our business plan, expenses increased, and as Pan Probe-related expenses were included in the consolidated financial statements for 2006, accounting for the dramatic increase in that year.

Depreciation, amortization and impairment. In the 2004 operating period, we had very little obtained equipment to depreciate and only one patent to amortize. Since the Pan Probe acquisition was completed late in the 2005 fiscal year, only a small portion of the depreciation and amortization was applicable. Full year amortization and depreciation was available for 2006, showing a dramatic increase over 2005.

Interest expense. Beginning in 2005 and continuing in 2006, interest expenses for loans began accumulating for a loan on the acquisition of Pan Probe, as well as for loans by shareholders and others.

Liquidity and Capital Resources

At August 31, 2006, cash and cash equivalents totaled $53,869, compared to $70,276 at August 31, 2005.

For the Years Ended August 31,
	2004	2005	2006
Net cash provided by (used in) continuing operations:
Operating activities	$(342)	(642)	(1,089)
Investing activities	(1)	( -)	(76)
Financing activities	338	712	1,149
Increase (decrease) in cash and cash equivalents	(4)	70	(16)

Operating Activities. The increase in net cash outflows from operations in 2006 compared to 2005 was due primarily to an increase in the issuance of common stock for consulting services totaling $8.8 million in 2006 compared to $4.9 million in 2005 and the increase in depreciation, amortization and impairment totaling $8.7 million in 2006 compared to less than $100,000 in 2005. There was also a decrease in 2006 of $1.3 million in inventory from 2005, and an increase of $0.2 million in 2006 in accounts payable and accrued expenses from 2005.

The increase in net cash outflows from operations in 2005 compared to 2004 was due primarily to an increase in the issuance of common stock for consulting services totaling $4.9 million in 2005, as compared to $2.9 million in 2004.

Investing Activities. The change in net cash flows from investing activities for all periods presented was due primarily to the acquisition of fixed assets from the July 2005 Pan Probe acquisition.

Financing Activities. The change in net cash inflows from financing activities was primarily the result of the proceeds from issuance of common stock, which varied from $214,488 in 2004 to $91,250 in 2005 to $1,064,101 in 2006. Also, the proceeds from notes payable - related parties varied from $123,563 in 2004 to $686, 056 in 2005 to $159,422 in 2006.

Results of Operations - Nine Month Interim period ended May 31, 2005, 2006 and 2007

REVENUES AND COST OF REVENUES
(In thousands of $’s)

For the Nine Month Interim Period Ended May 31,
	2005	2006	2007

Sales	$--	$132	$287

Cost of Sales	--	96	257

Revenues and Cost of Sales. Revenues and cost of sales relate to domestic and international sales of our products.

OPERATING EXPENSES
(In thousands of $’s)

For the Nine Month Interim Period Ended May 31,
	2005	2006	2007

Compensation, professional and consulting fees	$3,109	$7,620	$13,343
Research and development	-	-	5,000
Rent expense	1	58	105
Other general and administrative expenses	5	231	438
Depreciation, amortization and impairment	5	470	474
Interest expense	-	126	10,995

Compensation, professional and consulting fees. The overall increases from 2005, through 2007, were due primarily to the development and expansion of our product line, redevelopment of the marketing plan and for marketing efforts. A majority of these expenses, including some employee bonuses, were paid in stock-based compensation.

Research and development. In the nine months ending May 31, 2007 we acquired rights from Pan Probe Biotech Beijing to sell and distribute products in China and to distribute bird flu vaccines manufactured in China, exclusively, in all countries not bordering on China. These rights have been expensed at $5,000,000 as research and development expense by the Company.

Rent expense. To decrease expense, we reduced the rent expense prior to 2005. The subsequent 2006 and 2007 increases in rent are primarily due to the acquisition of Pan Probe and Sherman and the consolidation of its rent expense into EDI’s financials.

Other general and administrative expenses. As with the rent expense, we reduced general and administrative expenses prior to 2005. As we implemented our business plan, expenses increased, and as Pan Probe-related expenses were included in the consolidated financial statements for 2006 and 2007 (including adding a small amount of Sherman expense), accounting for the dramatic increase in those years.

Depreciation, amortization and impairment. In the 2005 operating period, we had very little obtained equipment to depreciate and only one patent to amortize. Since the Pan Probe acquisition was completed late in the 2005 fiscal year, depreciation and amortization was applicable for the full nine month period ending May 31, 2006. Full year amortization and depreciation was also available for 2007.

Interest expense. Beginning in 2006 and continuing in 2007, interest expenses for loans began accumulating for a loan on the acquisition of Pan Probe, as well as for loans by shareholders and others. This accounted for over $100,000 of the interest expenses in those years. In 2007, 1,200,000 shares of common stock were issued to repay certain related party debt. The value of these shares is $12,000,000 of which $1,200,000 is reflected as debt reduction and $10,800,000 as debt discount recorded as interest expense.

Liquidity and Capital Resources

At May 31, 2007, cash and cash equivalents totaled $12,059, compared to $141,855 at May 31, 2006.

For the Nine Month Interim Period Ended May 31,
	2005		2006	2007
Net cash provided by (used in) continuing operations:
Operating activities	$	(66)	(193)	(1,216)
Investing activities		( -)	(29)	(102)
Financing activities		66	294	1,276
Increase (decrease) in cash and cash equivalents		( -)	72	(42)

Operating Activities. The increase in net cash outflows from operations in 2007 and 2006 was due, in part, to an increase in the issuance of common stock for consulting services totaling $12.6 million in 2007 and $7.8 million in 2006 and the increase in depreciation, amortization and impairment totaling about $0.5 million in 2007 and 2006 compared to $5,494 in 2005. In addition, $5.0 million was issued in stock for research and development in 2007 and $10.8 million issued for discount on note payable. There was also a decrease in 2007 of $48,860 in inventory from 2006, and an increase of $271,794 in 2007 in accounts payable and accrued expenses from 2006.

Investing Activities. The change in net cash flows from investing activities for 2007 was due to the acquisition of fixed assets.

Financing Activities. The change in net cash inflows from financing activities was primarily the result of the proceeds from issuance of common stock, which varied from $463,000 in 2006 to $124,000 in 2007. Also, the proceeds from notes payable - related parties varied from $(94,357) in 2006 to $1,248,865 in 2007. The obligations for payments under capital lease changed in 2006 from $74,559 to $96,927 in 2007.

We believe that our cash and cash equivalent balances, anticipated cash flows from operations and external sources of funding from the capital markets will be sufficient to meet EDI’s cash requirements through August 31, 2008. In order for us to continue as a “going concern” beyond August 31, 2008, we may be required to obtain capital from external sources if projected revenue and profits are insufficient to sustain growth. However, there can be no assurances that we will be able to secure additional sources of financing at the times and at terms acceptable to us. The issuance of additional equity securities will also cause dilution to the EDI shareholders. If external financing sources are not available, or are inadequate to fund operations, we could be required to reduce operating costs, including research projects and personnel,, which could jeopardize, future strategic initiatives and business plans. For example, a reduction in operating costs at the Pan Probe subsidiary, based in San Diego, California or the administrative office in Irvine, California, should they occur, could jeopardize our ability to launch market and sell products and services necessary to order, grow and sustain our operations, and eventually, achieve profitability. As discussed in Note 14 to the consolidated financial statements included in this prospectus, the anticipation that we will be required to obtain additional financing in the foreseeable future raised substantial doubt about our ability to continue as a “going concern.” In addition to seeking capital from outside sources, our plans in regard to these matters include reductions in personnel and in fixed overhead costs, should they be necessary.

We may also encounter unforeseen difficulties that may deplete capital resources more rapidly than anticipated, including those set forth in EDI’s Risk Factors included herein. Any efforts to seek additional funding could be made through equity, debt or other external financing structure, and there can be no assurance that additional funding will be available on favorable terms, if at all.

EDI’s long-term requirements will be substantial, and the adequacy of available funds will depend upon many factors, including:

•	The costs of commercialization activities, including marketing, manufacturing and capital equipment;
•	Continued progress in research and development programs;
•	Costs involved in filing, prosecuting, enforcing and defending, any patents claims, should they arise;
•	The Company’s ability to license technology;
•	Competing technological developments;
•	The creation, and formation, of strategic alliances;
•	Other factors not within the Company’s control.

Off-Balance Sheet Arrangements

We have not entered into off-balance sheet financing arrangements, nor do we have significant commitments for capital expenditures in 2007. The only long-term liabilities we possess are obligations under capital lease, which, net of current portion for 2006, is $342,973.

Recent Accounting Pronouncements

Refer to Note 2 of the Company’s consolidated financial statements included elsewhere herein.

A summary of our contractual obligations and commitments as of August 31, 2006 is as follows:

Contractual Obligations and Commitments	Total	2007	2008	2009	2010	Beyond
Operating leases	$624,000	$156,000	$156,000	$156,000	$156,000	$156,000
Capital lease obligations	622,052	107,272	123,792	164,252	181,236	45,500
Long-term debt	---	---	---	---	---	---
Total Contractual Obligations and Commitments	$1,246,052	$263,272	$279,792	$320,252	$337,236	$201,500

Net Operating Loss Carryforwards

We have a net operating loss carryforward in the approximate amount of $84,189,940 as of May 31, 2007, available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At May 31, 2007, deferred tax assets consist of the following:

Net operating losses	$28,624,580
Amortization of goodwill	(352,534)
$28,272,046

Valuation allowance	(28,272,046)
$-

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate as a percentage of income before taxes and federal statutory rate for the nine months ended May 31, 2007 and 2006 is summarized below.

	2007	2006
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0
	0.0%	0.0%

Quantitative and Qualitative Disclosure of Market Risks

Our exposure to market risk is confined to our cash, cash equivalents and short-term investments which have maturities of less than one year. The goals of our investment policy are preservation of capital, fulfillment of liquidity needs and fiduciary control of cash and investments. We also seek to maximize income from our investments without assuming significant risk. To achieve our goals, we will maintain a portfolio of cash equivalents and investments in a variety of securities of high credit quality. The securities in our investment portfolio will not be leveraged, will not be classified as available for sale and will be, due to their very short-term nature, subject to minimal interest rate risk. We currently do not hedge interest rate exposure. Because of the short-term maturities of our investments, we do not believe that an increase in market rates would have any material negative impact on the value of our investment portfolio.

LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings. From time to time, we may receive claims of and become subject to commercial litigation related to the conduct of our business acquisitions. Such litigation could be costly and time consuming and could divert our management and key personnel from our business operations. The uncertainty of litigation increases these risks. In connection with such litigation, we may be subject to significant damages or equitable remedies relating to the operation of our business. Any such litigation may materially harm our business, results of operations and financial condition.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our current executive officers and directors.

Name	Age	Position
Charles A. Strongo	43	President, Chief Executive Officer, and Director
David Thomas, Ph. D.	72	Chairman of the Board
Richard Johnson	75	Chief Financial Officer
Clive R. Taylor, M.D., Ph.D.	63	Director
Baron E. Bernard, Sr.	73	Director
Charles E. Parker, M.D., MSEd.	80	Director
Paul Lisak, M.S., R.E.H.S.	63	Director
Ernest M. Vandewghe, Jr., M.D.	79	Director

Mr. Charles A. Strongo, Chief Executive Officer, President, and Director

Charles A. Strongo has served as our President and Chief Executive Officer since March 2004. He has been a member of our Board of Directors since June 2002. From 2002 to 2004, Mr. Strongo served as our Chief Financial Officer. Mr. Strongo currently serves as the President and Chief Executive Officer for our wholly owned subsidiary, Sherman Biotech, positions he has held since July 2006. Mr. Strongo received a B.A. in business administration from National University.

David Thomas, Ph.D., Chairman of the Board of Directors

David Thomas has served as Chairman of our board of directors since our inception. Dr. Thomas also chairs our Compensation Committee. Dr. Thomas is the founder of All American Capital, a corporation that engages in business consulting, and currently serves on its board of directors, a position he has held since 1996. He has also held directorships in other companies, including Century National Bank of Texas from 1982 to 1983, Marshall Islands Development Bank from 1979 to 1981. Dr. Thomas received a B.A. in political science from the University of Southern California and a MFT in foreign trade from the American Institute of Foreign Trade and a Ph.D. in economics from the University of Arizona.

Mr. Richard Johnson, Chief Financial Officer

Richard A. Johnson has served as our Chief Financial Officer since July 2005 and as Chief Financial Officer of Sherman Biotech, our wholly owned subsidiary, since September 2006. In 1990, Mr. Johnson founded Stanhill Associates, a Management Consulting company, and served as President until 1997. From 1998 to 2003, Mr. Johnson served as the Managing Consultant and Chief Financial Officer for McKnight Consulting, a Management Consulting company. From 1981 to 1985, Mr. Johnson held the position of Program Control Manager for C.F. Braun and Company, an engineering and construction company. Mr. Johnson received a B.A. in civil engineering from the University of Illinois in 1957.

Dr. Clive R. Taylor, M.D., Ph.D., Director

Clive R. Taylor has served on our Company’s board of directors since 1999. Dr. Taylor is the Chairman of the Department of Pathology and Laboratory Medicine at the University of Southern California, a position he has held since 1983. Since 2001, he has been the Chairman of one of the FDA Advisory Panels for Diagnostic Devices and Radiologics. In 1998, Dr. Taylor joined Stereovision, Inc., a 3D-imaging company, and currently serves as its scientific advisor and as a member of its board of directors. From 1997 to 2000, Dr. Taylor served as President of the Association of Pathology Chairs. From 1995 to 1998, Dr. Taylor served as President of Biological Stain Commission, and he currently retains a position as trustee. Dr. Taylor received a Ph.D. in immunology from the University of Oxford and a M.D. from the University of Cambridge.

Mr. Baron E. Bernard, Sr., Director, Secretary

Baron E. Bernard joined our board of directors in April 2004 and continues to serve as a director. Mr. Bernard also serves on our Audit and Compensation Committees. Mr. Bernard is also our Secretary, a position he has held since April 2004. In 1973, Mr. Bernard founded Bernard Associates, hotel development consultants, and Bernard Hotels-Hotel Management, a leader in the hotel industry, and held the position of owner until 2004. Mr. Bernard received a B.S. in accounting from Cornell University in 1955.

Dr. Charles E. Parker, M.D., MSEd., Director

Charles E. Parker has served as a member of our board of directors since April 2007 and is Chairman of the Audit Committee. From 1977 to 1996 Dr. Parker served on the board of directors of Olivevien Medical Center, a Division of UCLA. Prior to his corporate positions, Dr. Parker practiced medicine and taught as a professor of medicine at the University of California’s School of Medicine at Los Angeles from 1976 to 1996 and at the University of Southern California from 1996 to present Dr. Parker received an A.A. in modern languages from Sierra College in 1952, and a B.A. in biology from the University of Utah in 1954. Dr. Parker also holds several advanced degrees including a M.D. from the University of Maryland, School of Medicine and a M.S. in medical education from the University of Southern California.

Mr. Paul Lisak, M.S., R.E.H.S., Director

Paul Lisak has served as a member of our board of directors since February 2007 and holds seats in the Audit and Compensation Committees. Mr. Lisak has also served as a member of the board of directors of Paradise Music & Entertainment, Inc., a public company engaged in the business of producing movies, DVD’s, CD’s and environmental laboratories, and has held that position since 2006. Mr. Lisak served in numerous positions with Los Angeles County. Mr. Lisak first joined Los Angeles County in 1973 as an Industrial Waste Inspector, and he went on to the positions of Staff Developer, Program Manager for Public Health Pharmacy and Administrator of Public Health Labs. As Staff Developer, Mr. Lisak trained over 200 health workers, and his position as Program Manager required him to oversee the production and nation-wide distribution of pharmaceuticals. (recent hires require information on business experience; not sure if necessary). In 1990, Mr. Lisak obtained the position of Supervisor and Industrial Hygienist for Hazardous Materials Control Manager and was subsequently promoted to Hazardous Materials Control Manager in 1994, a position he held until 2002. Mr. Lisak received a B.A. in biology and environmental science from Indiana State University in 1970 and a M.A. in environmental science and occupational health from California State University at Northridge in 1978.

Dr. Ernest M. Vandeweghe, Jr., M.D., Director,

Ernest M. Vandeweghe, Jr., M.D. has served on our board of directors since April 2007 and also sits on the Audit Committee. From 1949 to 1956, Dr. Vandeweghe was a professional basketball player with the New York Knickerbockers of the National Basketball Association, a professional basketball league team. >From 1967 to 1976, Dr. Vandeweghe served as a member of the board of directors of the National Athletic Foundation. From 1960 to 1975, Dr. Vandeweghe practiced medicine for the LA Lakers of the NBA, another professional basketball league team. Dr. Vandeweghe received a B.A. in art from Colgate University and a M.D. from Columbia University College of Physicians and Surgeons.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board of Directors

The Audit Committee currently consists of Dr. Parker, Mr. Lisak, and Mr. Bernard. Dr. Parker and Mr. Lisak are independent under the listing standards of the NASDAQ Stock Market. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent registered public accounting firm and is primarily responsible for approving the services performed by the Company's independent registered public accounting firm and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and system of internal accounting controls. The Audit Committee is also responsible for maintaining communication between the Board of Directors and the Company's independent registered public accounting firm. Dr. Parker is the chair of the Audit Committee.

The Board has determined that Dr. Parker is an audit committee financial expert as defined by Item 401(h) of Regulation S−K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Compensation Committee currently consists of Dr. Thomas, Mr. Bernard, and Mr. Lisak. Dr. Thomas and Mr. Lisak are independent under the listing standards of the NASDAQ Stock Market.

The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis.”

All directors participate in the consideration of director nominees. We do not have a policy with regard to consideration of nominations for director. We accept nominations for directors from our security holders. There is no minimum qualification for a director nominee to be considered by our board of directors. All of our directors will consider any nomination in accordance with his or her fiduciary responsibility to the company and its stockholders.

Security holders may send communications to our Board of Directors by writing to EarlyDETECT Inc., 2082 Michelson Dr., Suite 212, Irvine, California 92612, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

Executive Compensation

Our directors receive $2,500 for each meeting attended, provided that no director shall receive an aggregate of more than $10,000 per year. Each of our directors also receives and 50,000 shares of our common stock upon accepting the appointment as a director of the company.

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended August 31, 2006 and August 31, 2005.

Summary Executive Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Charles A. Strongo, President, CEO, and Director (1)	2006	--	2,000,000	--	--	2,000,000
	2005	--	2,000,000	--	31,000	2,031,000
Richard Johnson, CFO	2006	--	168,000	--	40,250	108,250
	2005	--	120,000	--	3,000	123,000
________________
(1)	Mr. Strongo is a named executive officer who also serves on our board of directors. As such, Mr. Strongo does not receive separate compensation for serving as a director.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Thomas, Ph.D.	-	-	-	-	-	-	-
Clive R. Taylor	-	-	-	-	-	-	-
Baron E. Bernard	-	-	-	-	-	-	-
Charles E. Parker (1)	-	500,000	-	-	-	-	500,000
Paul Lisak (1)	-	500,000	-	-	-	-	500,000
Ernest M. Vandewghe, Jr. (1)	-	500,000	-	-	-	-	500,000
_____________________
(1)	Directors Dr. Charles E. Parker, Paul Lisak and Dr. Ernest M. Vandewghe, Jr. became directors in April 2007 and were issued 50,000 shares each valued at $10.00 per share on becoming directors.

Outstanding Equity Awards at August 31, 2006

We do not have any outstanding equity awards at August 31, 2006.

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the narrative and tables that follow.

Overview

Objectives of Compensation Program. The objective of our compensation program for our executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and urgency and to link rewards to measurable corporate performance goals.

Our executive officers’ compensation currently has three primary components:

      · base salary;

      · cash bonuses; and

      · employee benefits and perquisites.

Determination of Our Compensation Program. For our business, we rely on highly qualified and talented employees who have worked in biotech and pharmaceutical companies to execute our business model and, thus, our compensation program is patterned on those of technology companies in order to attract and retain talented employees who may have opportunities in biotech and pharmaceutical companies.

Determining the Elements of Our Compensation Program. Our compensation program consists of two general elements: a fixed portion of compensation to retain and provide a base level of compensation to our employees and a performance element to incentivize our employees to achieve superior corporate performance. The fixed portion of our compensation program consists of the base salary. The performance element of our compensation program consists of cash bonus and the grant of restricted stock. In addition, we believe the grant of stock awards helps us to align the interests of our executive officers with the interests of our stockholders.

Determining the Amounts of Each Element of Our Compensation Program. In determining the total amount and mixture of the compensation for each of our executive officers, our compensation committee and our board of directors subjectively consider the overall value to us of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to our goals of each executive officer, and our long-term needs and goals, including attracting and retaining key management personnel. Our compensation committee reviews the performance of each executive officer annually and determines whether the executive officer should receive any increase in base salary or receive a stock award based on such evaluation.

Role of Compensation Committee and CEO. The compensation committee of our board of directors has responsibility for reviewing, approving and determining the compensation of our executive officers. Annually, our compensation committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. Our CEO assists our compensation committee in reaching compensation decisions with respect to the named executives other than the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. If our compensation committee considers it appropriate, it may increase our executive officers’ base salary or provide for additional stock awards.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders). For 2006, our executive officers did not receive compensation in excess of $1 million. Generally, while we seek to maximize the deduction of our executive officers, because we compensate our executive officers in a manner designed to promote our varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible.

Discussion of Specific Components of Our Compensation Program.

Base Salary. Our compensation committee will periodically review (usually annually) the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, our compensation committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each performance factor in determining base salary.

Cash Bonuses. From time to time, our compensation committee grant cash bonuses to our employees at the end of the year. In making cash bonus decisions, our compensation committee exercises its discretion and judgment based on individual job performance.

Equity Compensation. We grant restricted stock to our employees, including our executive officers, from time to time. We believe the restricted stock align our executive officers’ interests with those of our stockholders, help to retain our executive officers and encourage our executive officers to increase the value of our corporate enterprise.

Benefits and Perquisites. Our executive officers participate in the employee benefits that are available to all employees.

Severance and Change of Control Payments. We do not have any arrangements or agreements with our executive officers providing for severance and change of control arrangements.

Employment Agreement

We entered into an employment agreement with Charles A. Strongo beginning April 1, 2004 and continuing through August 31, 2009. Under the terms of the agreement, upon the company becoming a publicly traded company, Mr. Strongo will be entitled to a base salary at the rate of $240,000 per year, and upon approval by the Board, be eligible to receive options to purchase 200,000 shares of the company’s common stock per year at the price of $2.50 per share. The agreement also provides for four weeks of paid vacation and $1,000 per month for all health, dental, and life insurance coverage. Upon the company becoming a publicly traded company, Mr. Strongo will also be entitled to receive an annual bonus not to exceed 100% of his base salary, as determined by the discretion of the Board of Directors. The agreement also provides for non-competition covenant by Mr. Strongo for a period of three years after the end of the employment in favor of the Company.

We entered into an employment agreement with Richard Johnson beginning July 1, 2005 and continuing through August 31, 2009. Under the terms of the agreement, upon the company becoming a publicly traded company, Mr. Johnson will be entitled to a base salary at the rate of $120,000 per year, and upon approval by the Board, be eligible to receive options to purchase 25,000 shares of the company’s common stock per year at the price of $5.00 per share. The agreement also provides for three weeks of paid vacation. The agreement also provides for non-competition covenant by Mr. Johnson for a period of three years after the end of the employment in favor of the Company.

Potential Payments Upon Termination or Change in Control

We do not have any arrangements or agreements with our executive officers providing for payments upon termination or change in control.

RELATED PARTY TRANSACTIONS

The Company entered into a settlement with Peter George, a former director, in the amount of $833,182. This amount included interest through June 20, 2005. In a stipulation dated August 31, 2005, it was stipulated that the Company made three payments of $20,000 each against the total amount. The Company was required to make a $25,000 payment by September 27, 2005 and another $25,000 payment by October 27, 2005, with the remaining balance due and payable with accrued interest at 8% on November 28, 2005. On November 28, 2005, the Company was able to extend this note with the former owner indefinitely with payments to be made as the Company is in a position to do so.

The Company has an agreement with Charles Strongo, our Chief Executive Officer, for funds that he has advanced the Company over the past year. The agreement provides for repayment of funds up to $500,000. As of August 31, 2006 and 2005, there was $375,986 and $177,627 outstanding, respectively to the current owner.

The Company has an agreement with All American Capital, a company that is owned by Dr. David Thomas, our Chairman of the Board of Directors. This company has advanced and been advanced amounts to the Company over the past three years. The Company as of August 31, 2006 owes this company with a common director $50,000, as these funds were advanced to the Company in August 2006. The Company as of August 31, 2005 was owed $217,750 from the company that is owned by Dr. Thomas, and as of August 31, 2004, the Company owed $123,563 to this company. During the past two years, the balance comprised of various expenses that the company under common control paid on behalf of the Company. In 2005, to repay the amounts advanced, the Company signed over the deed to a building that was acquired by the Company for shares of their common stock valued at $645,000 and in addition repaid $134,000. This culminated in the Company being owed $217,750. The Company sold the building at its acquisition cost. The Company and Dr. Thomas agreed to recognize the $217,750 as a commission for the funds raised for the Company as well as the acquisition of Pan Probe.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners / Management

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of August 1, 2007, by: (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included shares of common stock underlying options, warrants and convertible preferred stock held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of August 1, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person is c/o EarlyDETECT, Inc., 2082 Michelson Dr., Suite 212, Irvine, CA 92612.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class (1)
Executive Officers and Directors:
Charles A. Strongo	6,076,707(2)	27.1
Richard Johnson 612 Wood Lake Dr. Brea, CA 92821	120,800	0.5
David Thomas	3,529,450(3)	15.7
Clive R. Taylor, M.D., Ph.D.	325,500	1.5
Baron E. Bernard, Sr.	446,000	2.0
Charles E. Parker, M.D., MSEd.	75,600	0.3
Ernest M. Vandewghe, M.D.	50,000	0.2
Paul Lisak, M.S., R.E.H.S.	55,500	0.2

All Directors and Executive Officers (nine persons)

More than 5% Beneficial Owners:

Alice Yu & Dr. Shuije Cui	3,000,000(4)	13.4

* Constitutes less than 1%
_____________________
(1)
As used in this table, “beneficial ownership” means the sole or shared voting power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Applicable percentage ownership is based on 22,437,099 shares of common stock outstanding at August 1, 2007.

(2)	Includes 600,000 shares held in Mr. Strongo's family trusts of which he has investment and voting control.

(3)
Includes 946,000 shares held by members of Dr. Thomas' family of which he has investment and voting control. The remaining 2,583,450 shares are held by All American Capital, a company in which Dr. Thomas is the sole owner and director.

(4)	Includes 500,000 shares held by Dr. Cui's brother of which he has investment and voting control.

Equity Compensation Plan Information

We have not adopted an equity compensation or stock option plan. As the number of employees increases or as the need arises, we will evaluate whether to adopt a plan as appropriate.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Each share of common stock is entitled to one vote and the preferred stock is non-voting. As of August 1, 2007, there were 22,437,099 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. After this offering, we will have 22,437,099 shares of common stock outstanding assuming we sell the maximum amount.

For more detailed information, please see our Articles of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Integrity Stock Transfer.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of [_____________], 2007, upon completion of this offering, [_____________] shares of common stock will be outstanding, assuming no exercise of options or warrants. All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining [_____________] shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144, Rule 144(k) or Rule 701 to the extent such shares have been released from any repurchase option that we may hold. “Restricted securities” as defined under Rule 144 were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered pursuant to an exemption from registration, such as Rule 144, Rule 144(k) or Rule 701 under the Securities Act.

Rule 144

In general, under Rule 144 under the Securities Act of 1933, as in effect on the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of common stock then outstanding, which will equal approximately [_____________] shares immediately after the completion of this offering; or

•	the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k) of the Securities Act as in effect on the date of this prospectus, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. [_____________] shares of our common stock will qualify for resale under Rule 144(k) within 180 days of the date of this prospectus, subject to the lock-up agreements, and to the extent such shares have been released from any repurchase option that we may hold.

 Lock-Up Agreements

At the time closing of the offering, [_____________] will have entered into an agreement that for a period of 12 months from the date this registration statement becomes effective, he will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, other than through existing Rule 10b5-1 trading plans, intra-family transfers or transfers to trusts for estate planning purposes, without the consent of MidSouth Capital, which consent will not be unreasonably withheld. MidSouth Capital may consent to an early release from the one-year lock-up period if, in its opinion, the market for the common stock would not be adversely affected by sales and in cases of an officer, director or other stockholder’s financial emergency.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material United States federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this offering. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation, U.S. expatriates, partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (or other entity treated as a partnership) for United States federal income tax purposes. A U.S. person is any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•
a trust (1) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

If we make cash or other property distributions on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain on Disposition of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but which qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder’s United States trade or business, the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (or if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•
our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock. The determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

We believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to United States federal income tax on an net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 28% rate, however, generally will not apply to distribution payments to a non-U.S. holder of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Payments of the proceeds from a disposition by a non-U.S. holder of our common stock made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) will apply to those payments if the broker does not have documentary evidence that the beneficial owner is a non-U.S. holder, an exemption is not otherwise established, and the broker is:

•	a U.S. person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•
a foreign partnership if at any time during its tax year (1) one or more of its partners are U.S. persons who hold in the aggregate more than 50% of the income or capital interest in such partnership, or (2) it is engaged in the conduct of a United States trade or business.

Payment of the proceeds from a non-U.S. holder’s disposition of our common stock made by or through the United States office of a broker generally will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. holder status under penalties of perjury, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING

MidSouth Capital, Inc. will act as the representative of the underwriters with respect to the shares of common stock being offered. In connection with this offering, MidSouth Capital and we have agreed to sell a minimum of 1,000,000 shares and a maximum of 3,000,000 shares of common stock on a best efforts basis.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•   Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•   A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice.

Indemnification

Indemnification will be provided between us and the underwriters against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters’ Compensation

For the underwriting services, the underwriters are entitled to receive a commission equal to eight percent (8%) of the gross proceeds in the offering; and a non-accountable marketing expense allowance equal to three percent (3%) of the gross proceeds in the offering. In addition, the underwriters are entitled to receive 50,000 shares of our common stock and warrants to purchase the number of shares of common stock equal to 10% of the shares sold in the offering for a term beginning on the closing date of the offering and ending six (6) months from the closing date, with an exercise price per share equal to the offering price per share in the offering. We also agreed to reimburse MidSouth Capital for its out-of-pocket expenses up to an aggregate of $100,000, including legal fees.

Determination of Offering Price

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the shares were:

•   our history and our prospects;

•   the industry in which we operate;

•   the status and development prospects for our proposed business plan;

•   the previous experience of our executive officers; and

•   the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the common stock. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the initial public offering price.

Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

LEGAL MATTERS

Greenberg Traurig, LLP, Costa Mesa, California will pass upon the validity of the securities offered by this prospectus on our behalf. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., Atlanta, Georgia is counsel to the underwriter in connection with this offering.

EXPERTS

Michael Pollack, CPA ("Pollack"), an independent registered public accounting firm, has audited our financial statements for the fiscal years ended August 31, 2006, August 31, 2005, and August 31, 2004 as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed below.

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information On-Line information, free of charge	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
Information about the SEC’s	SEC’s Internet website at http://www.sec.gov

EARLYDETECT INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of August 31, 2005 and 2004	F-3

Consolidated Statements of Operations for the Years Ended August 31, 2005 and 2004	F-4

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Years ended August 31, 2005 and 2004	F-5

Consolidated Statements of Cash Flows for the Years Ended August 31, 2005 and 2004	F-6

Notes to Consolidated Financial Statements	F-7 - F-25

Page(s)
FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005

Report of Independent Registered Public Accounting Firm	F-27

Consolidated Balance Sheets as of August 31, 2006 and 2005	F-28

Consolidated Statements of Operations for the Years Ended August 31, 2006 and 2005	F-29

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Years ended August 31, 2006 and 2005	F-30

Consolidated Statements of Cash Flows for the Years Ended August 31, 2006 and 2005	F-31

Notes to Consolidated Financial Statements	F-32 - F-51

INDEX TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

REVIEWED CONSOLIDATED FINANCIAL STATEMENTS	Page(s)
FOR THE NINE MONTHS ENDED MAY 31, 2007, 2006 AND 2005

Report of Independent Registered Public Accounting Firm	F-53

Reviewed Consolidated Balance Sheets as of May 31, 2007, 2006 and 2005	F-54

Reviewed Consolidated Statements of Operations for the Nine Months Ended May 31, 2007, 2006 and 2005	F-55

Reviewed Consolidated Statement of Changes in Stockholders’ Equity Deficit) for the Nine Months ended May 31, 2007, and the Years ended August 31, 2006, 2005 and 2004	F-56

Reviewed Consolidated Statements of Cash Flows for the Nine Months Ended May 31, 2007, 2006 and 2005	F-57

Notes to Reviewed Consolidated Financial Statements	F-58 - F-79

EARLYDETECT INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockolders of
EarlyDetect Inc.
Irvine, California

I have audited the accompanying consolidated balance sheets of EarlyDetect Inc. (the “Company”) as of August 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EarlyDetect Inc. as of August 31, 2005 and 2004, and the results of its operations, and cash flows for the years then ended in conformity with U.S, generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred substantial operating losses and has recently received proper approvals from the regulatory bodies to enable them to sell their product in the United States and will be looking to raise capital over the next year to assist in funding their operations. These factors along with initial marketing of their products to generate revenue raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company has restated the consolidated financial statements for the years ended August 31, 2005 and 2004 to account for $429,520 of accrued compensation that was previously omitted from the originally stated consolidated financial statements. The accrued compensation was to a former officer of the Company and was for compensation earned prior to August 31, 2003.

/s/ MICHAEL POLLACK, CPA
MICHAEL POLLACK, CPA
Cherry Hill, New Jersey

April 20, 2006, except for Note 16 and 17, which is dated November 27, 2006

EARLYDETECT INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2005 AND 2004

ASSETS
		Restated
	2005	2004

Current Assets:	Restated	Restated
Cash and cash equivalents	$70,276	$-
Accounts receivable, net	-	-
Inventory	4,598,540	-

Total Current Assets	4,668,816	-

Fixed assets, net of depreciation	5,172,955	20,502

Other Assets:
Patents, net of amortization	644,583	-
Trademarks, net of amortization	786	370
Goodwill	5,914,212	-

Total Other Assets	6,559,581	370

TOTAL ASSETS	$16,401,352	$20,872

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Note payable - acquisition	$3,500,000	$-
Note payable - bank	250	50,000
Notes payable - related parties	997,799	956,745
Current portion of obligations under capital lease	89,471	-
Bank overdraft	-	239
Accounts payable and accrued expenses	906,934	1,106,080

Total Current Liabilities	5,494,454	2,113,064

Long-term Liabilities:
Obligations under capital lease, net of current portion	432,444	-

Total Long-term Liabilities	432,444	-

Total Liabilities	5,926,898	2,113,064

COMMITMENTS AND CONTINGENCIES (NOTE 8)	-

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $.001 par value; 50,000,000shares authorized
and 14,697,131 and 11,027,252 shares issued and outstanding	14,697	11,027
Additional paid-in capital	44,262,048	26,046,937
Accumulated deficit	(33,802,291)	(28,150,156)

Total Stockholders' Equity (Deficit)	10,474,454	(2,092,192)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$16,401,352	$20,872

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

	2005	2004

OPERATING REVENUES
Sales	$32,813	$-

COST OF SALES
Direct costs	216,233	324,864
Compensation expense	-	-
Amortization of intangible assets	-	-
Other costs	-	-
Total Cost of Sales	216,233	324,864

GROSS (LOSS)	(183,420)	(324,864)

OPERATING EXPENSES
Compensation, professional and consulting fees	5,200,036	3,127,723
Rent expense	28,104	40,848
Other general and administrative expenses	143,175	178,441
Depreciation and amortization	66,069	7,325
Total Operating Expenses	5,437,384	3,354,337

LOSS BEFORE OTHER INCOME (EXPENSE)	(5,620,804)	(3,679,201)

OTHER (EXPENSE)
Interest expense, net	(31,331)	-
Total Other (Expense)	(31,331)	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(5,652,135)	(3,679,201)
Provision for Income Taxes	-	-

NET LOSS	$(5,652,135)	$(3,679,201)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.44)	$(0.58)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,862,192	6,371,551

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficits	Total

Balance, August 31, 2003, as originally reported	1,715,849	$1,716	$22,598,160	$(24,041,435)	$(1,441,559)

Prior period adjustment	-	-	-	(429,520)	(429,520)

Balance, August 31, 2003, as restated	1,715,849	1,716	22,598,160	(24,470,955)	(1,871,079)

Common stock issued to founders for services rendered	9,000,000	9,000	-	-	9,000

Common stock issued for consulting services	294,992	295	2,923,505	-	2,923,800

Common stock issued for conversion of vendor payables	4,144	4	310,796	-	310,800

Common stock issued for cash	12,267	12	214,476	-	214,488

Net loss for the year	-	-	-	(3,679,201)	(3,679,201)

Balance, August 31, 2004	11,027,252	11,027	26,046,937	(28,150,156)	(2,092,192)

Common stock issued for acquisition of Pan Probe Biotech	2,500,000	2,500	12,497,500	-	12,500,000

Common stock issued for consulting services	1,020,566	1,021	4,914,309	-	4,915,330

Common stock issued for building	129,000	129	644,871	-	645,000

Common stock issued for cash	18,500	18	91,232	-	91,250

Common stock issued for bonus shares to stockholders	1,813	2	67,199	-	67,201

Net loss for the year	-	-	-	(5,652,135)	(5,652,135)

Balance, August 31, 2005, as restated	14,697,131	$14,697	$44,262,048	$(33,802,291)	$10,474,454

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,652,135)	$(3,679,201)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	66,069	7,325
Common stock issued for bonus shares to stockholders	67,201	-
Common stock issued for founders for consulting services	-	9,000
Common stock issued for consulting services	4,915,330	2,923,800

Changes in assets and liabilities
Decrease in inventory	-	203,728
Increase (decrease) in accounts payable and accrued expenses	(38,594)	193,601
Total adjustments	5,010,006	3,337,454
Net cash (used in) operating activities	(642,129)	(341,747)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	-	(586)
Net cash (used in) investing activities	-	(586)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from issuance of common stock	91,250	214,488
Increase (decrease) in bank overdraft	(239)	239
Payment on note payable - bank	(49,750)	-
Proceeds (payments) from notes payable - related parties, net	686,056	123,563
Payments of obligations under capital lease	(14,912)	-
Net cash provided by financing activities	712,405	338,290

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	70,276	(4,043)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	4,043

CASH AND CASH EQUIVALENTS - END OF PERIOD	$70,276	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:

Acquisition of Pan Probe Biotech

Common stock issued for company	$12,500,000	$-
Issuance of note payable	3,500,000	-
Fixed assets acquired
Equipment	(4,476,245)	-
Building	(200,000)	-
Inventory acquired	(4,598,540)	-
Accounts receivable acquired	(281,003)	-
Patent acquired	(650,000)	-
Goodwill acquired	(5,914,212)	-
Accounts payable assumed	120,000	-
Related party notes assumed	-	-
	$-	$-
Sale of building to related party in lieu of payment of note payable	$645,000	$-
Common stock issued for payment of vendor payables	$-	$310,800

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 AND 2004

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION

Advanced Medical Systems, Inc. was incorporated on September 19, 1996 in the State of Nevada. On June 22 2001, Advanced Medical Systems, Inc. changed its name to EarlyDetect, Inc. (the “Company”).

The Company offers a wide range of health screening products that have been carefully evaluated and offer reliable results. Founded in 1996, the Company offers 11 FDA registered health screening kits including tests for pregnancy, ovulation, menopause, cholesterol, blood glucose, stomach ulcers, prostate, colon health, drug detection, alcohol blood levels, breast self-examination, and blood pressure monitors. All of the Company’s products are FDA registered and are manufactured in FDA registered facilities.

The Company was selling their products through 2003 in Canada, and has since ceased, concentrating on the FDA approval process and marketing efforts in the United States.

On July 27, 2005, the Company acquired Pan Probe Biotech, Inc., (“Pan Probe”) a manufacturer of the health screening products and developer of these products for 2,500,000 shares of the Company’s common stock valued at $12,500,000 and a promissory note in the amount of $3,500,000.

The transaction was accounted for as a purchase, and as a result, Pan Probe became a wholly owned subsidiary of the Company, and their results have been consolidated herein.

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation for the period July 26, 2005 through August 31, 2005.

Development Stage Company

The Company has considered Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises” in its consolidated financial statements. The Company believes that the criteria established in SFAS No. 7 does not apply due to the fact that the Company has completed development of their product. Additionally, in years past has recognized revenues for their products. The Company has spent the past few years raising money and gaining FDA approval in the United States for the products. This has occurred in the fiscal year ended 2005.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution that have periodically exceeded the limit of insurability under Federal Deposit Insurance Corporation.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Revenue Recognition

The Company has recognized revenue in accordance with Staff Accounting Bulletin 100 and 101. Specifically, the following criteria must be established prior to recognition:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectibility is reasonably assured.

The Company recognizes revenue upon the sales orders being placed and achieving the criteria noted above. The Company in the past has sold its good in foreign countries (Canada).

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Other intangible assets consist of trademarks, with an estimated useful life of 15 years and patents, with an estimated useful life of 10 years, and are reflected below:

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Goodwill and Other Intangible Assets (Continued)

	As of August 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net
Amortized Intangible Assets:

Trademarks	$912	$126	$786
Patents	$650,000	$5,417	$644,583

Amortization Expense:

For the year ended August 31, 2005		$5,450
For the year ended August 31, 2004		31

Estimated Amortization Expense:

For the year ended August 31, 2006		$65,061
For the year ended August 31, 2007		65,061
For the year ended August 31, 2008		65,061
For the year ended August 31, 2009		65,061
For the year ended August 31, 2010		65,061
For the year ended August 31, 2011 through 2020		320,064
Total		$645,369

The changes in goodwill is as follows:

Goodwill:

Balance - September 1, 2003		$-

Increases in goodwill on acquisitions made		-
Impairment of goodwill		-

Balance - August 31, 2004		-

Increases in goodwill on acquisitions made		5,914,212
Impairment of goodwill		-

Balance - August 31, 2005		$5,914,212

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized. No provision (benefit) is reflected for the years ended August 31, 2005 and 2004, respectively.

Fair Value of Financial Instruments

       The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Advertising Costs

       The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the consolidated statements of operations for the years ended August 31, 2005 and 2004.

Fixed Assets

                                Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment held under capital lease is included in fixed assets and is being depreciated over the estimated term of the lease or estimated life of the asset, whichever is shorter.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets (Continued)

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Accounts Receivable

When the Company conducts business it extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company has monitored exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of August 31, 2005 and 2004, there have been no allowances reserved by the Company.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Inventory

Inventory is stated at the lower of cost or market, utilizing the first-in, first-out method and includes finished goods as well as raw and bio- materials. The inventory cost includes the cost of packaging supplies, direct and indirect labor and other indirect manufacturing costs.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	August 31, 2005	August 31, 2004

Net loss	$(5,652,135)	$(3,679,201)

Weighted-average common shares
Outstanding (Basic)	12,862,192	6,371,551

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	12,862,192	6,371,551

There were no options and warrants outstanding to purchase stock for the years ended August 31, 2005 and 2004, respectively.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company has no established stock option plan, and has not issued any options or warrants to employees, officers, directors, or others.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the first interim period after December 15, 2005. The Company adopted these provisions for their fiscal year ended August 31, 2005, and the adoption did not have a material impact on the consolidated financial statements.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option or share issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Recent Accounting Pronouncements

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS 151), “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have a material impact on its consolidated financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 3-        FIXED ASSETS

Fixed assets as of August 31, 2005 and 2004 are as follows:

	Estimated Useful Life	August 31, 2005	August 31, 2004

Production machinery and equipment	10	$4,476,245	$-
Building	15	200,000	-
Office machinery and equipment	5	34,936	34,936
Furniture and fixtures	5	1,536	1,536
Equipment held under capital lease	6	536,827	-

Subtotal		5,249,544	36,472
Less: Accumulated depreciation		(76,589)	(15,970)

Total		$5,172,955	$20,502

There was $60,619 and $7,294 charged to operations for depreciation expense for the years ended August 31, 2005 and 2004, respectively. There was $14,912 and $0 included in depreciation expense for the years ended August 31, 2005 and 2004 for equipment held under capital lease, respectively.

NOTE 4-        NOTES PAYABLE - RELATED PARTIES

Former Owner

The Company entered into a settlement with a former director in the amount of $833,182. This amount included interest through June 20, 2005. In a stipulation dated August 31, 2005, it was noted that the Company made three payments of $20,000 each against the total amount. The Company is required to make a $25,000 payment by September 27, 2005 and another $25,000 payment by October 27, 2005, with the remaining balance due and payable with accrued interest at 8% on November 28, 2005. On November 28, 2005, the Company was able to extend this note with the former owner indefinitely with payments to be made as the Company sells its common stock. Additionally, interest ceased being accrued for as of November 28, 2005. The Company has accrued interest for the period June 20, 2005 through August 31, 2005 in the amount of $10,376. Interest expense for the years ended August 31, 2005 and 2004 under this note was $10,376 and $0, respectively. From September 1, 2005 through April 18, 2006, the Company has paid $105,000 to the former officer.

The balance outstanding under this obligation is $773,182 and $833,182 at August 31, 2005 and 2004, respectively. The 2004 balance is equal to the original note amount which was for amounts due the former owner prior to August 31, 2004.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 4-        NOTES PAYABLE - RELATED PARTIES (CONTINUED)

Current Shareholders

The Company has a note agreement with a current officer for funds that he has advanced the Company over the past year. The note agreement provides for repayment of funds up to $500,000. As of August 31, 2005, there is $177,627 outstanding to the current owner. The note is due on demand and has been included in current liabilities. The Company has calculated interest on this note at 8%. Accrued interest at August 31, 2005, and interest expense for the year ended August 31, 2005 under this note is $5,015.

Additionally, there is $46,990 and $0 in advances due to current officers that are also shareholders. These amounts bear no interest and are due on demand. The advances were short-term in nature, and have been converted to a promissory note on September 1, 2006. The note will now bear interest on the unpaid principal balance at 6% interest. The note remains a demand note and will remain as a current liability.

Advances to/from Company With Common Director

The Company has a note agreement with a company that is owned by a director of the Company. This company has advanced and been advanced amounts to the Company over the past two years. The Company as of August 31, 2005 was owed $217,750 from the company that is owned by a director of the Company, and as of August 31, 2004, the Company owed $123,563 to this company. During the past two years, the balance comprised of various expenses that the company under common control paid on behalf of the Company. In 2005, to repay the amounts advanced, the Company signed over the deed to a building that was acquired by the Company for shares of their common stock (see Note 12) valued at $645,000 and in addition repaid $134,000. This culminated in the Company being owed $217,750. The Company sold the building at the cost they acquired at, there was no depreciation on the building, and no gain or loss attributed to the sale. The Company and the company that is owned by a director of the Company agreed to recognize the $217,750 as a commission for the funds raised for the Company as well as the acquisition of Pan Probe. As of August 31, 2005, the balance due the Company is $0.

NOTE 5-        NOTES PAYABLE - BANK

The Company had a line of credit with a bank in the amount of $50,000 during 2005 and 2004. The Company would borrow funds from time to time for working capital needs. Interest on the lines of credit were variable at prime rate plus 2.5%. The balance at August 31, 2005 and 2004 was $250 and $50,000 respectively. Interest for the years ended August 31, 2005 and 2004 were approximately $1,450 and $2,720, respectively.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 6-        NOTE PAYABLE - ACQUISITION

As discussed in Note 7, the Company entered into a note agreement with the former owners of Pan Probe Biotech, Inc., a company that was acquired by the Company on July 26, 2005.

The note, in the amount of $3,500,000, originally provided for payments to be made to the former owners of Pan Probe, Inc. 50% within 90 days of the Company filing a registration statement with the Securities and Exchange Commission with the remaining 50% due within six months of the filing of the registration statement, however on September 28, 2006, was amended to have 50% of the outstanding principal ($1,750,000) to be payable upon the raising of $3,000,000 in equity financing and the remaining $1,750,000 due three months after the initial made. The Company anticipates the raising of equity to occur in fiscal 2007, therefore has classified the liability as a current liability.

Interest on the note is stated at 5%, and will be accrued through and is payable at maturity. Interest expense for the period July 26, 2005 through August 31, 2005 and accrued interest at August 31, 2005 for this note is $15,000.

NOTE 7-        ACQUISITION

On July 26, 2005, the Company entered into a purchase agreement with Pan Probe Biotech, Inc. Pan Probe Biotech, Inc., is a leading manufacturer and supplier of high quality rapid diagnostic tests. The line of diagnostic products range from Pregnancy & Fertility, Drugs-of-Abuse, Infectious Diseases to Cancer Detection panels. These products are used worldwide in the Point-of-Care and Clinical environment as well as the Over-the-Counter consumer.

The Company acquired 100% of Pan Probe Biotech, Inc. for $16,000,000, in the form of 2,500,000 shares of its common stock valued at $12,500,000 and a note agreement for $3,500,000 (see Note 6), in exchange for the shares of Pan Probe Biotech, Inc. As a result of this transaction, Pan Probe Biotech, Inc. became a wholly owned subsidiary of the Company.

The acquisition included machinery and equipment used in the production of the diagnostic tests, the building in which Pan Probe Biotech, Inc. resides, all intellectual property as well as the inclusion of a five-year employment agreement with Dr. Shujie Cui to remain on as lead scientist for the Company, which is the primary reason the acquisition of Pan Probe Biotech, Inc. was made. The acquisition will not only reduce the cost of manufacturing the Company’s products, by owning Pan Probe Biotech, Inc., but it also inherits the other customers of Pan Probe Biotech, Inc.

There are no contingent payments, options or commitments in the transaction, and the Company has not acquired any research and development in this acquisition.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 7-        ACQUISITION (CONTINUED)

These assets have been recorded at their fair market values and the excess of the purchase price over the fair value of the assets received has been recorded as goodwill. The Company, as of August 31, 2005, has concluded that there has been no impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price is as follows:

Equipment	$4,476,245
Building	200,000
Inventory	4,598,540
Accounts receivable	281,003
Patents	650,000
Goodwill	5,914,212
Accounts payable assumed	(120,000)
$16,000,000

The summarized unaudited pro forma financial information for the years ended August 31, 2005 and 2004 that follows assumes the acquisition of Pna Probe Biotech, Inc. was consummated on September 1, 2003:

	Years Ended
	August 31, 2005	August 31, 2004

Sales	$290,716	$-
Cost of sales	261,364	361,213

Gross profit (loss)	29,352	(361,213)

Operating expenses	5,633,706	3,480,234

Loss before other (expense)	(5,604,354)	(3,841,447)

Other expense	37,532	2,997

Net loss before provision for income taxes	(5,641,886)	(3,844,444)

Provision for income taxes	-	-

Net loss	$(5,641,886)	$(3,844,444)

Net loss per basic and diluted shares	$(0.44)	$(0.60)

Weighted average number of common shares outstanding	12,862,192	6,371,551

The unaudited pro forma results of operations for the years ended August 31, 2005 and 2004, are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisition been consummated on September 1, 2003.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 8-        STATUTORY-BASED INTANGIBLES

In the acquisition of Pan Probe Biotech, Inc., the Company acquired certain patents with respect to the company’s production of their diagnostic tests. The following represent Pan Probe Biotech, Inc.’s patents that were acquired:

United States Patent Number 6,576,193 - Device and Method for Collecting and Testing Fluid Specimens.

The Company allocated $650,000 out of the purchase for these patents, and this amount will be amortized over 10 years, the estimated useful life of the statutory-based intangible asset. Amortization expense for the year ended August 31, 2005 was $5,417. The value of this patent was determined by Management based on estimated cash expenditures to develop the patent the Company incurred over time.

NOTE 9-        OBLIGATIONS UNDER CAPITAL LEASE

The Company is the lessee of equipment under capital leases expiring during 2011 in the amount of $536,827. The lease is collateralized by the equipment.

Minimum lease payments under capital leases at August 31, 2005, are as follows:

2006	$94,610
2007	101,968
2008	114,054
2009	138,776
2010	181,236
Thereafter	151,030
781,674

Less: amounts representing interest	(259,759)
Less: current portion	(89,471)

Long-term portion	$432,444

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004
NOTE 10-      OPERATING LEASE

The Company has a facility lease for office space that is currently on a month-to-month basis. The Company pays $1,135 per month. This fee includes receptionist service, telephone answering, as well as refreshments. The lease was just renewed on August 1, 2005.

Rent expense for the years ended August 31, 2005 and 2004 is included in general and administrative expenses in the consolidated statements of operations.

NOTE 11-     ACCRUED COMPENSATION

Included in accounts payable and accrued expenses in the consolidated balance sheet is $534,520 for accrued compensation for two former officers of the Company. The compensation that is accrued dates back to amounts owed for services rendered in fiscal 2004 and 2003 and prior. No officer of the Company is contributing their time for any services rendered.

NOTE 12-     STOCKHOLDERS’ EQUITY (DEFICIT)

As of August 31, 2005 and 2004, the Company has 50,000,000 shares of common stock authorized and 14,697,131 and 11,027,252 shares issued and outstanding. The par value of the common stock is $.001.

The Company’s board of directors approved a reverse 1 for 30 stock split. All share amounts have been reflected post-split retroactively in accordance with Staff Accounting Bulletin Topic 4C.

During the year ended August 31, 2005, the Company issued:

    2,500,000 shares of common stock in its acquisition of Pan Probe Biotech, Inc. valued at $12,500,000 ($5 per share).

    1,020,566 shares of common stock for consulting services of which 945,566 at $5 per share and 75,000 shares valued at $2.50 for a total value of $4,915,330.

    129,000 shares of common stock for an acquisition of a building valued at $645,000 ($5 per share). This building was sold to a company with a common director (see Note 4), to satisfy a portion of the debt owed to them.

    18,500 shares of common stock issued for cash. Of these shares 500 shares were issued at $2.50 and 18,000 were issued at $5 per share for a total value of $91,250.

    1,813 shares of common stock issued as bonus shares to shareholders valued at $67,201.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 12- STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

During the year ended August 31, 2004, the Company issued:

    9,000,000 shares of common stock to its founders for services rendered valued at par value $.001, $9,000.

    294,992 shares of common stock for consulting services valued at $2,923,800. All of these shares were issued at $5 per share. Some of these shares were issued pre-split that took effect March 16, 2004.

    4,144 shares of common stock in conversion of $310,800 in vendor payables.

    12,267 shares of common stock issued for cash. These shares issued pre and post split were issued for $214,488.

Options and Warrants

The Company has not issued any options or warrants since inception.

NOTE 13-     PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At August 31, 2005, deferred tax assets consist of the following:

Net operating losses	$11,492,779
Amortization of goodwill	(34,801)

11,457,978

Valuation allowance	(11,457,978)

$-

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 13-     PROVISION FOR INCOME TAXES (CONTINUED)

At August 31, 2005, the Company had net operating loss carryforward in the approximate amount of $33,802,291, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended August 31, 2005 and 2004 is summarized below.

	2005	2004
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0
	0%	0%

NOTE 14-     GOING CONCERN

As shown in the accompanying financial statements the Company has incurred significant recurring losses of $5,652,135 and $3,679,201 for the years ended August 31, 2005 and 2004, and has a working capital deficiency of $825,638 as of August 31, 2005. Despite the fact that the Company has generated very little revenue due to the acceptability of their products in the United States, the Company’s management team has begun to market extensively to the Over The Counter pharmacy and grocery chains and has gained recent support for their products.. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations, but has been successful in the past six months, however these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development and marketing plan with respect to its products in the United States. The Company believes that its acquisition of Pan Probe Biotech will contribute to its future success and enable the Company to achieve higher profit margins on its sales, and enable the Company to generate significant cash flow to carry out its business plan. There can be no assurance that management will be able to raise sufficient capital, or carry out its business plan.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 15-     COMMITMENTS

The Company has entered into various Distributor Agreements which secures distribution rights for the Company’s products in various locations throughout the world. The terms of these agreements range up to five years. The Company has placed minimum purchase requirements on the distributors, whereby the distributors must purchase a minimum of $2,000,000 within the initial two-year period of time, with $2,000,000 annually thereafter. As of August 31, 2005, there are no amounts due from distributors under these agreements.

NOTE 16-     SUBSEQUENT EVENTS

On August 31, 2006, the Company acquired Sherman Biotech, Inc. (“Sherman Biotech”), an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. Sherman Biotech is also conducting research to create diagnostic tests for these conditions. The Company issued to the former owners of Sherman Biotech, 1,500,000 shares of common stock valued at $15,000,000 for 100% of the common stock of Sherman Biotech.

The primary reason the acquisition of Sherman Biotech, Inc. was made is the in process development of the company with respect to the pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism.

There are no contingent payments, options or commitments in the transaction.

Since Sherman Biotech, Inc. had virtually no activity, the entire purchase price was treated as goodwill. The Company, as of August 31, 2006, has concluded that there has been some impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price was as follows:

Goodwill	$15,000,000
$15,000,000

The shareholder advance of $173,053 on September 1, 2006 has been converted into a promissory note. The note will bear interest on the unpaid principal balance at 6% interest. The note is a demand note and will be recognized as a current liability.

EARLYDETECT INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2005 AND 2004

NOTE 17-     RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated the consolidated financial statements for the years ended August 31, 2005 and 2004 to account for $429,520 of accrued compensation that was previously omitted from the originally stated consolidated financial statements. The accrued compensation was to a former officer of the Company and was for compensation earned prior to August 31, 2003.

The restatement had no effect on operations or loss per share for the years ended August 31, 2005 and 2004, and resulted in an increase in the accumulated deficit as of August 31, 2005 and 2004 of $429,520 bringing the restated accumulated deficit to ($33,802,291) and ($28,150,156) from ($33,372,771) and ($27,720,636), respectively.

EARLYDETECT INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockolders of
EarlyDetect Inc.
Irvine, California

I have audited the accompanying consolidated balance sheets of EarlyDetect Inc. (the “Company”) as of August 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EarlyDetect Inc. as of August 31, 2006 and 2005, and the results of its operations, and cash flows for the years then ended in conformity with U.S, generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred substantial operating losses and has recently received proper approvals from the regulatory bodies to enable them to sell their product in the United States and will be looking to raise capital over the next year to assist in funding their operations. These factors along with initial marketing of their products to generate revenue raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MICHAEL POLLACK, CPA
MICHAEL POLLACK, CPA
Cherry Hill, New Jersey

November 27, 2006

EARLYDETECT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2006 AND 2005

ASSETS
		Restated
	2006	2005

Current Assets:
Cash and cash equivalents	$53,869	$70,276
Accounts receivable	5,256	-
Inventory	3,330,209	4,598,540

Total Current Assets	3,389,334	4,668,816

Fixed assets, net of depreciation	4,686,012	5,172,955

Other Assets:
Patents, net of amortization	579,583	644,583
Trademarks, net of amortization	725	786
Goodwill	12,851,712	5,914,212

Total Other Assets	13,432,020	6,559,581

TOTAL ASSETS	$21,507,366	$16,401,352

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Note payable - acquisition	$3,500,000	$3,500,000
Note payable - bank	-	250
Notes payable - related parties	1,157,221	997,799
Current portion of obligations under capital lease	104,383	89,471
Bank overdraft	-	-
Accounts payable and accrued expenses	1,101,059	906,934

Total Current Liabilities	5,862,663	5,494,454

Long-term Liabilities:
Obligations under capital lease, net of current portion	342,973	432,444

Total Long-term Liabilities	342,973	432,444

Total Liabilities	6,205,636	5,926,898

COMMITMENTS AND CONTINGENCIES (NOTE 8)	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 50,000,000
shares authorized and 18,633,486 and 14,697,131 shares
issued and outstanding	18,633	14,697
Additional paid-in capital	69,147,466	44,262,048
Accumulated deficit	(53,864,369)	(33,802,291)

Total Stockholders' Equity (Deficit)	15,301,730	10,474,454

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$21,507,366	$16,401,352

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005

	2006	2005

OPERATING REVENUES
Sales	$118,404	$32,813

COST OF SALES
Direct costs	1,414,416	216,233
Compensation expense	-	-
Amortization of intangible assets	-	-
Other costs	-	-
Total Cost of Sales	1,414,416	216,233

GROSS (LOSS)	(1,296,012)	(183,420)

OPERATING EXPENSES
Compensation, professional and consulting fees	9,350,013	5,200,036
Rent expense	94,755	28,104
Other general and administrative expenses	393,474	143,175
Depreciation, amortization and impairment	8,690,543	66,069
Total Operating Expenses	18,528,785	5,437,384

LOSS BEFORE OTHER INCOME (EXPENSE)	(19,824,797)	(5,620,804)

OTHER (EXPENSE)
Interest expense, net	(237,281)	(31,331)
Total Other (Expense)	(237,281)	(31,331)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(20,062,078)	(5,652,135)
Provision for Income Taxes	-	-

NET LOSS	$(20,062,078)	$(5,652,135)

NET LOSS PER BASIC AND DILUTED SHARES	$(1.20)	$(0.44)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	16,665,309	12,862,192

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficits	Total

Balance, August 31, 2003	1,715,849	$1,716	$22,598,160	$(24,041,435)	$(1,441,559)

Common stock issued to founders for services rendered	9,000,000	9,000	-	-	9,000

Common stock issued for consulting services	294,992	295	2,923,505	-	2,923,800

Common stock issued for conversion of vendor payables	4,144	4	310,796	-	310,800

Common stock issued for cash	12,267	12	214,476	-	214,488

Net loss for the year	-	-	-	(3,679,201)	(3,679,201)

Balance, August 31, 2004	11,027,252	$11,027	$26,046,937	$(28,150,156)	$(2,092,192)

Common stock issued for acquisition of Pan Probe Biotech	2,500,000	2,500	12,497,500	-	12,500,000

Common stock issued for consulting services	1,020,566	1,021	4,914,309	-	4,915,330

Common stock issued for building	129,000	129	644,871	-	645,000

Common stock issued for cash	18,500	18	91,232	-	91,250

Common stock issued for bonus shares to stockholders	1,813	2	67,199	-	67,201

Net loss for the year	-	-	-	(5,652,135)	(5,652,135)

Balance, August 31, 2005	14,697,131	14,697	44,262,048	(33,802,291)	10,474,454

Common stock issued for acquisition of Sherman Biotech	1,500,000	1,500	14,998,500	-	15,000,000

Common stock issued for consulting services	2,287,838	2,288	8,822,965	-	8,825,253

Common stock issued for cash	148,517	148	1,063,953	-	1,064,101

Net loss for the year	-	-	-	(20,062,078)	(20,062,078)

Balance, August 31, 2006	18,633,486	$18,633	$69,147,466	$(53,864,369)	$15,301,730

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,062,078)	$(5,652,135)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation, amortization and impairment	8,690,543	66,069
Common stock issued for bonus shares to stockholders	-	67,201
Common stock issued for founders for consulting services	-	-
Common stock issued for consulting services	8,825,253	4,915,330

Changes in assets and liabilities
(Increase) in accounts receivable	(5,256)	-
Decrease in inventory	1,268,331	-
Increase (decrease) in accounts payable and accrued expenses	194,125	(38,594)
Total adjustments	18,972,996	5,010,006
Net cash (used in) operating activities	(1,089,082)	(642,129)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	(76,039)	-
Net cash (used in) investing activities	(76,039)	-

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from issuance of common stock	1,064,101	91,250
Increase (decrease) in bank overdraft	-	(239)
Payment on note payable - bank	(250)	(49,750)
Proceeds (payments) from notes payable - related parties, net	159,422	686,056
Payments of obligations under capital lease	(74,559)	(14,912)
Net cash provided by financing activities	1,148,714	712,405

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(16,407)	70,276

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	70,276	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$53,869	$70,276

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:

Acquisition of Pan Probe Biotech

Common stock issued for company	$15,000,000	$12,500,000
Issuance of note payable	-	3,500,000
Fixed assets acquired
Equipment	-	(4,476,245)
Building	-	(200,000)
Inventory acquired	-	(4,598,540)
Accounts receivable acquired	-	(281,003)
Patent acquired	-	(650,000)
Goodwill acquired	(15,000,000)	(5,914,212)
Accounts payable assumed	-	120,000
Related party notes assumed	-	-
	$-	$-
Sale of building to related party in lieu of payment of note payable	$-	$645,000

The accompanying notes are an integral part of the consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2006 AND 2005

NOTE 1-       ORGANIZATION AND BASIS OF PRESENTATION

Advanced Medical Systems, Inc. was incorporated on September 19, 1996 in the State of Nevada. On June 22 2001, Advanced Medical Systems, Inc. changed its name to EarlyDetect, Inc. (the “Company”).

The Company offers a wide range of health screening products that have been carefully evaluated and offer reliable results, and is in process of the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism.

Founded in 1996, the Company offers 11 FDA registered health screening kits including tests for pregnancy, ovulation, menopause, cholesterol, blood glucose, stomach ulcers, prostate, colon health, drug detection, alcohol blood levels, breast self-examination, and blood pressure monitors. All of the Company’s products are FDA registered and are manufactured in FDA registered facilities.

The Company was selling their products through 2003 in Canada, and has since ceased, concentrating on the FDA approval process and marketing efforts in the United States.

On July 27, 2005, the Company acquired Pan Probe Biotech, Inc., (“Pan Probe”) a manufacturer of the health screening products and developer of these products for 2,500,000 shares of the Company’s common stock valued at $12,500,000 and a promissory note in the amount of $3,500,000.

On August 31, 2006, the Company acquired Sherman Biotech, Inc. (“Sherman Biotech”), an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. Sherman Biotech is also conducting research to create diagnostic tests for these conditions. The Company issued to the former owners of Sherman Biotech, 1,500,000 shares of common stock valued at $15,000,000 for 100% of the common stock of Sherman Biotech.

These transactions were accounted for as purchases, and as a result, Pan Probe and Sherman Biotech became wholly owned subsidiaries of the Company, and their results have been consolidated herein.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. For the 2005 financial statements, the Company has consolidated the accounts and transactions for Pan Probe Biotech, Inc. for the period July 26, 2005 through August 31, 2005.

Development Stage Company

The Company has considered Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises” in its consolidated financial statements. The Company believes that the criteria established in SFAS No. 7 does not apply due to the fact that the Company has completed development of their product. Additionally, in years past has recognized revenues for their products. The Company has spent the past few years raising money and gaining FDA approval in the United States for the products. This has occurred in the fiscal year ended 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution that have periodically exceeded the limit of insurability under Federal Deposit Insurance Corporation.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Revenue Recognition

The Company has recognized revenue in accordance with Staff Accounting Bulletin 100 and 101. Specifically, the following criteria must be established prior to recognition:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectibility is reasonably assured.

The Company recognizes revenue upon the sales orders being placed and achieving the criteria noted above.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Other intangible assets consist of trademarks, with an estimated useful life of 15 years and patents, with an estimated useful life of 10 years, and are reflected below:

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Goodwill and Other Intangible Assets (Continued)

	As of August 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net
Amortized Intangible Assets:

Trademarks	$912	$187	$725
Patents	$650,000	$70,417	$579,583

Amortization Expense:

For the year ended August 31, 2006		$65,061
For the year ended August 31, 2005		5,450

Estimated Amortization Expense:

For the year ended August 31, 2007		$65,061
For the year ended August 31, 2008		65,061
For the year ended August 31, 2009		65,061
For the year ended August 31, 2010		65,061
For the year ended August 31, 2011		65,061
For the year ended August 31, 2012 through 2020		255,003
Total		$580,308

The changes in goodwill is as follows:

Goodwill:

Balance - September 1, 2004		$-

Increases in goodwill on acquisitions made		5,914,212
Impairment of goodwill		-

Balance - August 31, 2005		5,914,212

Increases in goodwill on acquisitions made		15,000,000
Impairment of goodwill		(8,062,500)

Balance - August 31, 2006		$12,851,712

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized. No provision (benefit) is reflected for the years ended August 31, 2006 and 2005, respectively.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Advertising Costs

       The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the consolidated statements of operations for the years ended August 31, 2006 and 2005.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment held under capital lease is included in fixed assets and is being depreciated over the estimated term of the lease or estimated life of the asset, whichever is shorter.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets (Continued)

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Accounts Receivable

When the Company conducts business it extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company has monitored exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of August 31, 2006 and 2005, there have been no allowances reserved by the Company.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value. There were no impairment losses for the years ended August 31, 2006 and 2005.

Inventory

Inventory is stated at the lower of cost or market, utilizing the first-in, first-out method and includes finished goods as well as raw and bio- materials. The inventory cost includes the cost of packaging supplies, direct and indirect labor and other indirect manufacturing costs.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	August 31, 2006	August 31, 2005

Net loss	$(20,062,078)	$(5,652,135)

Weighted-average common shares
Outstanding (Basic)	16,665,309	12,862,192

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	16,665,309	12,862,192

There were no options and warrants outstanding to purchase stock for the years ended August 31, 2006 and 2005, respectively.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company has no established stock option plan, and has not issued any options or warrants to employees, officers, directors, or others.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the first interim period after December 15, 2005. The Company adopted these provisions for their fiscal year ended August 31, 2005, and the adoption did not have a material impact on the consolidated financial statements.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option or share issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Recent Accounting Pronouncements

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS 151), “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 2-        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have a material impact on its consolidated financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 3-        FIXED ASSETS

Fixed assets as of August 31, 2006 and 2005 are as follows:

	Estimated Useful Life	August 31, 2006	August 31, 2005

Production machinery and equipment	10	$4,505,388	$4,476,245
Building	15	200,000	200,000
Office machinery and equipment	5	34,936	34,936
Leasehold improvements	10	46,896	-
Furniture and fixtures	5	1,536	1,536
Equipment held under capital lease	6	536,827	536,827

Subtotal		5,325,583	5,249,544
Less: Accumulated depreciation		(639,571)	(76,589)

Total		$4,686,012	$5,172,955

There was $562,982 and $60,619 charged to operations for depreciation expense for the years ended August 31, 2006 and 2005, respectively. There was $89,471 and $14,912 included in depreciation expense for the years ended August 31, 2006 and 2005 for equipment held under capital lease, respectively.

NOTE 4-        NOTES PAYABLE - RELATED PARTIES

Former Owner

The Company entered into a settlement with a former director in the amount of $833,182. This amount included interest through June 20, 2005. In a stipulation dated August 31, 2005, it was noted that the Company made three payments of $20,000 each against the total amount. The Company was required to make a $25,000 payment by September 27, 2005 and another $25,000 payment by October 27, 2005, with the remaining balance due and payable with accrued interest at 8% on November 28, 2005. On November 28, 2005, the Company was able to extend this note with the former owner indefinitely with payments to be made as the Company sells its common stock. The Company has accrued interest for the period June 20, 2005 through August 31, 2005 in the amount of $10,376, and accrued interest for the year ended August 31, 2006 in the amount of $53,255. Interest expense for the years ended August 31, 2006 and 2005 under this note was $53,255 and $10,376, respectively. For the year ended August 31, 2006, the Company has paid $215,000 to the former officer.

The balance outstanding under this obligation is $558,182 and $773,182 at August 31, 2006 and 2005, respectively. The 2004 balance is equal to the original note amount which was for amounts due the former owner prior to August 31, 2004.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 4-        NOTES PAYABLE - RELATED PARTIES (CONTINUED)

Current Shareholders

The Company has a note agreement with a current officer for funds that he has advanced the Company over the past year. The note agreement provides for repayment of funds up to $500,000. As of August 31, 2006 and 2005, there was $375,986 and $177,627 outstanding, respectively to the current owner. The note is due on demand and has been included in current liabilities. The Company has calculated interest on this note at 8%. Accrued interest as of August 31, 2006 and 2005 is $27,160 and $5,015, respectively, and interest expense for the years ended August 31, 2006 and 2005 under this note is $22,145 and $5,015, respectively.

Additionally, there is $173,053 and $46,990 in advances due to current officers that are also shareholders. These amounts bear no interest and are due on demand. The advances were short-term in nature, and have been converted to a promissory note on September 1, 2006. The note will now bear interest on the unpaid principal balance at 6% interest. The note remains a demand note and will remain as a current liability.

Advances to/from Company With Common Director

The Company has a note agreement with a company that is owned by a director of the Company. This company has advanced and been advanced amounts to the Company over the past three years. The Company as of August 31, 2006 owes this company with a common director $50,000, as these funds were advanced to the Company in August 2006. The Company as of August 31, 2005 was owed $217,750 from the company that is owned by a director of the Company, and as of August 31, 2004, the Company owed $123,563 to this company. During the past two years, the balance comprised of various expenses that the company under common control paid on behalf of the Company. In 2005, to repay the amounts advanced, the Company signed over the deed to a building that was acquired by the Company for shares of their common stock (see Note 12) valued at $645,000 and in addition repaid $134,000. This culminated in the Company being owed $217,750. The Company sold the building at the cost they acquired at, there was no depreciation on the building, and no gain or loss attributed to the sale. The Company and the company that is owned by a director of the Company agreed to recognize the $217,750 as a commission for the funds raised for the Company as well as the acquisition of Pan Probe.

NOTE 5-        NOTES PAYABLE - BANK

The Company had a line of credit with a bank in the amount of $50,000 during 2006 and 2005. The Company would borrow funds from time to time for working capital needs. Interest on the lines of credit were variable at prime rate plus 2.5%. The balance at August 31, 2006 and 2005 was $0 and $250 respectively, and has closed this line of credit. Interest for the years ended August 31, 2006 and 2005 were approximately $0 and $1,450, respectively.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 6-        NOTE PAYABLE - ACQUISITION

As discussed in Note 7, the Company entered into a note agreement with the former owners of Pan Probe Biotech, Inc., a company that was acquired by the Company on July 26, 2005.

The note, in the amount of $3,500,000, originally provided for payments to be made to the former owners of Pan Probe, Inc. 50% within 90 days of the Company filing a registration statement with the Securities and Exchange Commission with the remaining 50% due within six months of the filing of the registration statement, however on September 28, 2006, was amended to have 50% of the outstanding principal ($1,750,000) to be payable upon the raising of $3,000,000 in equity financing and the remaining $1,750,000 due three months after the initial made. The Company anticipates the raising of equity to occur in fiscal 2007, therefore has classified the liability as a current liability.

Interest on the note is stated at 5%, and will be accrued through and is payable at maturity. Interest expense for the year ended August 31, 2006 and the period July 26, 2005 through August 31, 2005 was $175,000 and $15,000, respectively, and accrued interest at August 31, 2006 and 2005 for this note is $190,000 and $15,000, respectively.

NOTE 7-        ACQUISITIONS

Pan Probe Biotech

On July 26, 2005, the Company entered into a purchase agreement with Pan Probe Biotech, Inc. Pan Probe Biotech, Inc., is a leading manufacturer and supplier of high quality rapid diagnostic tests. The line of diagnostic products range from Pregnancy & Fertility, Drugs-of-Abuse, Infectious Diseases to Cancer Detection panels. These products are used worldwide in the Point-of-Care and Clinical environment as well as the Over-the-Counter consumer.

The Company acquired 100% of Pan Probe Biotech, Inc. for $16,000,000, in the form of 2,500,000 shares of its common stock valued at $12,500,000 and a note agreement for $3,500,000 (see Note 6), in exchange for the shares of Pan Probe Biotech, Inc. As a result of this transaction, Pan Probe Biotech, Inc. became a wholly owned subsidiary of the Company.

The acquisition included machinery and equipment used in the production of the diagnostic tests, the building in which Pan Probe Biotech, Inc. resides, all intellectual property as well as the inclusion of a five-year employment agreement with Dr. Shujie Cui to remain on as lead scientist for the Company, which is the primary reason the acquisition of Pan Probe Biotech, Inc. was made. The acquisition will not only reduce the cost of manufacturing the Company’s products, by owning Pan Probe Biotech, Inc., but it also inherits the other customers of Pan Probe Biotech, Inc.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 7-        ACQUISITIONS (CONTINUED)

Pan Probe Biotech (Continued)

There are no contingent payments, options or commitments in the transaction, and the Company has not acquired any research and development in this acquisition.

These assets have been recorded at their fair market values and the excess of the purchase price over the fair value of the assets received has been recorded as goodwill. The Company, as of August 31, 2006 and 2005, has concluded that there has been no impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price was as follows:

Equipment	$4,476,245
Building	200,000
Inventory	4,598,540
Accounts receivable	281,003
Patents	650,000
Goodwill	5,914,212
Accounts payable assumed	(120,000)
$16,000,000

Sherman Biotech

On August 31, 2006, the Company acquired Sherman Biotech, Inc. for $15,000,000 in the form of 1,500,000 shares of its common stock, in exchange for 100% of the outstanding shares of Sherman Biotech. As a result of this transaction, Sherman Biotech, Inc. became a wholly owned subsidiary of the Company.

Sherman Biotech, is an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. Sherman Biotech is also conducting research to create diagnostic tests for these conditions.

The primary reason the acquisition of Sherman Biotech, Inc. was made is the in process development of the company with respect to the pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism.

There are no contingent payments, options or commitments in the transaction.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 7-        ACQUISITIONS (CONTINUED)

Since Sherman Biotech, Inc. had virtually no activity, the entire purchase price was treated as goodwill. The Company, as of August 31, 2006, has concluded that there has been some impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price was as follows:

Goodwill	$15,000,000
$15,000,000

The summarized unaudited pro forma financial information for the year ended August 31, 2005 that follows assumes the acquisition of Pan Probe Biotech, Inc. was consummated on September 1, 2004. For Sherman Biotech, the Company was recently incorporated in 2006, and had no operations in 2005, and minimal start-up activity in 2006:

Year Ended August 31, 2005
Sales	$290,716
Cost of sales	261,364

Gross profit (loss)	29,352

Operating expenses	5,633,706

Loss before other (expense)	(5,604,354)

Other expense	37,532

Net loss before provision for income taxes	(5,641,886)

Provision for income taxes	-

Net loss	$(5,641,886)

Net loss per basic and diluted shares	$(0.44)

Weighted average number of common shares outstanding	12,862,192

The unaudited pro forma results of operations for the year ended August 31, 2005, are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisition been consummated on September 1, 2004.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 8-        STATUTORY-BASED INTANGIBLES

In the acquisition of Pan Probe Biotech, Inc., the Company acquired certain patents with respect to the company’s production of their diagnostic tests. The following represents Pan Probe Biotech, Inc.’s patent that was acquired:

United States Patent Number 6,576,193 - Device and Method for Collecting and Testing Fluid Specimens.

The Company allocated $650,000 out of the purchase for these patents, and this amount will be amortized over 10 years, the estimated useful life of the statutory-based intangible asset. Amortization expense for the years ended August 31, 2006 and 2005 was $65,000 and $5,417, respectively. The value of this patent was determined by Management based on estimated cash expenditures to develop the patent the Company incurred over time.

NOTE 9-        OBLIGATIONS UNDER CAPITAL LEASE

The Company is the lessee of equipment under capital leases expiring during 2011 in the amount of $536,827. The lease is collateralized by the equipment.

Minimum lease payments under capital leases at August 31, 2006, are as follows:

2007	$117,550
2008	114,054
2009	138,776
2010	181,236
2011	151,030
702,646

Less: amounts representing interest	(255,290)
Less: current portion	(104,383)

Long-term portion	$342,973

NOTE 10-      OPERATING LEASE

The Company has a facility lease for office space that is currently on a month-to-month basis. The Company pays $1,135 per month. This fee includes receptionist service, telephone answering, as well as refreshments. The lease was just renewed on August 1, 2005.

Rent expense for the years ended August 31, 2006 and 2005 is included in general and administrative expenses in the consolidated statements of operations.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 11-     ACCRUED COMPENSATION

Included in accounts payable and accrued expenses in the consolidated balance sheets is $534,520 for accrued compensation for two former officers of the Company. The compensation that is accrued dates back to amounts owed for services rendered in fiscal 2004 and 2003 and prior. No officer of the Company is contributing their time for any services rendered.

NOTE 12-     STOCKHOLDERS’ EQUITY (DEFICIT)

As of August 31, 2006 and 2005, the Company has 50,000,000 shares of common stock authorized and 18,633,466 and 14,697,131 shares issued and outstanding. The par value of the common stock is $.001.

The Company’s board of directors approved a reverse 1 for 30 stock split. All share amounts have been reflected post-split retroactively in accordance with Staff Accounting Bulletin Topic 4C.

During the year ended August 31, 2006, the Company issued:

    2,287,838 shares of common stock for consulting services (including commissions) valued at $8,825,253. These shares were valued based on fair value of the common stock or per agreements entered into.

    148,517 shares of common stock for cash valued at $1,064,101.

    1,500,000 shares of common stock in its acquisition of Sherman Biotech, Inc. valued at $15,000,000 ($10 per share).

During the year ended August 31, 2005, the Company issued:

    2,500,000 shares of common stock in its acquisition of Pan Probe Biotech, Inc. valued at $12,500,000 ($5 per share).

    1,020,566 shares of common stock for consulting services of which 945,566 at $5 per share and 75,000 shares valued at $2.50 for a total value of $4,915,330.

    129,000 shares of common stock for an acquisition of a building valued at $645,000 ($5 per share). This building was sold to a company with a common director (see Note 4), to satisfy a portion of the debt owed to them.

    18,500 shares of common stock issued for cash. Of these shares 500 shares were issued at $2.50 and 18,000 were issued at $5 per share for a total value of $91,250.

    1,813 shares of common stock issued as bonus shares to shareholders valued at $67,201.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 12-      STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Options and Warrants

The Company has not issued any options or warrants since inception.

NOTE 13-      PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At August 31, 2006, deferred tax assets consist of the following:

Net operating losses	$18,313,885
Amortization of goodwill	(432,823)

17,881,062

Valuation allowance	(17,881,062)

$-

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 13-      PROVISION FOR INCOME TAXES (CONTINUED)

At August 31, 2006, the Company had net operating loss carryforward in the approximate amount of $53,864,369, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended August 31, 2006 and 2005 is summarized below.

	2006	2005
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0
	0%	0%

NOTE 14-      GOING CONCERN

As shown in the accompanying financial statements the Company has incurred significant recurring losses of $20,062,078 and $5,652,135 for the years ended August 31, 2006 and 2005, and has a working capital deficiency of $2,473,329 as of August 31, 2006. Despite the fact that the Company has generated very little revenue due to the acceptability of their products in the United States, the Company’s management team has begun to market extensively to the Over The Counter pharmacy and grocery chains and has gained recent support for their products and has recognized revenue from the sales to these customers over the past six months.

In addition, the Company has acquired Sherman Biotech, and early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. The acquisition of Sherman Biotech has enabled the Company to generate significant positive press and the support of the fragile X foundation as the company that has the drug in development to treat the anxiety associated with the disease fragile X. The drug is considered off-patent and thus of little interest to pharmaceutical companies. The Company believes that an improved longevity in the circulation of a newly-formulated version of the drug would result in the ability to patent the drug and position it for the treatment of anxiety in autism and fragile X patients.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 14-      GOING CONCERN (CONTINUED)

The Company’s scientific advisors have extensive experience in preclinical and clinical drug testing for the treatment of fragile X, available access to fragile X patient populations, and existing relationships with pharmaceutical companies. The Company intends to proceed through the formal FDA preclinical testing program before making application for human trials. The Company intends to utilize FDA-approved contract research organizations to perform efficacy and toxicity studies.

The Company is financing the development of its drug candidates through a two phase process. The initial phase is to fund the development of its primary drug candidate through preclinical efficacy and toxicity studies for FDA approval to begin human clinical trials and for the appropriate patent filings. The time frame for this process is predicted to be 18 to 24 months. It is intended that initial human trials would be financed through strategic relationships or partnerships with larger pharmaceutical companies, and not necessarily through raising equity.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations, but has been successful in the past few years, however the recurring losses and lack of revenue generation to date raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development and marketing plan with respect to its products in the United States. The Company believes that its acquisition of Pan Probe Biotech and Sherman Biotech will contribute to its future success and enable the Company to achieve higher profit margins on its sales, and enable the Company to generate significant cash flow to carry out its business plan. There can be no assurance that management will be able to raise sufficient capital, or carry out its business plan.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
AUGUST 31, 2006 AND 2005

NOTE 15-      COMMITMENTS

The Company has entered into various Distributor Agreements which secures distribution rights for the Company’s products in various locations throughout the world. The terms of these agreements range up to five years. The Company has placed minimum purchase requirements on the distributors, whereby the distributors must purchase a minimum of $2,000,000 within the initial two-year period of time, with $2,000,000 annually thereafter. As of August 31, 2006, there are no amounts due from distributors under these agreements.

NOTE 16-      SUBSEQUENT EVENTS

The shareholder advance of $173,053 on September 1, 2006 has been converted into a promissory note. The note will bear interest on the unpaid principal balance at 6% interest. The note is a demand note and will be recognized as a current liability.

EARLYDETECT INC. AND SUBSIDIARIES
REVIEWED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED MAY 31, 2007, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockolders of
EarlyDetect Inc. and Subsidiaries
Irvine, California

I have reviewed the accompanying consolidated balance sheets of EarlyDetect, Inc. and Subsidiaries (the “Company”) as of May 31, 2007, 2006 and 2005 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the nine months ended May 31, 2007, 2006 and 2005. These interim consolidated financial statements are the responsibility of the Company’s management.

I conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has incurred substantial operating losses and has recently received proper approvals from the regulatory bodies to enable them to sell their product in the United States and will be looking to raise capital over the next year to assist in funding their operations post the acquisitions of Pan Probe Biotech and Sherman Biotech. These factors along with initial marketing of their products to generate revenue raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MICHAEL POLLACK, CPA
MICHAEL POLLACK, CPA
Cherry Hill, New Jersey

July 17, 2007

EARLYDETECT INC. AND SUBSIDIARIES
REVIEWED CONSOLIDATED BALANCE SHEETS
MAY 31, 2007, 2006 AND 2005
(UNAUDITED)

ASSETS

	2007	2006	2005
Current Assets:
Cash and cash equivalents	$12,059	$141,855	$37
Accounts receivable, net	45,360	-	-
Inventory	3,281,349	4,598,540	-

Total Current Assets	3,338,768	4,740,395	37

Fixed assets, net of depreciation	4,362,353	4,780,589	15,031

Other Assets:
Patents, net of amortization	530,833	595,833	-
Trademarks, net of amortization	680	741	347
Goodwill	12,851,712	5,914,212	-

Total Other Assets	13,383,225	6,510,786	347

TOTAL ASSETS	$21,084,346	$16,031,770	$15,415

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Note payable - acquisition	$3,500,000	$3,500,000	$-
Note payable - bank	-	250	250
Notes payable - related parties	1,206,086	903,442	1,022,444
Current portion of obligations under capital lease	89,471	89,471	-
Bank overdraft	-	-	-
Accounts payable and accrued expenses	1,344,222	878,303	434,080
Total Current Liabilities	6,139,779	5,371,466	1,456,774

Long-term Liabilities:
Obligations under capital lease, net of current portion	260,958	357,885	-
Total Long-term Liabilities	260,958	357,885	-
Total Liabilities	6,400,737	5,729,351	1,456,774

COMMITMENTS AND CONTINGENCIES (NOTE 8)	-	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 50,000,000 shares authorized
and 21,604,231, 16,940,991, and 11,769,631 shares issued and outstanding	21,604	16,941	11,770
Additional paid-in capital	98,851,945	52,556,055	29,816,967
Accumulated deficit	(84,189,940)	(42,270,577)	(31,270,096)
Total Stockholders' Equity (Deficit)	14,683,609	10,302,419	(1,441,359)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$21,084,346	$16,031,770	$15,415

The accompanying notes are an integral part of the reviewed consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
REVIEWED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED MAY 31, 2007, 2006 AND 2005
(UNAUDITED)

	2007	2006	2005
OPERATING REVENUES
Sales	$287,291	$132,062	$-

COST OF SALES
Direct costs	256,772	95,502	-
Total Cost of Sales	256,772	95,502	-

GROSS PROFIT	30,519	36,560	-

OPERATING EXPENSES
Compensation, professional and consulting fees	13,342,667	7,619,907	3,108,531
Research and development	5,000,000	-	-
Rent expense	105,420	58,175	750
Other general and administrative expenses	438,204	230,758	5,165
Depreciation and amortization	474,454	470,303	5,494
Total Operating Expenses	19,360,745	8,379,143	3,119,940

LOSS BEFORE OTHER INCOME (EXPENSE)	(19,330,226)	(8,342,583)	(3,119,940)

OTHER (EXPENSE)
Interest expense, net	(11,013,302)	(135,303)	-
Forgiveness of debt	17,957	9,600	-
Total Other (Expense)	(10,995,345)	(125,703)	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(30,325,571)	(8,468,286)	(3,119,940)
Provision for Income Taxes	-	-	-

NET LOSS	$(30,325,571)	$(8,468,286)	$(3,119,940)

NET LOSS PER BASIC AND DILUTED SHARES	$(1.49)	$(0.54)	$(0.27)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	20,320,649	15,819,061	11,398,442

The accompanying notes are an integral part of the reviewed consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
REVIEWED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED MAY 31, 2007 AND THE YEARS ENDED AUGUST 31, 2006, 2005 AND 2004
(UNAUDITED)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficits	Total

Balance, August 31, 2003	1,715,849	$1,716	$22,598,160	$(24,470,955)	$(1,871,079)

Common stock issued to founders for
services rendered	9,000,000	9,000	-	-	9,000

Common stock issued for consulting services	294,992	295	2,923,505	-	2,923,800

Common stock issued for conversion of
vendor payables	4,144	4	310,796	-	310,800

Common stock issued for cash	12,267	12	214,476	-	214,488

Net loss for the year	-	-	-	(3,679,201)	(3,679,201)

Balance, August 31, 2004	11,027,252	11,027	26,046,937	(28,150,156)	(2,092,192)

Common stock issued for acquisition of
Pan Probe Biotech	2,500,000	2,500	12,497,500	-	12,500,000

Common stock issued for consulting services	1,020,566	1,021	4,914,309	-	4,915,330

Common stock issued for building	129,000	129	644,871	-	645,000

Common stock issued for cash	18,500	18	91,232	-	91,250

Common stock issued for bonus shares to
stockholders	1,813	2	67,199	-	67,201

Net loss for the year	-	-	-	(5,652,135)	(5,652,135)

Balance, August 31, 2005	14,697,131	14,697	44,262,048	(33,802,291)	10,474,454

Common stock issued for the acquisition of
Sherman Biotech	1,500,000	1,500	14,998,500	-	15,000,000

Common stock issued for consulting services	2,287,838	2,288	8,822,965	-	8,825,253

Common stock issued for cash	148,517	148	1,063,953	-	1,064,101

Net loss for the year	-	-	-	(20,062,078)	(20,062,078)

Balance, August 31, 2006	18,633,486	18,633	69,147,466	(53,864,369)	15,301,730

Common stock issued for research and
development	500,000	500	4,999,500	-	5,000,000

Common stock issued for consulting services	1,258,345	1,258	12,582,192	-	12,583,450

Common stock issued for cash	12,400	13	123,987	-	124,000

Common stock issued for repayment of debt
including $10,800,000 expensed as discount	1,200,000	1,200	11,998,800	-	12,000,000

Net loss for the nine months ended	-	-	-	(30,325,571)	(30,325,571)

Balance, May 31, 2007	21,604,231	$21,604	$98,851,945	$(84,189,940)	$14,683,609

The accompanying notes are an integral part of the reviewed consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
REVIEWED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MAY 31, 2007, 2006 AND 2005
(UNAUDITED)

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,325,571)	$(8,468,286)	$(3,119,940)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	474,454	470,303	5,494
Common stock issued for bonus shares to stockholders	-	-	-
Common stock issued for founders for consulting services	-	-	-
Common stock issued for consulting services	12,583,450	7,833,250	3,075,031
Common stock issued for research and development	5,000,000	-	-
Common stock issued for discount on note note payable	10,800,000	-	-

Changes in assets and liabilities
(Increase) in accouints receivable	(40,104)	-	-
Decrease in inventory	48,860	-	-
Increase (decrease) in accounts payable and
and accrued expenses	243,163	(28,631)	(26,258)
Total adjustments	29,109,823	8,274,922	3,054,267

Net cash (used in) operating activities	(1,215,748)	(193,364)	(65,673)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	(102,000)	(29,142)	-

Net cash (used in) investing activities	(102,000)	(29,142)	-

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from issuance of common stock	124,000	463,001	50,000
Increase (decrease) in bank overdraft	-	-	(239)
Payment on note payable - bank	-	-	(49,750)
Proceeds (payments) from notes payable - related parties, net	1,248,865	(94,357)	65,699
Payments of obligations under capital lease	(96,927)	(74,559)	-
Net cash provided by financing activities	1,275,938	294,085	65,710

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	(41,810)	71,579	37

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	53,869	70,276	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$12,059	$141,855	$37

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

SUPPLEMENTAL NONCASH INFORMATION
Shares issued for repayment of related party notes	$1,200,000	$-	$-
Shares issued for accounts payable	$-	$-	$645,000

The accompanying notes are an integral part of the reviewed consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION

Advanced Medical Systems, Inc. was incorporated on September 19, 1996 in the State of Nevada. On June 22 2001, Advanced Medical Systems, Inc. changed its name to EarlyDetect, Inc. (the “Company”).

The Company offers a wide range of health screening products that have been carefully evaluated and offer reliable results, and is in process of the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism.

Founded in 1996, the Company offers 11 FDA registered health screening kits including tests for pregnancy, ovulation, menopause, cholesterol, blood glucose, stomach ulcers, prostate, colon health, drug detection, alcohol blood levels, breast self-examination, and blood pressure monitors. All of the Company’s products are FDA registered and are manufactured in FDA registered facilities.

The Company was selling their products through 2003 in Canada, and has since ceased, concentrating on the FDA approval process and marketing efforts in the United States.

On July 27, 2005, the Company acquired Pan Probe Biotech, Inc., (“Pan Probe”) a manufacturer of the health screening products and developer of these products for 2,500,000 shares of the Company’s common stock valued at $12,500,000 and a promissory note in the amount of $3,500,000.

On August 31, 2006, the Company acquired Sherman Biotech, Inc. (“Sherman Biotech”), an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. Sherman Biotech is also conducting research to create diagnostic tests for these conditions. The Company issued to the former owners of Sherman Biotech, 1,500,000 shares of common stock valued at $15,000,000 for 100% of the common stock of Sherman Biotech.

These transactions were accounted for as purchases, and as a result, Pan Probe and Sherman Biotech became wholly owned subsidiaries of the Company, and their results have been consolidated herein.

On September 13, 2006, the Company acquired the rights from Pan Probe Biotech Beijing (“Pan Probe Beijing”) to sell and distribute products in China and to distribute bird flu vaccines manufactured in China, exclusively, in all countries not bordering on China. These rights were acquired for 500,000 shares of the Company’s common stock valued at $5,000,000 ($10 per share, the value of the common stock at the time the rights were acquired). These rights have been expensed as research and development expense by the Company in the statement of operations for the nine months ended May 31, 2007.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Company

The Company has considered Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises” in its consolidated financial statements. The Company believes that the criteria established in SFAS No. 7 does not apply due to the fact that the Company has completed development of their product. Additionally, in years past has recognized revenues for their products. The Company has spent the past few years raising money and gaining FDA approval in the United States for the products. This occurred in the fiscal year ended 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution that have periodically exceeded the limit of insurability under Federal Deposit Insurance Corporation.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Revenue Recognition

The Company has recognized revenue in accordance with Staff Accounting Bulletin 100 and 101. Specifically, the following criteria must be established prior to recognition:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectibility is reasonably assured.

The Company recognizes revenue upon the sales orders being placed and achieving the criteria noted above.

Goodwill and Other Intangible Assets

Under SFAS No. 142, “Goodwill and Other Intangible Assets”. (“SFAS 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under SFAS 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized equal to the difference. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Other intangible assets consist of trademarks, with an estimated useful life of 15 years and patents, with an estimated useful life of 10 years, and are reflected below:

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets (Continued)

	As of May 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Net
Amortized Intangible Assets:

Trademarks	$912	$232	$680
Patents	$650,000	$119,167	$530,833

Amortization Expense:

For the nine months ended May 31, 2007		$48,796
For the nine months ended May 31, 2006		48,796
For the nine months ended May 31, 2005		23

Estimated Amortization Expense:

For the six months ended August 31, 2007		$65,061
For the year ended August 31, 2008		65,061
For the year ended August 31, 2009		65,061
For the year ended August 31, 2010		65,061
For the year ended August 31, 2011		65,061
For the year ended August 31, 2012 through 2020		255,003
Total		$531,513

The changes in goodwill is as follows:

Goodwill:

Balance - September 1, 2004		$-

Increases in goodwill on acquisitions made		5,914,212
Impairment of goodwill		-

Balance - August 31, 2005		5,914,212

Increases in goodwill on acquisitions made		15,000,000
Impairment of goodwill		(8,062,500)

Balance - August 31, 2006		12,851,712

Activity - nine months ended May 31, 2007		-

Balance - May 31, 2007		$12,851,712

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized. No provision (benefit) is reflected for the nine months ended May 31, 2007.

Fair Value of Financial Instruments

       The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Advertising Costs

       The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the consolidated statements of operations for the nine months ended May 31, 2007, 2006 and 2005.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Equipment held under capital lease is included in fixed assets and is being depreciated over the estimated term of the lease or estimated life of the asset, whichever is shorter.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets (Continued)

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Accounts Receivable

When the Company conducts business it extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company has monitored exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of May 31, 2007, 2006 and 2005, the Company has established a reserve of $5,256, $1,682 and $0, respectively.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value. There were no impairment losses for the nine months ended May 31, 2007, 2006 and 2005, respectively.

Inventory

Inventory is stated at the lower of cost or market, utilizing the first-in, first-out method and includes finished goods as well as raw and bio- materials. The inventory cost includes the cost of packaging supplies, direct and indirect labor and other indirect manufacturing costs.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	May 31, 2007	May 31, 2006	May 31, 2005

Net loss	$(30,325,571)	$(8,468,286)	$(3,119,940)

Weighted-average common shares
Outstanding (Basic)	20,320,649	15,819,061	11,398,442

Weighted-average common stock
Equivalents
Stock options	-	-	-
Warrants	-	-	-

Weighted-average common shares
Outstanding (Diluted)	20,320,649	15,819,061	11,398,442

There were no options and warrants outstanding to purchase stock for the nine months ended May 31, 2007, 2006 and 2005.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company has no established stock option plan, and has not issued any options or warrants to employees, officers, directors, or others.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the first interim period after December 15, 2005. The Company adopted these provisions for their fiscal year ended August 31, 2005, and the adoption did not have a material impact on the consolidated financial statements.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option or share issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Recent Accounting Pronouncements

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS 151), “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have a material impact on its consolidated financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its consolidated financial statements.

NOTE 3-               FIXED ASSETS

Fixed assets as of May 31, 2007, 2006 and 2005 are as follows:

	Estimated Useful Life	May 31, 2007	May 31, 2006	May 31, 2005
Production machinery and equipment	10	$4,505,387	$4,505,387	$-
Building	15	302,000	200,000	-
Office machinery and equipment	5	34,936	34,936	34,936
Leasehold improvements	10	46,896	-	-
Furniture and fixtures	5	1,536	1,536	1,536
Equipment held under capital lease	6	536,827	536,827	-

Subtotal		5,427,582	5,278,686	36,472
Less: Accumulated depreciation		(1,065,229)	(498,097)	(21,441)

Total		$4,362,353	$4,780,589	$15,031

There was $425,659, $421,507, and $5.471 charged to operations for depreciation expense for the nine months ended May 31, 2007, 2006 and 2005, respectively. There was $67,104, $67,104, and $0 included in depreciation expense for the nine months ended May 31, 2007, 2006 and 2005, respectively for equipment held under capital lease.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 4-                NOTES PAYABLE - RELATED PARTIES

Former Owner

The Company entered into a settlement with a former director in the amount of $833,182. This amount included interest through June 20, 2005. In a stipulation dated August 31, 2005, it was noted that the Company made three payments of $20,000 each against the total amount. The Company was required to make a $25,000 payment by September 27, 2005 and another $25,000 payment by October 27, 2005, with the remaining balance due and payable with accrued interest at 8% on November 28, 2005. On November 28, 2005, the Company was able to extend this note with the former owner indefinitely with payments to be made as the Company sells its common stock. The Company has accrued interest for the period June 20, 2005 through August 31, 2005 in the amount of $10,376, and accrued interest for the year ended August 31, 2006 in the amount of $53,255, and accrued interest for the nine months ended May 31, 2007 in the amount of $31,691. Total accrued interest as of May 31, 2007 is $95,321. Interest expense for the nine months ended May 31, 2007, 2006 and 2005 under this note was $31,691, $18,199 and $0, respectively. For the nine months ended May 31, 2007, the Company has paid $60,000 to the former officer.

The balance outstanding under this obligation is $498,182 at May 31, 2007.

Current Shareholders

The Company has a note agreement with a current officer for funds that he has advanced the Company over the past year. The note agreement provides for repayment of funds up to $500,000. As of May 31, 2007, there was $229,309 to the current owner. The note is due on demand and has been included in current liabilities. The Company has calculated interest on this note at 8%. Accrued interest as of May 31, 2007 is $45,318, and interest expense for the nine months ended May 31, 2007, 2006 and 2005 under this note is $18,159, $11,116, and $0, respectively. During the nine months ended May 31, 2007, the Company repaid $15,000 in cash, repaid $1,200,000 by issuing the shareholder 1,200,000 shares of common stock. These shares were valued at $10 per share, the value of the stock at the time the shares were issued. Only $1,200,000 offset the note payable, with the remaining $10,800,000 reflected as a discount on the note payable included in interest expense in the consolidated statement of operations for the nine months ended May 31, 2007. The shareholder advanced $1,068,323 during the nine months ended May 31, 2007.

Additionally, there is $207,248 in advances due to current officers that are also shareholders. The advances are short-term in nature, and have been converted to a promissory note on September 1, 2006. The note bears interest on the unpaid principal balance at 6% interest. The note remains a demand note and will remain as a current liability. Interest expense for the nine months ended May 31, 2007 and accrued as of May 31, 2007 is $8,557.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 4-                NOTES PAYABLE - RELATED PARTIES (CONTINUED)

Advances to/from Company With Common Director

The Company has a note agreement with a company that is owned by a director of the Company. This company has advanced and been advanced amounts to the Company over the past three years. The Company as of May 31, 2007 owes this company with a common director $271,346. The balance at August 31, 2006 was $50,000 from funds advanced to the Company in August 2006. The Company as of August 31, 2005 was owed $217,750 from the company that is owned by a director of the Company, and as of August 31, 2004, the Company owed $123,563 to this company. During the past two years, the balance comprised of various expenses that the company under common control paid on behalf of the Company. In 2005, to repay the amounts advanced, the Company signed over the deed to a building that was acquired by the Company for shares of their common stock (see Note 12) valued at $645,000 and in addition repaid $134,000. This culminated in the Company being owed $217,750. The Company sold the building at the cost they acquired at, there was no depreciation on the building, and no gain or loss attributed to the sale. The Company and the company that is owned by a director of the Company agreed to recognize the $217,750 as a commission for the funds raised for the Company as well as the acquisition of Pan Probe. Accrued interest as of May 31, 2007 and interest expense for the nine months ended May 31, 2007 to this company is $9,640.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 5-                NOTE PAYABLE - ACQUISITION

As discussed in Note 6, the Company entered into a note agreement with the former owners of Pan Probe Biotech, Inc., a company that was acquired by the Company on July 26, 2005.

The note, in the amount of $3,500,000, originally provided for payments to be made to the former owners of Pan Probe, Inc. 50% within 90 days of the Company filing a registration statement with the Securities and Exchange Commission with the remaining 50% due within six months of the filing of the registration statement, however on September 28, 2006, was amended to have 50% of the outstanding principal ($1,750,000) to be payable upon the raising of $3,000,000 in equity financing and the remaining $1,750,000 due three months after the initial made. The Company anticipates the raising of equity to occur in fiscal 2007, therefore has classified the liability as a current liability.

Interest on the note is stated at 5%, and will be accrued through and is payable at maturity. Interest expense for the nine months ended May 31, 2007 and 2006 was $131,250 and $131,250, respectively, and accrued interest at May 31, 2007 for this note is $321,250.

NOTE 6-                ACQUISITIONS

Pan Probe Biotech

On July 26, 2005, the Company entered into a purchase agreement with Pan Probe Biotech, Inc. Pan Probe Biotech, Inc., is a leading manufacturer and supplier of high quality rapid diagnostic tests. The line of diagnostic products range from Pregnancy & Fertility, Drugs-of-Abuse, Infectious Diseases to Cancer Detection panels. These products are used worldwide in the Point-of-Care and Clinical environment as well as the Over-the-Counter consumer.

The Company acquired 100% of Pan Probe Biotech, Inc. for $16,000,000, in the form of 2,500,000 shares of its common stock valued at $12,500,000 and a note agreement for $3,500,000 (see Note 5), in exchange for the shares of Pan Probe Biotech, Inc. As a result of this transaction, Pan Probe Biotech, Inc. became a wholly owned subsidiary of the Company.

The acquisition included machinery and equipment used in the production of the diagnostic tests, the building in which Pan Probe Biotech, Inc. resides, all intellectual property as well as the inclusion of a five-year employment agreement with Dr. Shujie Cui to remain on as lead scientist for the Company, which is the primary reason the acquisition of Pan Probe Biotech, Inc. was made. The acquisition will not only reduce the cost of manufacturing the Company’s products, by owning Pan Probe Biotech, Inc., but it also inherits the other customers of Pan Probe Biotech, Inc.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 6-                ACQUISITIONS (CONTINUED)

Pan Probe Biotech (Continued)

There are no contingent payments, options or commitments in the transaction, and the Company has not acquired any research and development in this acquisition.

These assets have been recorded at their fair market values and the excess of the purchase price over the fair value of the assets received has been recorded as goodwill. The Company, as of May 31, 2007, has concluded that there has been no impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price was as follows:

Equipment	$4,476,245
Building	200,000
Inventory	4,589,540
Accounts receivable	281,003
Patents	650,000
Goodwill	5,914,212
Accounts payable assumed	(120,000)
$16,000,000

Sherman Biotech

On August 31, 2006, the Company acquired Sherman Biotech, Inc. for $15,000,000 in the form of 1,500,000 shares of its common stock, in exchange for 100% of the outstanding shares of Sherman Biotech. As a result of this transaction, Sherman Biotech, Inc. became a wholly owned subsidiary of the Company.

Sherman Biotech, is an early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. Sherman Biotech is also conducting research to create diagnostic tests for these conditions.

The primary reason the acquisition of Sherman Biotech, Inc. was made is the in process development of the company with respect to the pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism.

There are no contingent payments, options or commitments in the transaction.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 6-                ACQUISITIONS (CONTINUED)

Since Sherman Biotech, Inc. had virtually no activity, the entire purchase price was treated as goodwill. The Company, as of August 31, 2006, has concluded that there has been some impairment of this intangible asset in accordance with SFAS 142.

The allocation of the purchase price was as follows:

Goodwill	$15,000,000

$15,000,000

The summarized unaudited pro forma financial information for the nine months ended May 31, 2006 would not be different than what has been presented in the consolidated statement of operations for the nine months ended May 31, 2006 due to the fact that Sherman Biotech was incorporated in August 2006. Therefore, no proforma is included herein.

NOTE 7-               STATUTORY-BASED INTANGIBLES

In the acquisition of Pan Probe Biotech, Inc., the Company acquired certain patents with respect to the company’s production of their diagnostic tests. The following represents Pan Probe Biotech, Inc.’s patent that was acquired:

United States Patent Number 6,576,193 - Device and Method for Collecting and Testing Fluid Specimens.

The Company allocated $650,000 out of the purchase for these patents, and this amount will be amortized over 10 years, the estimated useful life of the statutory-based intangible asset. Amortization expense for the nine months ended May 31, 2007 and 2006 was $48,750 and $48,750, respectively. There was no amortization for the nine months ended May 31, 2005. The value of this patent was determined by Management based on estimated cash expenditures to develop the patent the Company incurred over time.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 8-                OBLIGATIONS UNDER CAPITAL LEASE

The Company is the lessee of equipment under capital leases expiring during 2011 in the amount of $536,827. The lease is collateralized by the equipment.

Minimum lease payments under capital leases at May 31, 2007, are as follows:

2008	$109,924
2009	128,661
2010	176,990
2011	181,236
2012	15,103
611,914

Less: amounts representing interest	(261,485)
Less: current portion	(89.471)

Long-term portion	$260,958

NOTE 9-                OPERATING LEASE

The Company has a facility lease for office space that is currently on a month-to-month basis at three different locations. The Company pays an aggregate of approximately $13,000 per month. This fee includes receptionist service, telephone answering, as well as refreshments.

Rent expense for the nine months ended May 31, 2007, 2006 and 2005 included in the consolidated statements of operations is $105,420, $58,175 and $750, respectively.

NOTE 10-             ACCRUED COMPENSATION

Included in accounts payable and accrued expenses in the consolidated balance sheet is $534,520 for accrued compensation for two former officers of the Company. The compensation that is accrued dates back to amounts owed for services rendered in fiscal 2004 and 2003 and prior. No officer of the Company is contributing their time for any services rendered.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 11-             STOCKHOLDERS’ EQUITY (DEFICIT)

As of May 31, 2007, the Company has 50,000,000 shares of common stock authorized and 21,604,231 shares issued and outstanding. The par value of the common stock is $.001.

The Company’s board of directors approved a reverse 1 for 30 stock split. All share amounts have been reflected post-split retroactively in accordance with Staff Accounting Bulletin Topic 4C.

During the nine months ended May 31, 2007, the Company issued:

500,000 shares of common stock in its acquisition of rights from Pan Probe Biotech Beijing to sell and distribute products in China and to distribute bird flu vaccines manufactured in China, exclusively, in all countries not bordering on China. The common stock is valued at $5,000,000 ($10 per share, the value of the common stock at the time the rights were acquired). These rights have been expensed as research and development expense by the Company.

1,258,345 shares of common stock for consulting services valued at $10 for a total value of $12,583,450.

12,400 shares of common stock for cash at $10 per share ($124,000).

1,200,000 shares of common stock to repay certain related party debt. The value of these shares is $12,000,000 of which $1,200,000 is reflected as debt reduction and $10,800,000 as debt discount recorded as interest expense in the consolidated statement of operations.

During the year ended August 31, 2006, the Company issued:

2,287,838 shares of common stock for consulting services (including commissions) valued at $8,825,253. These shares were valued based on fair value of the common stock or per agreements entered into.

148,517 shares of common stock for cash valued at $1,064,101.

1,500,000 shares of common stock in its acquisition of Sherman Biotech, Inc. valued at $15,000,000 ($10 per share).

During the year ended August 31, 2005, the Company issued:

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 11-             STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

2,500,000 shares of common stock in its acquisition of Pan Probe Biotech, Inc. valued at $12,500,000 ($5 per share).

1,020,566 shares of common stock for consulting services of which 945,566 at $5 per share and 75,000 shares valued at $2.50 for a total value of $4,915,330.

129,000 shares of common stock for an acquisition of a building valued at $645,000 ($5 per share). This building was sold to a company with a common director (see Note 4), to satisfy a portion of the debt owed to them.

18,500 shares of common stock issued for cash. Of these shares 500 shares were issued at $2.50 and 18,000 were issued at $5 per share for a total value of $91,250.

1,813 shares of common stock issued as bonus shares to shareholders valued at $67,201.

Options and Warrants

The Company has not issued any options or warrants since inception.

NOTE 12-             PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 12-              PROVISION FOR INCOME TAXES (CONTINUED)

At May 31, 2007, deferred tax assets consist of the following:

Net operating losses	$28,624,580
Amortization of goodwill	(352,534)

28,272,046

Valuation allowance	(28,272,046)

$-

At May 31, 2007, the Company had net operating loss carryforward in the approximate amount of $84,189,940, available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the nine months ended May 31, 2007, 2006 and 2005, respectively is summarized below.

	2007	2006	2005
Federal statutory rate	(34.0)%	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0	6.0
Valuation allowance	28.0	28.0	28.0
	0%	0%	0%

NOTE 13-             GOING CONCERN

As shown in the accompanying financial statements the Company has incurred significant recurring losses of $30,325,571, $8,468,286 and $3,119,940 for the nine months ended May 31, 2007, 2006 and 2005, respectively and has a working capital deficiency of $2,801,011 as of May 31, 2007. Despite the fact that the Company has generated very little revenue due to the acceptability of their products in the United States, the Company’s management team has begun to market extensively to the Over The Counter pharmacy and grocery chains and has gained recent support for their products and has recognized revenue from the sales to these customers over the past year.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 13-             GOING CONCERN (CONTINUED)

In addition, the Company has acquired Sherman Biotech, and early-stage company specializing in the development of pharmaceutical compounds for the specific treatment of anxiety in the inherited disorder known as fragile X and in related conditions such as autism. The acquisition of Sherman Biotech has enabled the Company to generate significant positive press and the support of the fragile X foundation as the company that has the drug in development to treat the anxiety associated with the disease fragile X. The drug is considered off-patent and thus of little interest to pharmaceutical companies. The Company believes that an improved longevity in the circulation of a newly-formulated version of the drug would result in the ability to patent the drug and position it for the treatment of anxiety in autism and fragile X patients.

The Company’s scientific advisors have extensive experience in preclinical and clinical drug testing for the treatment of fragile X, available access to fragile X patient populations, and existing relationships with pharmaceutical companies. The Company intends to proceed through the formal FDA preclinical testing program before making application for human trials. The Company intends to utilize FDA-approved contract research organizations to perform efficacy and toxicity studies.

The Company is financing the development of its drug candidates through a two phase process. The initial phase is to fund the development of its primary drug candidate through preclinical efficacy and toxicity studies for FDA approval to begin human clinical trials and for the appropriate patent filings. The time frame for this process is predicted to be 18 to 24 months. It is intended that initial human trials would be financed through strategic relationships or partnerships with larger pharmaceutical companies, and not necessarily through raising equity.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations, but has been successful in the past few years, however the recurring losses and lack of revenue generation to date raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development and marketing plan with respect to its products in the United States. The Company believes that its acquisition of Pan Probe Biotech and Sherman Biotech will contribute to its future success and enable the Company to achieve higher profit margins on its sales, and enable the Company to generate significant cash flow to carry out its business plan. There can be no assurance that management will be able to raise sufficient capital, or carry out its business plan.

EARLYDETECT INC. AND SUBSIDIARIES
NOTES TO REVIEWED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MAY 31, 2007, 2006 AND 2005 (UNAUDITED)

NOTE 13-             GOING CONCERN (CONTINUED)

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 14-             COMMITMENTS

The Company has entered into various Distributor Agreements which secures distribution rights for the Company’s products in various locations throughout the world. The terms of these agreements range up to five years. The Company has placed minimum purchase requirements on the distributors, whereby the distributors must purchase a minimum of $2,000,000 within the initial two-year period of time, with $2,000,000 annually thereafter. As of May 31, 2007, there are no amounts due from distributors under these agreements.

The Company’s subsidiary, Sherman Biotech, Inc. is negotiating a Sponsored Research Agreement with the Board of Trustees of the University of Illinois, whereby with funds provided by the Company, the University will provide personnel, materials, services, facilities and equipment for the conduct of research for the evaluation of Fragile X syndrome. The final terms have not yet been determined, however, it is anticipated that an agreement will be reached between the parties by August 31, 2007.

3,000,000 Shares
Maximum offering of 3,000,000 shares
Minimum offering of 1,000,000 shares
Common Stock
$10.00 per Share

EARLYDETECT INC.

[LOGO]

PROSPECTUS

MidSouth Capital, Inc.

Until [_______], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

_________, 2007

[ALTERNATE PAGE]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THIS OFFERING. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2007

PROSPECTUS

3,555,206 Shares

EARLYDETECT INC.

Common Stock

This prospectus relates to the resale by the selling stockholders of up to 3,555,206 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We are applying to have our common stock quoted for trading on the Nasdaq Capital Market under the symbol “ERLY”. There can be no guarantee that we will be successful in having our stock listed thereon although we believe we will meet the Nasdaq Capital Market minimum listing requirements.

Once, and if, our shares of common stock are quoted on the Nasdaq Capital Market and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

See the Risk Factors listed under “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[ALTERNATE PAGE]

TABLE OF CONTENTS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Prospectus Summary	1
Selected Financial Data	7
Risk Factors	8
Cautionary Statement Concerning Forward-Looking Information	15
Use of Proceeds	16
Dividend Policy	16
Description of Business	17
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Legal Proceedings	32
Management	33
Related Party Transactions	39
Security Ownership of Certain Beneficial Owners and Management	39
Selling Stockholders	41
Description of Capital Stock	47
Plan of Distribution	47
Legal Matters	48
Experts	50
Where You Can Find More Information	50
Index To Financial Information	51

[ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	3,555,206 shares

Common stock outstanding	22,437,099 shares(1)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

________________

(1)
The number of shares of our common stock outstanding as of August 1, 2007, excludes up to 3,000,000 shares of our common stock to be offered by us in a best efforts public offering concurrently herewith.

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

DIVIDEND POLICY

We have not paid any cash dividends since inception to the holders of our common stock. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

We are registering 3,555,206 shares on behalf of the selling stockholders listed below to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell the shares in the manner contemplated under the “Plan of Distribution.”

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them. Except as otherwise disclosed in this prospectus, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

The following table provides information on the selling stockholders, their current beneficial ownership of our securities, the number of shares offered for each stockholder’s account, and the amount and percentage of their respective beneficial ownership after this offering, assuming they sell all of the offered shares. The information in the table was provided by the selling stockholders and derived from our stock ownership records. Except as otherwise disclosed in this prospectus, none of the selling stockholders has, or within the past three fiscal years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. The calculation of the percentage of shares beneficially owned after the offering is based on 22,437,099 shares outstanding as of August 1, 2007 and assumes they sell all of the offered shares.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Christine Amicarelli	1,000	1,000	0	*
Norman Anderson	670	670	0	*
Paul Antinori	10,000	10,000	0	*
Adrian and/or Celestine Arambulo	5,000	5,000	0	*
Marcel Aronheim	15,000	15,000	0	*
Noel Jr., and Megan Arthurton	938	938	0	*
Mary E. Atols	40,000	40,000	0	*
Todd Bailey	1,280	1,280	0	*
Aldena Baker	1,547	1,547	0	*
Margaret Mae Baker TOD David A. Smith	5,000	5,000	0	*
Darrin Baldwin	2,643	2,643	0	*
Charlotte Barnes	250	250	0	*
Peter Baxter	2,000	2,000	0	*
BCD Management	88	88	0	*
Robert H. Beals	4,088	4,088	0	*
Robert Howard Beals, TOD Robert Leslie Beals	2,000	2,000	0	*
Richard Bruce Begelfer	32,000	32,000	0	*
Jeff Benedict	1,000	1,000	0	*
Bridget E Benham-Mandal	2,000	2,000	0	*
Bryn Berge	15,000	15,000	0	*
Baron E, Bernard Jr/Elizabeth Salper Bernard	4,000	4,000	0	*
Brandon and Heather Bernard	167	167	0	*
John and/or Karen Betson	14,000	14,000	0	*
Curt and/or Kim Bezinque	625	625	0	*
Rebecca Bicksler	500	500	0	*
Hannah Biggerstaff	480	480	0	*
John III Biggerstaff	2,440	2,440	0	*
Bobbie Gail Blanchard	25	25	0	*
Brian Borge	1,000	1,000	0	*
Billy Bosley	334	334	0	*
Troy and/or Carla Boulware	625	625	0	*
Judith Brandhorst	1,000	1,000	0	*
Stewart Brown	1,000	1,000	0	*
Grant A. Burdick	1,000	1,000	0	*
Steve and Gayla Busch	833	833	0	*

[ALTERNATE PAGE]

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Diane Butler	2,000	2,000	0	*
David Buzzelli	29,283	29,283	0	*
Guozhong Cao	3,000	3,000	0	*
Carabiner Capital LLC	432,300	432,300	0	*
Deanna Carpinelli	625	625	0	*
Robin Carr	1,200	1,200	0	*
E. Casey and/or Amy Castillo	3,420	3,420	0	*
Edward M. & Dorothy G Castillo	3,000	3,000	0	*
Neal Ceppos	1,000	1,000	0	*
Joseph and/or Sandra Charon	63	63	0	*
Scot Cheatham	8,500	8,500	0	*
Dr. J. Thomas Chess	500	500	0	*
Christian Connections for International Health	5,000	5,000	0	*
CITIGROUP Global Markets, Inc.	2,200	2,200	0	*
James W. Clark	2,000	2,000	0	*
Marilyn B. Cleary	280	280	0	*
Harry Clubine	200	200	0	*
Julie L. Coefield	800	800	0	*
Collier Automotive, Inc.	80,000	80,000	0	*
Carrie Collier	12,000	12,000	0	*
Barry A. Cook	625	625	0	*
Gary D. Cox	101,730	101,730	0	*
Oras Jaren Cunningham	500	500	0	*
Robert Cunningham	500	500	0	*
Vu Dang	6,000	6,000	0	*
Mickey and/or Jody E. Davis	5,000	5,000	0	*
Daystar Television Network	5,000	5,000	0	*
Robert M. Del Campo	625	625	0	*
Kyle Delk,	30	30	0	*
Ronald W. Delk	180	180	0	*
Tony Delk	20	20	0	*
Alan J. Dlugash	40,000	40,000	0	*
Alford or Pam Dodson	200	200	0	*
Doneda Partnership	9,000	9,000	0	*
Joseph P. Doran	4,000	4,000	0	*
Dan Doud	1,200	1,200	0	*
Kim Doud	1,200	1,200	0	*
Chandler Douglas	100	100	0	*
David Douglas	2,550	2,550	0	*
Jesse Duplantis Ministries	10,000	10,000	0	*
Stanley and/or Pat Edmondson	625	625	0	*
AG Edwards & Sons, Inc	22,000	22,000	0	*
A Edwards G & Sons, Inc	5,200	5,200	0	*
Bobby L. Eisenman	3,533	3,533	0	*
Jerry Don Eisenman	1,000	1,000	0	*
Monte Eisenman	1,000	1,000	0	*
Shelley Eisenman	833	833	0	*
David R Ekedal and/or Cheri A. TTEE Ekedal Family Trust	6,250	6,250	0	*
Engel, Family Farm Trust	1,000	1,000	0	*
Steven Escalante	857	857	0	*
Ana Escomilla	200	200	0	*
Paul Espinosa	5,600	5,600	0	*
Ezzell, The Raymond and Dorothy Family Tree	2,000	2,000	0	*
Douglas P. Fahrenbruch	1,834	1,834	0	*
Leah Fannin	100	100	0	*
Lance Farrell	7,500	7,500	0	*
James L Fischer	15,385	15,385	0	*
FIT Club	100	100	0	*
Ford D.D.S. Pension Plan	9,809	9,809	0	*
Ford Family Trust	11,215	11,215	0	*
Dr. Scott Ford	2,200	2,200	0	*
Jonathan Ford	1,308	1,308	0	*
Tiffany Ford	1,107	1,107	0	*
Gary and Deana Foster	888	888	0	*
Travis Foster	168	168	0	*

[ALTERNATE PAGE]

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Troy Foster	258	258	0	*
Clifford A and/or Tomra Franklin	200	200	0	*
Todd and/or Greice Franklin	20	20	0	*
Willie and/or Diane Franklin	100	100	0	*
Cody Frech	600	600	0	*
Cortney Frech	600	600	0	*
Paul and/or Donita Frech	4,000	4,000	0	*
Kristin Freuler	429	429	0	*
Andy Friend	500	500	0	*
Kristi Gardner	18	18	0	*
Ivan Gati	37,083	37,083	0	*
Bob Gebel	4,000	4,000	0	*
Robert Gebel	1,000	1,000	0	*
Larry Genova	1,000	1,000	0	*
Lawerence Genova	12,000	12,000	0	*
Mark Gerstenfeld	9,400	9,400	0	*
Wayne Gibbons	1,000	1,000	0	*
Eric Giles	4,000	4,000	0	*
Brenda Gimpelson	20	20	0	*
Edward Gluck	30,000	30,000	0	*
Wallace W. Grabbe	16,000	16,000	0	*
Charles R. Graham	500	500	0	*
Cliff and/or Christies Graham	1,500	1,500	0	*
Katherine J. Grammer	400	400	0	*
John Gray	120,000	120,000	0	*
Paul W. Green	500	500	0	*
J. Kieth Greer	8,000	8,000	0	*
Bert Joseph & Judith Lee Grimm	1,675	1,675	0	*
Robert W. Groeteke	700	700	0	*
Joseph and/or Ann Grosjean	715	715	0	*
James Guest	500	500	0	*
Elwayne and Lynn Hafen	10,000	10,000	0	*
Elaine Hagen	55,000	55,000	0	*
Mark Hankins Ministries	10,000	10,000	0	*
Jeff Hann	2,013	2,013	0	*
Mark R. Hansen	500	500	0	*
Harris E. Marshall Revocable Estate Trust	800	800	0	*
Louise M. Harris Revocable Estate Trust	4,500	4,500	0	*
Michael A. Harris	1,000	1,000	0	*
Ona Harris	100	100	0	*
Phillip Harris	170	170	0	*
Caleb Havertape	50,000	50,000	0	*
Shay Hawk	168	168	0	*
Maggie Hayes	4,000	4,000	0	*
Norvel and Maggie Hayes	5,000	5,000	0	*
Kevin Heinze	20	20	0	*
Robert F. Hemstreet	400	400	0	*
Anita Hickey	10,000	10,000	0	*
Benny Hinn Ministries	10,000	10,000	0	*
Hisey Investments LLC	1,500	1,500	0	*
John D. Hoffman	30,000	30,000	0	*
Keith and/or Charlene Hopkins	500	500	0	*
Timothy and/or Katherine Hoppe	10,000	10,000	0	*
Mark Hott Ministries	1,000	1,000	0	*
Hronec, Martin and Linda	2,000	2,000	0	*
Keith & Mary Hudson	3,375	3,375	0	*
Keith Hudson Ministries	5,000	5,000	0	*
Amy Hughes	100	100	0	*
Beth Hughes	20	20	0	*
Claude D. Hughes	212	212	0	*
Don Hughes	1,906	1,906	0	*
Donald Hughes	3,068	3,068	0	*
Robin Hughes	320	320	0	*
Sonya K. and/or Claude D. Hughes	143	143	0	*
Kikuo and Midori Imamura	20,000	20,000	0	*

[ALTERNATE PAGE]

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Angel Iovine	5,000	5,000	0	*
Christina Jacob	2,800	2,800	0	*
Sabrina Jenkins	3,200	3,200	0	*
Royce Jones	300	300	0	*
Lou and/or Adelle Joseph	352	352	0	*
Pardha Saradhi Kanagala	40,000	40,000	0	*
William and/or Nancy Kennedy	5,700	5,700	0	*
Ira Z. Kevecson, Esq	20,000	20,000	0	*
David Kim	3,000	3,000	0	*
Edward Kim	5,000	5,000	0	*
Rodney Kimmel	167	167	0	*
Willard E. Kiper	10	10	0	*
Rita Kissner	13,000	13,000	0	*
Jeff Knoebel	1,000	1,000	0	*
Johnny and/or Sally Koester	50	50	0	*
Isadore Krinsky	6,000	6,000	0	*
Laguna Pacific Defined Benefit Pension Plan	26,000	26,000	0	*
Randy Landis	250	250	0	*
Pamela and/or Jason Brodeur Larson	1,500	1,500	0	*
Shara Lawson	2,000	2,000	0	*
Ngoc Thi Le Bich	2,000	2,000	0	*
Laura A. Lisak	7,500	7,500	0	*
Louis R. Loth	2,000	2,000	0	*
Gil and Valerie Lukosky	10,000	10,000	0	*
Baden Mansfield	1,000	1,000	0	*
Jamie Manzo	20	20	0	*
Michael Maze	1,000	1,000	0	*
Mike McElroy	200	200	0	*
Waylon McMullen	7,500	7,500	0	*
Earl H. and/or Donna J. Meffert	50	50	0	*
Ray Mendoza	300	300	0	*
Charles Mendenhall	300	300	0	*
Rob and Krissy Merritt	500	500	0	*
Midsouth Capital, Inc.	23,000	23,000	0	*
Tony Migliori	10,000	10,000	0	*
Raymond J. Mikelionis, M.D. Inc	1,200	1,200	0	*
Cynthia J. Miller, Trust No. 1	1,500	1,500	0	*
Jack Homer Miller, TOD Margaret Mae Baker	40,000	40,000	0	*
William Miller	200	200	0	*
Rachael Miranda	2,000	2,000	0	*
Timothy Moody	25,000	25,000	0	*
Adolfo C and Nora V. Morada	134	134	0	*
Amparo C. Morada	667	667	0	*
Morgan Stanley Trustee FBO Timothy J. Sabo - IRA	40,000	40,000	0	*
John and Merna Newberry	7,600	7,600	0	*
Merna F. Newberry	6,000	6,000	0	*
Juliana Nicolas	500	500	0	*
Kenneth L. Nicolas	900	900	0	*
Victoria Nicolas	1,333	1,333	0	*
Richard Oberdiear	1,000	1,000	0	*
Dr. Eugene P. O'Donnell	9,000	9,000	0	*
Matthew L. Olson	400	400	0	*
Harold J. and/or Billie K. Orr	3,000	3,000	0	*
Owen Living Trust dtd April 26, 2001 Timothy J. Owen & Jane Marie Owen, Trustees	8,000	8,000	0	*
F. William Papenhagen	25,000	25,000	0	*
Michael Park	6,000	6,000	0	*
Ester Paster	7,500	7,500	0	*
Alex Paul	22,500	22,500	0	*
Byron Peach	3,333	3,333	0	*
Alan Perlman	4,500	4,500	0	*
Adam V. Peters	75	75	0	*
Van and/or Joni Peters	1,250	1,250	0	*

[ALTERNATE PAGE]

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
Gary Peterson	10,000	10,000	0	*
Gary L. Peterson	1,000	1,000	0	*
Joyce Pointak	1,800	1,800	0	*
Kay Poland	5,333	5,333	0	*
Russull Priske	1,000	1,000	0	*
Jan Qualkenbush	4,000	4,000	0	*
Kendle B. Rackley	12,000	12,000	0	*
Randall Family Trust	200	200	0	*
Keith Randall	1,500	1,500	0	*
Ryan Ray	34	34	0	*
Rick Renner Ministries	5,000	5,000	0	*
Glen L. and/or Nancy A. Resler	1,000	1,000	0	*
Ronald M. Rettner	5,002	5,002	0	*
Christine and Patrick Rhodes	2,000	2,000	0	*
Eddie T. Rice	200	200	0	*
Cimberlee L. Ring	14,000	14,000	0	*
Robert Randy Roberts	2,200	2,200	0	*
Anne Marie Robertson	1,000	1,000	0	*
Michael A. Robertson	11,000	11,000	0	*
Derrick J. and Evangeline M. Rodriguez	1,334	1,334	0	*
George B. Rogers	100	100	0	*
Mark E. Roginson	20	20	0	*
James Rollans	100,000	100,000	0	*
Laurie S. Roop/Comeau	30,000	30,000	0	*
Joe Rossini	1,000	1,000	0	*
Michael Rossini, Jr.	1,000	1,000	0	*
Jeff Rothenberg	1,000	1,000	0	*
David A. Rubel	1,334	1,334	0	*
Rubin Family Charitable Trust	70,500	70,500	0	*
Kathy Sakata	1,000	1,000	0	*
Jerry Savelle Ministries	10,000	10,000	0	*
David A. and/or Donna J Shaffer	1,000	1,000	0	*
Dr. and/or Peggy Sue Shah	2,000	2,000	0	*
Peggy Sue Shah	2,800	2,800	0	*
Jaffer Shaikh	250	250	0	*
Billy M. and/or Nieves E. Shaw	10,000	10,000	0	*
Oral L. and/or Marilyn E Shaw	10,800	10,800	0	*
Susan Sherbert	1,000	1,000	0	*
Ryal E. Jr. Siem	1,000	1,000	0	*
Mike Sipes	17,000	17,000	0	*
John M. Sitton	625	625	0	*
Elliott T. and Judith Slotnick	8,000	8,000	0	*
Philip and/or Shara Slotnick	5,000	5,000	0	*
Frank M. Smith	10,000	10,000	0	*
Harry Smoyer	400	400	0	*
Katharine M. Snyder	1,000	1,000	0	*
Perry Sooter	1,000	1,000	0	*
Jason Soukeras	1,000	1,000	0	*
Marlon Sparks	4,605	4,605	0	*
Ivano and Theresa Stamegna	40,000	40,000	0	*
Christopher P. Stelly	10	10	0	*
Patricia Stelly	710	710	0	*
Helen Stemath	293,000	293,000	0	*
Fred Sternberg	10,000	10,000	0	*
Dale Stonedahl	6,000	6,000	0	*
S John and Dolores toyka	2,000	2,000	0	*
Sunrise Bible Church of Sunrise Beach, MO	3,000	3,000	0	*
Ryan Swanson	5,000	5,000	0	*
Marisa Szem	270	270	0	*
Mark A. and/or Tony G. Tabor	250	250	0	*
Toru Tarumizu	4,000	4,000	0	*
Storee and/or LaMar Tatro	20	20	0	*
The Frolich Trust	5,031	5,031	0	*
Thomas Family Trust	3,956	3,956	0	*
Dr. Roger Thomas	4,000	4,000	0	*
Thomas Family Trust	4,000	4,000	0	*

[ALTERNATE PAGE]

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering

Charles and/or Judith Thompson	300	300	0	*
Monrovia Thompson	500	500	0	*
TIPI Ministries	1,000	1,000	0	*
Todd Bailey Ministries, Inc.	1,000	1,000	0	*
Kristine and Logan Tom	29,000	29,000	0	*
Tomkinson Phillips Family Trust	314,200	314,200	0	*
Irving Tons	4,000	4,000	0	*
Training & Consulting Solutions Super Annuation Fund	2,000	2,000	0	*
Trinity Broadcasting Network	5,000	5,000	0	*
Trinity Law School - Santa Ana	10,000	10,000	0	*
Turner, Channing Manhattan	3,000	3,000	0	*
Michael McCae Turner	3,000	3,000	0	*
Stacia Mivhelle Turner	3,000	3,000	0	*
Michael Tyler	16,150	16,150	0	*
John Tyrone	338	338	0	*
Kathry Tyrone	418	418	0	*
Valor Concepts, LLC	20,000	20,000	0	*
Daniel R. VanGerpen	10,000	10,000	0	*
Basey and Bonnie Vanlandingham	3,000	3,000	0	*
Bryan and Sandi Vernor	250	250	0	*
Sandra J. Von Doran	1,333	1,333	0	*
W&D Ashby Living Trust	314,200	314,200	0	*
Connie Wagers	2,667	2,667	0	*
Melode Ann Warner	300	300	0	*
Rita Wasiloski	800	800	0	*
Howie Watkin	43,350	43,350	0	*
Ashley Way	10	10	0	*
Wanda Joyce Webb	857	857	0	*
Lawrence and/or Collene Weber	1,000	1,000	0	*
Wedbush Morgan Securities	5,000	5,000	0	*
James D and/or Janet Wellmon	15,000	15,000	0	*
West Properties, Inc.	3,600	3,600	0	*
Gabriel K. and/or Casey Jo West	63	63	0	*
Aurora M. Widmeyer	10,061	10,061	0	*
Ronald O. Jr. Williams	625	625	0	*
Wisdom Ministries	5,000	5,000	0	*
Patricia Witman	1,000	1,000	0	*
Ray Yutani	4,000	4,000	0	*

Total	3,555,206	3,555,206
________________
*  Less than 1%.

[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

[ALTERNATE PAGE]

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We will endeavor to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

[ALTERNATE PAGE]

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Costa Mesa, California.

EXPERTS

Michael Pollack, CPA ("Pollack"), an independent registered public accounting firm, has audited our financial statements for the fiscal years ended August 31, 2006, August 31, 2005, and August 31, 2004 as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed below.

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information On-Line information, free of charge	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
Information about the SEC’s	SEC’s Internet website at http://www.sec.gov

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC registration fee		$2,028
Accounting fees and expenses*	$
Legal fees and expenses*	$
Printing and engraving expenses*	$
Registrar and transfer agent’s fees*	$
Blue Sky Fees and Expenses (including related legal fees)*	$
Miscellaneous fees and expenses*	$
Total	$

___________________
*   Estimated

Item 14  Indemnification of Directors and Officers

Our Articles of Incorporation include provisions that limit the liability of our directors and officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

The Nevada Revised Statutes (“NRS”), Chapter 78 provides:

NRS 78.7502 provides for the discretionary and mandatory indemnification of officers, directors, employees and agents.

NRS 78.7502 (1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS 78.7502 (2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502 (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 78.7502 (1) or 78.7502 (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 provides that authorization is required for discretionary indemnification of directors, officers, employees or agents, advancement of expenses to those parties and a limitation on indemnification and advancement of expenses.

NRS 78.751 (1) provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advancement pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 (2) provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred or in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

NRS 78.751 (3) provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our bylaws provide that we will indemnify our directors and officers permissible under Nevada law.

Our bylaws provide that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company.

Item 15  Recent Sales of Unregistered Securities

1. In the period September 1, 2006 to February 28, 2007, 878,345 shares of common stock were issued for consulting services valued at $10.00 per share for a total value of $8,783,450.

2. In the period September 1, 2006 to February 28, 2007, 12,400 shares of common stock were issued for cash at $10.00 per share for a total value of $124,000.

3. On September 13, 2006, 500,000 shares of common stock were issued for acquisition of rights from Pan Probe Biotech Beijing to sell and distribute products in China and to distribute bird flu vaccines manufactured in China, exclusively, in all countries not bordering on China. The common stock is valued at $5,000,000 ($10.00 per share, the value of the common stock at the time the rights were acquired). These rights have been expensed as research and development expense by the Company.

4. In the period September 1, 2006 to February 28, 2007, 700,000 shares of common stock were issued to repay certain related party debt. The value of these shares is $7,000,000 of which $700,000 is reflected as debt reduction and $6,300,000 as debt discount recorded as interest expense in the consolidated statement of operations.

5. In the period September 1, 2005 to August 31, 2006, we issued 2,287,838 shares of common stock for consulting services (including commissions) valued at $8,825,253. These shares were valued based on fair value of the common stock or per agreements entered into.

6. In the period September 1, 2005 to August 31, 2006, we issued 148,517 shares of common stock for cash valued at $1,064,101.

7. On August 31, 2006, 1,500,000 shares of common stock were issued in its acquisition of Sherman Biotech, Inc. valued at $15,000,000 ($10 per share).

8. On July 26, 2005, 2,500,000 shares of common stock were issued in its acquisition of Pan Probe Biotech, Inc. valued at $12,500,000 ($5 per share).

9. In the period September 1, 2004 to August 31, 2005, 1,020,566 shares of common stock were issued for consulting services of which 945,566 at $5 per share and 75,000 shares valued at $2.50 for a total value of $4,915,330.

10. In the period September 1, 2004 to August 31, 2005, 129,000 shares of common stock for an acquisition of a building valued at $645,000 ($5 per share). This building was sold to a company with a common director (see Note 4), to satisfy a portion of the debt owed to them.

11. In the period September 1, 2004 to August 31, 2005, 18,500 shares of common stock issued for cash. Of these shares 500 shares were issued at $2.50 and 18,000 were issued at $5 per share for a total value of $91,250.

12. In the period September 1, 2004 to August 31, 2005, 1,813 shares of common stock issued as bonus shares to shareholders valued at $67,201.

The issuance of securities described above were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act of 1933, as amended. as transactions by an issuer not involving any public offering. The purchasers of the securities in these transactions represented that they were accredited investors and that they were acquiring the securities for investment only and not with a view toward the public sale or distribution thereof. Such purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933, as amended, and that any resale must be made pursuant to a registration statement or an available exemption from registration. All purchasers either received adequate financial statement or non-financial statement information about the Registrant or had adequate access, through their relationship with the Registrant, to financial statement or non-financial statement information about the Registrant. The sale of these securities was made without general solicitation or advertising.

All certificates representing the securities issued in these transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16  Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Placement Agent Agreement by and between EarlyDETECT Inc. and MidSouth Capital, Inc. dated March 27, 2007.
3(I).1	Articles of Incorporation of Advance Medical Systems Inc. filed with the Nevada Secretary of State on September 19, 1996.
3(I).2	Certificate Amending Articles of Incorporation of Advance Medical Systems Inc. filed with the Nevada Secretary of State on October 3, 1996.
3(I).3	Certificate Amending Articles of Incorporation of Advanced Medical Systems Inc. filed with the Nevada Secretary of State on October 15, 1997.
3(I).4	Certificate Amending Articles of Incorporation of Advanced Medical Systems Inc. filed with the Nevada Secretary of State on June 25, 2002.
3(II).1	Advanced Medical Systems Inc. By-Laws.
5.1	Opinion of Greenberg Traurig, LLP.*
10.1	Tenancy Agreement by and between Administrative Assist and EarlyDETECT dated May 25, 2006.
10.2
Lease entered into as of October 16, 2006 by and between Zeller Management Corporation, as Agent for LaSalle Bank National Association, as Trustee under Trust Agreement dated June 8, 2000, and known as Trust No. 126277 and Sherman Biotech, Inc., a Delaware corporation.

10.3
Product Supplier Agreement effective January 3, 2007 by and between HealthCare Purchasing Partners International, LLC, a Delaware corporation, on behalf of the 340B Prime Vendor Program and EarlyDETECT Inc.

10.4
Supplier Agreement effective June 13, 2007 between EarlyDETECT Inc. and Wal-Mart Stores, Inc., Wal-Mart Stores East, LP, Wal-Mart Stores East, Inc., Wal-Mart Stores Texas, LP, Sam’s West, Inc., Sam’s East, Inc. and affiliates.

10.5	Employment Agreement between EarlyDETECT Inc. and Charles Strongo dated April 1, 2004.
10.6	Employment Agreement between EarlyDETECT Inc. and Richard Johnson dated July 1, 2005.
10.7
Development of Rapid Diagnostic Devices for Viral Respiratory Infection Agreement of Cooperation between Pan Probe Biotech, Inc. and Chinese Center for Disease Control and Prevention, Institute for Viral Disease Prevention dated August 23, 2005.

10.8	Distributor Agreement by and between EarlyDETECT Inc. and Winwheel Bullion, LLC, a Nevada limited liability company, dated July 31, 2007.
21.1	Subsidiaries of the Registrant
23.1	Consent of Michael Pollack, CPA.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

*To be filed by amendment.

Item 17   Undertakings

A.       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, to determine liability to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

B.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 16th day of August 2007.

EARLYDETECT INC.

By:	/s/ Charles A. Strongo
Charles A. Strongo, President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Strongo as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Charles A. Strongo Charles A. Strongo	President, Chief Executive Officer (Principal Executive Officer), and Director	August 16, 2007

/s/ Richard Johnson Richard Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2007

/s/ David Thomas David Thomas	Chairman of the Board	August 16, 2007

/s/ Clive R. Taylor	Director	August 16, 2007
Clive R. Taylor, M.D., Ph.D.

/s/ Baron E. Bernard, Sr.	Director	August 16, 2007
Baron E. Bernard, Sr.

/s/ Ernest M. Vandewghe, M.D.	Director	August 16, 2007
Ernest M. Vandewghe, M.D.

/s/ Paul Lisak	Director	August 16, 2007
Paul Lisak

/s/ Charles E. Parker	Director	August 16, 2007
Charles E. Parker

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Placement Agent Agreement by and between EarlyDETECT Inc. and MidSouth Capital, Inc. dated March 27, 2007.
3(I).1	Articles of Incorporation of Advance Medical Systems Inc. filed with the Nevada Secretary of State on September 19, 1996.
3(I).2	Certificate Amending Articles of Incorporation of Advance Medical Systems Inc. filed with the Nevada Secretary of State on October 3, 1996.
3(I).3	Certificate Amending Articles of Incorporation of Advanced Medical Systems Inc. filed with the Nevada Secretary of State on October 15, 1997.
3(I).4	Certificate Amending Articles of Incorporation of Advanced Medical Systems Inc. filed with the Nevada Secretary of State on June 25, 2002.
3(II).1	Advanced Medical Systems Inc. By-Laws.
5.1	Opinion of Greenberg Traurig, LLP.*
10.1	Tenancy Agreement by and between Administrative Assist and EarlyDETECT dated May 25, 2006.
10.2
Lease entered into as of October 16, 2006 by and between Zeller Management Corporation, as Agent for LaSalle Bank National Association, as Trustee under Trust Agreement dated June 8, 2000, and known as Trust No. 126277 and Sherman Biotech, Inc., a Delaware corporation.

10.3
Product Supplier Agreement effective January 3, 2007 by and between HealthCare Purchasing Partners International, LLC, a Delaware corporation, on behalf of the 340B Prime Vendor Program and EarlyDETECT Inc.

10.4
Supplier Agreement effective June 13, 2007 between EarlyDETECT Inc. and Wal-Mart Stores, Inc., Wal-Mart Stores East, LP, Wal-Mart Stores East, Inc., Wal-Mart Stores Texas, LP, Sam’s West, Inc., Sam’s East, Inc. and affiliates.

10.5	Employment Agreement between EarlyDETECT Inc. and Charles Strongo dated April 1, 2004.
10.6	Employment Agreement between EarlyDETECT Inc. and Richard Johnson dated July 1, 2005.
10.7
Development of Rapid Diagnostic Devices for Viral Respiratory Infection Agreement of Cooperation between Pan Probe Biotech, Inc. and Chinese Center for Disease Control and Prevention, Institute for Viral Disease Prevention dated August 23, 2005.

10.8	Distributor Agreement by and between EarlyDETECT Inc. and Winwheel Bullion, LLC, a Nevada limited liability company, dated July 31, 2007.
21.1	Subsidiaries of the Registrant
23.1	Consent of Michael Pollack, CPA.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).*
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.
___________________
*To be filed by amendment.